                                                      Registration No. 333-50801

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ----------------------
                                AMENDMENT NO.  2
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                 SYNETIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                             3089              22-2975182
(State or Other Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification No.)

                                 SYNETIC, INC.
                     669 RIVER DRIVE, RIVER DRIVE CENTER 2
                         ELMWOOD PARK, NEW JERSEY 07407

   (Address and telephone number of Registrant's principal executive offices)

                             CHARLES A. MELE, ESQ.
                                 SYNETIC, INC.
                       VICE PRESIDENT -- GENERAL COUNSEL
                     669 RIVER DRIVE, RIVER DRIVE CENTER 2
                         ELMWOOD PARK, NEW JERSEY 07407
                                 (201) 703-3400

                      (Name, address and telephone number
                             of Agent for Service)

                             ----------------------
                                    Copy to:
                          CREIGHTON O'M. CONDON, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000

                            ----------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon the effective time of the proposed Merger described herein.

  If the securities being registered on this form are being offered in connection with the formation of a holding Company and there is compliance with General Instruction G, check the following box. [ ]
                             ----------------------

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
Title of Each Class                    Proposed Maximum  Proposed Maximum
of Securities to Be     Amount to Be    Offering Price      Aggregate           Amount of
 Registered            Registered (1)     Per Share       Offering Price   Registration Fee (2)
----------------------------------------------------------------------------------------------
Common Stock, $.01
 par value .......         1,109,469    Not applicable    Not applicable     Not applicable
----------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of Common Stock that the Registrant may be required to issue in the Merger, calculated as the product of (i) 870,172 the aggregate number of shares of Common Stock, per share, of Point Plastics outstanding on June 10, 1998 or issuable pursuant to outstanding stock options that will be converted into shares of the Registrant's Common Stock and (ii) an exchange ratio of 1.275 shares of the Registrant's Common Stock for each share of Point Plastics Common Stock which is the maximum exchange ratio under the Merger Agreement.
(2) Pursuant to Rule 457(b), the registration fee has been reduced by the $3,157.55 paid on April 23, 1998, upon the filing of the Registration Statement on Form S-4 and the $1,499.84 paid on June 16, 1998, upon the filing of Amendment No. 1 to the Form S-4. Accordingly, there is no registration fee payable upon the filing of this Amendment No. 2.
                             ----------------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              POINT PLASTICS, INC.
                                 1260 HOLM ROAD
                          PETALUMA, CALIFORNIA  94954

                                                               July 6, 1998
Dear Fellow Shareholder:

     You are cordially invited to attend the special meeting of shareholders of Point Plastics, Inc. ("Point Plastics"), to be held on July 21, 1998, at 10:00 a.m. (local time) at 1260 Holm Road, Petaluma, California 94954.

     On March 6, 1998, Point Plastics agreed to be acquired by Synetic, Inc. ("Synetic") by way of a merger with a wholly owned subsidiary of Synetic, Plastics Acquisition Corp. (the "Merger"). In the Merger, you will be entitled to receive, in exchange for each share of common stock of Point Plastics ("Point Plastics Common Stock") that you own:

     .    $59.299 in cash (which we refer to as the "Cash Consideration"); or

     . 0.956 shares of common stock of Synetic, par value $.01 per share ("Synetic Common Stock"), (determined by dividing $59.299 by $62.00 (the last sale price of Synetic Common Stock on May 14, 1998)) (which we refer to as the "Stock Consideration"); or

     .    a combination of Synetic Common Stock and cash.

Pursuant to the Agreement and Plan of Merger dated March 6, 1998, as amended on May 22, 1998 (the "Merger Agreement") among Synetic, Point Plastics, Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") and certain individual holders of capital stock of Point Plastics, 60% of the aggregate consideration to be received by holders of Point Plastics Common Stock in the Merger will be Stock Consideration and 40% will be Cash Consideration.

     You may submit an election form indicating, for any or all of your shares of Point Plastic Common Stock, a preference for the Cash Consideration or the Stock Consideration, or indicating no preference. Such elections will be given effect to the extent the form of consideration elected is available and, to the extent the Cash Consideration or the Stock Consideration is chosen by holders of too many shares of Point Plastic Common Stock, the available Cash Consideration or Stock Consideration will be allocated on a pro rata basis.

     The Merger Agreement contains detailed representations and warranties made by each of Point Plastics and Synetic. Point Plastics' representations and warranties are primarily concerned with various aspects of its business, including its corporate power, assets, liabilities, intellectual property and other properties, compliance with law, litigation, operations and financial condition. Synetic will be entitled to indemnification for breach of such representations and warranties concerning Point Plastics and its business. 25% of the consideration to be paid to the ESOP in the Merger (the "LIST OF DEFINED TERMS Escrow Fund") will be held in escrow for one year following the Merger to satisfy certain claims for indemnification made by Synetic under the Merger Agreement during such one-year period. Part of the Escrow Fund may be retained in escrow beyond this one-year period to satisfy certain claims made by Synetic but not fully resolved during such one-year period. Thomas Taggart and I are also indemnifying Synetic under the Merger Agreement for up to 25% of the consideration we receive in the Merger in connection with any breach of such representations in the Merger Agreement related to Point Plastics and its business.

     At the special meeting, you will be asked to consider and vote on the Merger Agreement. Under California law, approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Point Plastics Common Stock entitled to vote at the special meeting. Thomas Taggart and I have agreed with Synetic that we will vote our shares of Point Plastics Common Stock in favor of the Merger. Together, our shares constitute approximately 54% of the outstanding shares of Point Plastics Common Stock entitled to vote on the Merger; therefore, approval of the Merger Agreement under California law is assured. In addition, it is a condition to Synetic's obligation to effect the Merger that at least 90% of such shares be voted for approval of the Merger Agreement. If all of the conditions described in the Merger Agreement have been met or waived, at the discretion of the party for whose benefit such conditions exist, the Merger is expected to occur as soon as possible after the special meeting.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF POINT PLASTICS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT.

     Under California law, you are entitled to dissenters' rights in connection with the Merger.

     The accompanying Proxy Statement/Prospectus provides a detailed description of the proposed Merger and its effect on you as a shareholder and on Point Plastics. I urge you to read the enclosed materials carefully. Whether or not you plan to attend the special meeting, and regardless of the number of shares you own, please complete, sign and date your proxy card and promptly return it in the envelope provided.

                                    Sincerely,


                                    Philip E. Stolp
                                    Chairman of the Board,
                                       Chief Executive Officer and Secretary

ESOP PARTICIPANTS WILL RECEIVE A LETTER, ENCLOSED HEREWITH, FROM THE ESOP COMMITTEE OF POINT PLASTICS (THE "ESOP LETTER") THAT PROVIDES A DESCRIPTION OF THE VOTING AND ELECTION PROCEDURES FOR ESOP PARTICIPANTS AND CERTAIN OTHER MATTERS RELEVANT TO THE ESOP PARTICIPANTS. ESOP PARTICIPANTS SHOULD READ THE ESOP LETTER CAREFULLY.

                              POINT PLASTICS, INC.
                                 1260 HOLM ROAD
                          PETALUMA, CALIFORNIA  94954


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON  July 21, 1998

TO THE SHAREHOLDERS OF POINT PLASTICS, INC.:

     A special meeting of shareholders (the "Special Meeting") of Point Plastics, Inc., a California corporation ("Point Plastics"), will be held on July 21, 1998 at 1260 Holm Road, Petaluma, California 94954, commencing at 10:00 a.m. (local time), for the following purposes:

          (1) To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 1998 (the "Original Merger Agreement"), as amended on May 22, 1998 (the "Amendment", the Original Merger Agreement as amended by the Amendment is referred to herein as the "Merger Agreement"), among Synetic, Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), Point Plastics, the trustees of the Point Plastics, Inc. Employee Stock Option Plan and Trust and certain individual holders of capital stock of Point Plastics. The Original Merger Agreement is attached as Annex IA and the Amendment is attached as Annex IB to the Proxy Statement/Prospectus accompanying this notice. The Merger Agreement provides for the Merger of Point Plastics into Merger Sub (the "Merger"), resulting in Point Plastics becoming a wholly owned subsidiary of Synetic.

          (2) To consider and transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     Under California law and Point Plastics' articles of incorporation and by-laws, the affirmative vote of the holders of a majority of the outstanding shares of Point Plastics Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement. In addition, it is a condition to Synetic's obligation to effect the Merger (which can be waived by Synetic) that the Merger Agreement be approved by holders of at least 90% of such shares of Point Plastics Common Stock.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE CONSIDERATION TO BE PAID PURSUANT TO THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF POINT PLASTICS AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF POINT PLASTICS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS CAREFULLY FOR A DESCRIPTION OF THE MERGER AGREEMENT.

     Under California law, holders of Point Plastics Common Stock are entitled to dissenters' rights in connection with the Merger.

     Only holders of Point Plastics Common Stock of record at the close of business on June 10, 1998 will be entitled to notice of, and to vote at, the Special Meeting.

                                    By Order of the Board of Directors,


                                    Philip E. Stolp
                                    Secretary
Petaluma, California

July 6, 1998

     Whether or not you plan to attend the Special Meeting, please complete, sign, date and deliver the enclosed proxy card promptly. Shareholders who attend the Special Meeting may revoke their proxies and vote in person if they desire.

     HOLDERS OF POINT PLASTICS COMMON STOCK SHOULD DELIVER CERTIFICATES FOR POINT PLASTICS COMMON STOCK TO POINT PLASTICS, INC., 1260 HOLM ROAD, PETALUMA, CALIFORNIA 94954, ATTENTION: LISA VILLALOVOS, BY JULY 17, 1998, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE ACCOMPANYING FORM OF ELECTION/LETTER OF TRANSMITTAL.

                      POINT PLASTICS, INC. PROXY STATEMENT
                  -------------------------------------------

                            SYNETIC, INC. PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to holders of common stock ("Point Plastics Common Stock") of Point Plastics, Inc., a California corporation ("Point Plastics"), in connection with the solicitation of proxies by the Board of Directors of Point Plastics for use at the special meeting of shareholders of Point Plastics (the "Special Meeting") to be held on July 21, 1998, at 1260 Holm Road, Petaluma, California 94954, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     Synetic, Inc., a Delaware corporation ("Synetic"), has filed a Registration Statement on Form S-4 (including the exhibits and amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 1,109,469 shares of Synetic Common Stock, par value $.01 per share ("Synetic Common Stock"), which may be issued in exchange for outstanding shares of Point Plastics Common Stock pursuant to the Agreement and Plan of Merger, dated as of March 6, 1998 (the "Original Merger Agreement"), as amended on May 22, 1998 (the "Amendment", the Original Merger Agreement as amended by the Amendment is referred to herein as the "Merger Agreement"), among Synetic, Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), Point Plastics, the trustees of the Point Plastics, Inc. Employee Stock Option Plan and Trust and certain individual holders of capital stock of Point Plastics. This Proxy Statement/Prospectus constitutes the Prospectus of Synetic comprising a part of the Registration Statement. The Original Merger Agreement is attached as Annex IA and the Amendment is attached as Annex IB to this Proxy Statement/Prospectus and is incorporated herein by reference. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Point Plastics (the "Merger"). Merger Sub will be the surviving corporation in the Merger and each outstanding share of Point Plastics Common Stock will be converted into the right to receive:

     .    $59.299 in cash (which we refer to as the "Cash Consideration"); or

     . 0.956 shares of common stock of Synetic, par value $.01 per share ("Synetic Common Stock"), (determined by dividing $59.299 by $62.00 (the last sale price of Synetic Common Stock on May 14, 1998)) (which we refer to as the "Stock Consideration"); or

     .    a combination of Synetic Common Stock and cash.

Pursuant to the Merger Agreement, 60% of the aggregate consideration to be received by holders of Point Plastics Common Stock in the Merger will be Stock Consideration and 40% will be Cash Consideration. The aggregate consideration that holders of Point Plastics Common Stock will receive is 832,259 shares of Synetic Common Stock and $34,399,942 in cash (the "Aggregate Consideration").
At the time that the value of Synetic Common Stock was agreed upon for the purpose of determining the Stock Consideration the value of the Aggregate Consideration was $86 million; however, this value is subject to fluctuations up or down depending upon changes in the market value of Synetic Common Stock prior to the Closing. For a more detailed discussion of the merger consideration refer to "Merger Consideration" on page 32.

     Shareholders of Point Plastics may submit an election form indicating, for any or all of their shares of Point Plastic Common Stock, a preference for the Cash Consideration or the Stock Consideration, or indicating no preference.
Such elections will be given effect to the extent the form of consideration elected is available and, to the extent the Cash Consideration or the Stock Consideration is chosen by holders of too many shares of Point Plastic Common Stock, the available Cash Consideration or Stock Consideration will be allocated on a pro rata basis.

     All information contained in this Proxy Statement/Prospectus relating to Synetic has been supplied by Synetic, and all information relating to Point Plastics has been supplied by Point Plastics.

     SEE "RISK FACTORS," BEGINNING ON PAGE 16, FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY POINT PLASTICS SHAREHOLDERS.

                         -----------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed or delivered to shareholders of Point Plastics on or about July 6, 1998.

     The date of this Proxy Statement/Prospectus is  July 6, 1998.

                                                TABLE OF CONTENTS


SUMMARY  .........................................................................................................1
         The Companies............................................................................................1
                  Point Plastics, Inc.............................................................................1
                  Synetic, Inc....................................................................................1
                  Plastics Acquisition Corp.......................................................................2
         What You Will Receive in the Merger......................................................................2
         Indemnity Claims.........................................................................................3
         The Special Meeting......................................................................................3
         Vote Required............................................................................................3
         Reasons for the Merger...................................................................................3
         Recommendation of the Point Plastics Board...............................................................4
         Interests of Certain Persons in the Merger; Conflicts of Interest........................................4
         Regulatory Approvals.....................................................................................5
         Conditions to the Merger.................................................................................5
         Termination of the Merger Agreement......................................................................5
         No Solicitation of Competing Transactions................................................................5
         Dissenters' Rights.......................................................................................6
         Material Federal Income Tax Consequences.................................................................6
         Forward-Looking Statements May Prove Inaccurate..........................................................6
         Risk Factors.............................................................................................6

SUMMARY SELECTED FINANCIAL DATA...................................................................................7

UNAUDITED PRO FORMA COMBINED CONDENSED
         CONSOLIDATED FINANCIAL STATEMENTS........................................................................9
         Comparative Per Share Data..............................................................................14
         Market Price Data.......................................................................................15

RISK FACTORS.....................................................................................................16
         New Business Area--Healthcare Communications............................................................16
         Government Regulation of Healthcare.....................................................................16
         Reliance on Rapidly Changing Technology.................................................................17
         Competition in Healthcare Communications................................................................17
         Risks of Product Development; Proprietary Rights........................................................17
         Government Regulation of Porex..........................................................................18
         Potential Liability Risk and Availability of Insurance..................................................18
         Acquisition Program.....................................................................................18
         Coordination of the Surviving Corporation with Porex....................................................19
         Interests of Certain Persons in the Merger..............................................................19
         Fluctuation of Stock Price..............................................................................19

THE COMPANIES....................................................................................................20
         Point Plastics, Inc.....................................................................................20
         Synetic, Inc............................................................................................24

THE SPECIAL MEETING..............................................................................................25
         General  ...............................................................................................25
         Matters to Be Considered at the Special Meeting.........................................................25
         Voting and Proxies......................................................................................25
         Revocation of Proxies...................................................................................26
         Solicitation of Proxies.................................................................................26


THE MERGER.......................................................................................................26
         Background of the Merger................................................................................26
         Reasons for the Merger; Recommendation of the Boards of Directors.......................................28
         Interests of Certain Persons in the Merger; Conflicts of Interest.......................................29
         Form of the Merger......................................................................................32
         Effective Time..........................................................................................32
         Merger Consideration....................................................................................32
         Restrictions on Transfer of Synetic Common Stock .......................................................33
         Description of Election Procedures......................................................................33
         Surrender of Shares; Stock Transfer Books...............................................................35
         Anticipated Accounting Treatment........................................................................36
         Plans for Point Plastics After the Merger...............................................................36
         Certain Other Effects of the Merger.....................................................................36
         Source and Amount of Funds and Other Consideration......................................................37
         Forward-Looking Statements May Prove Inaccurate.........................................................37
         Material Federal Income Tax Consequences................................................................37
         Tax Treatment of ESOP Participants......................................................................39
         Certain Litigation......................................................................................39

THE MERGER AGREEMENT.............................................................................................41
         Certain Representations and Warranties..................................................................41
         Conduct of Business Pending the Merger..................................................................42
         No Solicitation or Negotiation..........................................................................42
         Indemnification.........................................................................................42
         NASDAQ National Market Listing..........................................................................44
         Conditions to Consummation of the Merger ...............................................................44
         Termination; Effects of Termination.....................................................................45
         Expenses ...............................................................................................46
         Amendment; Waiver.......................................................................................46
         Amendment of Certain Terms of the Merger Agreement......................................................46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................47

REGULATORY MATTERS...............................................................................................47

COMPARISON OF RIGHTS OF POINT PLASTICS' SHAREHOLDERS
         AND SYNETIC'S STOCKHOLDERS..............................................................................48
         Authorized Capital Stock................................................................................48
         Dividends...............................................................................................48
         Dissenters' Rights......................................................................................49
         Special Meetings of Shareholders; Quorum; Shareholder Action by Written Consent.........................49
         Certain Voting Rights...................................................................................50
         Size of the Board of Directors..........................................................................51
         Election of Directors...................................................................................51
         Removal of Directors; Filling Vacancies on the Board of Directors.......................................52
         Amendment of Charter and Bylaws.........................................................................52
         Business Combinations and Reorganizations...............................................................53
         Director's Liability; Indemnification of Officers and Directors; Insurance..............................53
         Business Combinations and Control Share Acquisition.....................................................54
         Stockholder Derivative Suits............................................................................54



DISSENTERS' RIGHTS OF POINT PLASTICS SHAREHOLDERS................................................................54

DESCRIPTION OF SYNETIC'S CAPITAL STOCK...........................................................................56
         Preferred Stock.........................................................................................56
         Common Stock............................................................................................56
         Voting Rights...........................................................................................56
         Transfer Agent and Registrar............................................................................56
         Business Combinations with Interested Stockholders......................................................56

LEGAL MATTERS....................................................................................................57

EXPERTS  ........................................................................................................57

WHERE YOU CAN FIND MORE INFORMATION..............................................................................57

ANNEX IA

Agreement and Plan of Merger

ANNEX IB

Amendment No. 1 to the Agreement and Plan of Merger

ANNEX II

Chapter 13 of the CGCL

ANNEX III

Form of Escrow Agreement

                                    SUMMARY

  This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger (as defined herein) fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document, including exhibits attached hereto, and the documents to which we have referred you. See "Where You Can Find More Information" (page 57). For the location of definitions of capitalized terms used in this Proxy Statement/Prospectus, please see "List of Defined Terms" (page 60).

  In the Merger, Point Plastics, Inc. ("Point Plastics") will merge into Plastics Acquisition Corporation (the "Merger"). Plastics Acquisition Corporation will be the surviving corporation and will continue as a wholly owned subsidiary of Synetic, Inc. ("Synetic").

   The Merger will occur pursuant to the Agreement and Plan of Merger, dated as of March 6, 1998 (the "Original Merger Agreement"), as amended on May 22, 1998 (the "Amendment", the Original Merger Agreement as amended by the Amendment is referred to herein as the "Merger Agreement"), among Synetic, Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), Point Plastics, the trustees of the Point Plastics, Inc. Employee Stock Option Plan and Trust and certain individual holders of capital stock of Point Plastics. The Original Merger Agreement is attached as Annex IA to this document and Amendment No. 1 to the Original Merger Agreement (the "Amendment") is attached as Annex IB to this document. We encourage you to read the Original Merger Agreement and the Amendment, as they are the legal documents that govern the Merger.

                            THE COMPANIES (PAGE 20)

POINT PLASTICS, INC. (PAGE 20)

  Point Plastics designs, manufactures and distributes injection-molded, disposable laboratory plastics for liquid handling for the life sciences marketplace such as pipette tips, micro centrifuge tubes and PCR tubes. Point Plastics had net sales of approximately $24.8 million for calendar year 1997.

  Point Plastics was incorporated in California in 1977. The address of Point Plastics' principal executive offices is 1260 Holm Road, Petaluma, California 94954, and its telephone number is (707) 762-6689.

SYNETIC, INC. (PAGE 24)

  Synetic is engaged in two principal business activities, plastics technologies and healthcare communications:

  . Porex Technologies Corp. (together with its subsidiaries, "Porex"), a wholly owned subsidiary of Synetic, designs, manufactures and distributes porous and solid plastic components and products used in healthcare, industrial and consumer applications. Porex's principal products, which incorporate porous plastics, are used to filter, wick, drain, vent or control the flow of fluids or gases.

  . Through its wholly owned subsidiary, Avicenna Systems Corporation, Synetic has directed its efforts in a new area of business relating to the use of Internet technology to expand the channels of communication in the healthcare industry. The creation of these new channels is intended to benefit providers and payors of healthcare services by improving the quality of patient care, securing appropriate utilization of healthcare services, reducing administrative costs and enforcing benefit plan guidelines.

  Synetic had net sales of approximately $52.9 million for its fiscal year 1997, which ended on
June 30, 1997.

  Synetic maintains an acquisition program and intends to concentrate its acquisition efforts on businesses which are complementary to Synetic's healthcare communications strategy and its plastic filtration and technology business, but such emphasis is not intended to limit in any manner Synetic's ability to pursue acquisition opportunities in other healthcare-related businesses or in other industries. Synetic anticipates that it may enter into acquisitions, joint ventures, strategic alliances or other business combinations. These transactions may materially change the nature and scope of its business. Any transactions will be limited, as required by an agreement to which Synetic is a party (which agreement expires on May 24, 1999), to areas of business that would not be competitive with certain businesses of Merck & Co., Inc.

  The address of Synetic's principal executive offices is 669 River Drive, Elmwood Park, New Jersey 07407, and its telephone number is (201) 703-3400.

PLASTICS ACQUISITION CORP.

  Merger Sub's principal executive office is located at 669 River Drive, Elmwood Park, New Jersey 07407, and its telephone number is (201) 703-3400.

                       WHAT YOU WILL RECEIVE IN THE MERGER

  In the Merger, you will be entitled to receive, in exchange for each share of common stock of Point Plastics ("Point Plastics Common Stock") that you own:

  .  $59.299 in cash (which we refer to as the "Cash Consideration"); or

  . 0.956 shares (the "Exchange Ratio") of common stock of Synetic, par value $.01 per share ("Synetic Common Stock"), (determined by dividing $59.299 by $62.00 (the last sale price of Synetic Common Stock on May 14, 1998)) (which we refer to as the "Stock Consideration"); or

  .  a combination of Synetic Common Stock and cash.

Pursuant to the Merger Agreement, 60% of the aggregate consideration to be received by holders of Point Plastics Common Stock in the Merger will be Stock Consideration and 40% will be Cash Consideration. You will also receive cash instead of fractional shares of Synetic Common Stock.

  Under the Merger Agreement, each of Mr. Stolp, Mr. Taggart and the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") has agreed not to sell, assign or otherwise transfer, directly or indirectly, any of the Synetic Common Stock received as Stock Consideration in the Merger for a period of one year following the effective time of the Merger (the "Effective Time") except as provided in the Merger Agreement.

  Election Procedures for Individual Shareholders

  You may submit an election form indicating, for any or all of your shares of Point Plastic Common Stock, a preference for the Cash Consideration or the Stock Consideration, or indicating no preference. Such elections will be given effect to the extent the form of consideration elected is available and, to the extent the Cash Consideration or the Stock Consideration is chosen by holders of too many shares of Point Plastic Common Stock, the available Cash Consideration or Stock Consideration will be allocated on a pro rata basis.

  SHAREHOLDERS RECEIVING SYNETIC COMMON STOCK IN THE MERGER WILL RECEIVE A NUMBER OF SHARES OF SYNETIC COMMON STOCK BASED ON THE EXCHANGE RATIO FOR EACH SHARE OF POINT PLASTICS COMMON STOCK. BECAUSE THE EXCHANGE RATIO WAS FIXED BASED ON A MARKET PRICE PER SHARE OF SYNETIC COMMON STOCK OF $62.00 (THE LAST SALE PRICE OF SYNETIC COMMON STOCK ON MAY 14, 1998) AND BECAUSE THE MARKET PRICE OF SHARES OF SYNETIC COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE PER SHARE OF SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER FOR EACH SHARE OF POINT PLASTICS COMMON STOCK MAY BE LESS THAN, GREATER THAN OR EQUAL TO $62.00. IN ADDITION, BECAUSE OF SUCH FLUCTUATIONS IN THE VALUE OF SHARES OF SYNETIC COMMON STOCK, THE MARKET VALUE OF THE SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER MAY INCREASE OR DECREASE FOLLOWING THE MERGER.

  Mr. Stolp has agreed to make an election to receive the cash consideration for not less than 23.6% nor more than 36.6% of the shares of Point Plastics Common Stock he owns, excluding shares held through the ESOP.

  Along with this Proxy Statement/Prospectus, we have sent you a form of election/letter of transmittal (the "Form of Election/Letter of Transmittal"). Please properly complete, sign and return the Form of Election/Letter of Transmittal to Ms. Lisa Villalovos along with your Point Plastics stock certificates no later than July 17, 1998 (the close of business on the fifth business day before the date on which the Merger is expected to occur).

  HOLDERS OF POINT PLASTICS COMMON STOCK SHOULD SEND CERTIFICATES FOR POINT PLASTICS COMMON STOCK TO POINT PLASTICS, INC., 1260 HOLM ROAD, PETALUMA, CALIFORNIA 94954, ATTENTION: LISA VILLALOVOS, BY JULY 17, 1998, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE ACCOMPANYING FORM OF ELECTION/LETTER OF TRANSMITTAL.

  Election Procedure for the ESOP and Participants in the ESOP

  The ESOP will remain in place for approximately one year following the Merger. The ESOP has agreed to elect to receive Synetic Common Stock for at least 51% of the shares of Point Plastics Common Stock held in the ESOP and cash for between 40% and 49% of such shares of Point Plastics Common Stock. Employees of Point Plastics who are participants in the

ESOP will be able to elect to receive between 60% and 51% of their merger consideration in shares of Synetic Common Stock and 40% and 49% of their merger consideration in cash for their shares of Point Plastics Common Stock held in the ESOP accounts.

                           INDEMNITY CLAIMS (PAGE 42)

  Pursuant to an escrow agreement to be entered into at the Closing (the "Escrow Agreement"), 25% of the consideration to be paid to the ESOP in the Merger (the "Escrow Fund") will be held in an escrow account to be managed by United States Trust Company of New York, as escrow agent, for one year after the Merger to satisfy certain claims made by Synetic in the Merger Agreement during such one-year period. Part of the Escrow Fund may be retained in escrow beyond this one-year period to satisfy any such claims made by Synetic but not fully resolved during such one-year period. The form of the Escrow Agreement is attached hereto as Annex III.

  Philip E. Stolp and Thomas Taggart, the Chief Executive Officer and Executive Vice President of Point Plastics, respectively, have also agreed to indemnify Synetic under the Merger Agreement for up to 25% of the consideration they receive in the Merger.

  Claims for indemnification made by Synetic and/or its affiliates pursuant to the provisions set forth in the Merger Agreement and Escrow Agreement shall be Synetic's and/or its affiliates' sole and exclusive remedy following the Merger for breach of representations and warranties in the Merger Agreement.

                         THE SPECIAL MEETING (PAGE 25)

  At the special meeting, the holders of Point Plastics Common Stock will be asked to consider and vote on the Merger Agreement. Each share is entitled to one vote at the special meeting. At the special meeting, the trustees of the ESOP will vote the shares of Point Plastics Common Stock held by the ESOP in accordance with instructions delivered to them by participants in the ESOP ("ESOP Participants"). Any shares held in the ESOP for which no instructions are timely received by the trustees will be voted in favor, against and/or abstain with respect to the Merger in the same proportions as shares in the ESOP are voted pursuant to instructions received by the trustees. Instructions with respect to voting of shares held in the ESOP are included in the letter from the ESOP Committee attached hereto as Exhibit 99.1.

  The close of business on June 10, 1998 is the record date for determining if you are entitled to voteat the special meeting. At the record date, there were 1,450,287 shares of Point Plastics Common Stock outstanding.

                                 VOTE REQUIRED

  Approval of the Merger under California law requires the consent of holders of a majority of the outstanding shares of Point Plastics Common Stock entitled to vote. As a condition to the obligation of Synetic to consummate the Merger (which condition may be waived by Synetic), the Merger Agreement and Merger must be adopted and approved by at least 90% of the outstanding shares of Point Plastics Common Stock entitled to vote. Of the total number of shares of outstanding Point Plastics Common Stock entitled to vote on the Merger, approximately 54.5% of such shares are held by directors, executive officers and their affiliates (including shares beneficially owned through the ESOP).

  Under the Merger Agreement, Mr. Stolp and Mr. Taggart have agreed to vote their shares of Point Plastics Common Stock in favor of the Merger. Together they own approximately 54.4% (including shares beneficially owned through the ESOP) of the outstanding shares entitled to vote at the Special Meeting. The ESOP holds 44.2% of the outstanding shares entitled to vote at the Special Meeting, excluding executive shares held by Mr. Stolp and Mr. Taggart, the two executive officers of Point Plastics.

                        REASONS FOR THE MERGER (PAGE 28)

  Point Plastics

   The Point Plastics Board of Directors (the "Point Plastics Board") believes that the Merger is in the best interests of Point Plastics and its shareholders. In reaching its decision, the Point Plastics Board considered a number of factors, including the following:

  1. The terms and conditions of the Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement.

  2. Point Plastics' business would complement operations of Synetic.

  3. The possible strategic growth opportunities resulting from the combination of the businesses of Point Plastics and Synetic.

  4. Point Plastics' and Synetic's respective businesses, financial conditions, results of operations and prospects, including but not limited to past growth, developing products and profitability, and the business risks associated therewith.

  5. The fact that the Merger would provide holders of Point Plastics Common Stock with equity interest in the combined entity which has publicly traded securities.

  6. The likelihood of consummation of the Merger, including the limited conditions to its consummation and limited circumstances under which the Merger Agreement can be terminated.

  The Point Plastics Board also considered the negative factors relating to the Merger, including (i) the risks that the benefits sought in the Merger would not be fully achieved; (ii) the risk that the Merger would not be consummated; (iii) the possible loss of revenue from customers; and (iv) risks associated with the business of Synetic, described under "RISK FACTORS."

  Synetic

  On March 4, 1998, the Board of Directors of Synetic determined that the Merger is in the best interests of Synetic and its stockholders and unanimously approved the Merger Agreement. Synetic believes that the Merger will provide a unique opportunity for Synetic's growth in the laboratory plastics industry. The highly complementary product lines of Point Plastics' and Synetic's subsidiary Porex is expected to enable more effective and cost-efficient research and development, marketing and production. In addition, Synetic anticipates possible strategic growth opportunities resulting from the combination of the businesses of Point Plastics and Synetic.

             RECOMMENDATION OF THE POINT PLASTICS BOARD (PAGE 28)

  The Point Plastics Board unanimously approved the Merger Agreement and the Merger. The Point Plastics Board also unanimously authorized the transaction for the purposes of Section 1200 of the California General Corporation Law ("CGCL"), and approved related agreements. Some of the directors and executive officers of Point Plastics have personal interests in the Merger that are not identical to the interests of other shareholders of Point Plastics Common Stock. Such personal interests of thedirectors and executive officers of Point Plastics are set forth in detail in "Interests of Certain Persons in the Merger; Conflicts of Interest" on page 29.

       INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST
                                   (PAGE 29)

  In considering the recommendation of the Point Plastics Board regarding the Merger, you should be aware of the interests which certain officers and directors of Point Plastics have in the Merger that are different from your and their interests as shareholders as specified in the Merger Agreement.

  As of the record date, the executive officers and directors of Point Plastics beneficially owned or held options to acquire an aggregate of 789,991 shares of Point Plastics Common Stock. Of these shares of Point Plastics Common Stock, 48,999 are subject to options (all of which will become fully vested and exercised immediately prior to the Effective Time) and 84,858 are held through the ESOP (as of December 31, 1996).

  Mr. Stolp and Mr. Taggart, the Chief Executive Officer and Chief Operating Officer of Point Plastics, respectively, have entered into five-year employment agreements with a subsidiary of Synetic which become effective upon the effectiveness of the Merger. Under these employment agreements, Messrs. Stolp and Taggart will be co-chief executive officers of the surviving corporation after the Merger. The principal terms of these employment agreements are described in "Interests of Certain Persons in the Merger; Conflicts of Interest" (page 29).

  At July 6, 1998, 48,999 shares of Point Plastics Common Stock were subject to options granted to Mr. Taggart under Point Plastics' stock option plan. The exercise price for each share subject to options is $10.00. Under the Merger Agreement and Mr. Taggart's option agreement, these options will become fully vested and will be exercised immediately prior to the Effective Time and Mr. Taggart will receive the merger consideration for each share of Point Plastics Common Stock subject to such options. Point Plastics has agreed to pay Mr. Taggart a bonus of $489,990, provided the Merger is consummated. Each of Messrs. Stolp and Taggart will also receive, at the Effective Time, options to purchase 150,000 shares of Synetic Common Stock at an exercise price equal to the fair market value of the Synetic Common Stock on such date.

  Additionally, Messrs. Stolp and Taggart also participate in the ESOP. Any cash consideration received by the ESOP in connection with the transaction will first be used to repay the full amount of the ESOP Loan, and any excess proceeds will be allocated to the accounts of participants and beneficiaries in accordance with the terms of the ESOP. No further contributions will be made to the ESOP following the Effective Time; provided, however, that, to the extent permitted by law, Synetic will maintain the ESOP (but make no contributions thereto) for a period of one year following the Merger.

  The Point Plastics Board recognized all the interests described above and concluded that these interests did not detract from the fairness of the Merger to Point Plastics shareholders who are not officers or directors of Point Plastics. See "Interests of Certain Persons in the Merger; Conflicts of Interest" on page 29.

                         REGULATORY APPROVALS (PAGE 47)

  On April 24, 1998, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") was granted, permitting the Merger to proceed pursuant to the HSR Act.

                        CONDITIONS TO THE MERGER (PAGE 44)

  Synetic will not be required to complete the Merger unless the following conditions are satisfied or waived by Synetic:

     . the holders of at least 90% of the shares of Point Plastics Common Stock must approve the Merger; and

     . each individual shareholder of Point Plastics who was not a party to the Merger Agreement must agree to be bound by the indemnification obligations set forth in the Merger Agreement.

In addition, each of Synetic and Point Plastics will not be required to complete the Merger unless a number of other conditions are satisfied or waived by them. These include the following:

     .  there must be no injunction or order that prohibits the Merger;

     . the shares of Synetic Common Stock to be issued in the Merger must be registered with the Securities and Exchange Commission and authorized for listing on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ");

     . Synetic and Point Plastics must each certify to the other that its representations and warranties contained in the Merger Agreement are true and correct in all material respects and that it has performed all of its obligations under the Merger Agreement in all material respects;

     . Synetic and Point Plastics must receive opinions from their respective tax counsel that the Merger will qualify as a tax-free reorganization; and

     . Synetic must receive agreements from each of Mr. Stolp and Mr. Taggart, stating that he will comply with Rules 144 and 145 under the Securities Act of 1933, as amended.

The party entitled to the benefit of these conditions may waive such conditions or any one of them by action taken or authorized by the respective Board of Directors of Point Plastics and Synetic; provided, however, that after the approval of the shareholders of Point Plastics of the matters presented to them in connection with the Merger, no waiver of such conditions by Point Plastics will be made without the further consent of the shareholders of Point Plastics, if such waiver materially changes the rights of such shareholders or their interests in the Merger.

                      TERMINATION OF THE MERGER AGREEMENT
                                   (PAGE 45)

  Synetic and Point Plastics can agree in writing at any time to terminate the Merger Agreement without completing the Merger, and the Merger Agreement may be terminated by either of them if any of the following occurs:

     . a court or other governmental authority permanently prohibits the Merger;

     .  the Merger is not completed by September 30, 1998; or

     . the other party materially breaches any of its representations, warranties or obligations under the Merger Agreement and cannot cure such breach by September 30, 1998.

                    NO SOLICITATION OF COMPETING TRANSACTIONS
                                   (PAGE 42)

  The Merger Agreement restricts Point Plastics' ability to entertain or encourage any alternative acquisition transactions with, or provide information regarding such transactions to, third parties. Point Plastics must promptly notify Synetic if it receives offers or proposals for any such alternative transactions.

                           DISSENTERS' RIGHTS (PAGE 54)

  Under California law, Point Plastics shareholders who have not approved of the Merger have the right to an appraisal of the value of their shares in connection with the Merger. The failure of a dissenting Point Plastics shareholder to follow the appropriate procedures to perfect his or her dissenters' rights will result in the termination or waiver of such rights. In the event that a Point Plastics shareholder fails to make a proper demand for payment or loses his or her status as a dissenting shareholder, such shareholder will be entitled to receive the applicable merger consideration under the Merger Agreement.

               MATERIAL FEDERAL INCOME TAX CONSEQUENCES   (PAGE 37)

  It is a condition to the completion of the Merger that Synetic and Point Plastics each receive an opinion from their outside counsel that the transaction will be one in which shareholders of Point Plastics Common Stock will generally be taxed on gain from the exchange of shares of Point Plastics Common Stock only to the extent of the cash such shareholders receive. Participants in the ESOP will be subject to federal tax liability as provided in "Tax Treatment of the ESOP Participants" (page 39).

  TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO ANY POINT PLASTICS SHAREHOLDER OR ESOP PARTICIPANTS WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

  Synetic and Point Plastics have made forward-looking statements in this document and in documents to which we have referred you. These statements are subject to risks and uncertainties, including those risks described in "Risk Factors" below and "RISK FACTORS" on page 16, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include assumptions as to how Synetic and Point Plastics may perform in the future. Also, when we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You will find many of these statements in "THE MERGER -- Reasons for the Merger; Recommendation of the PointPlastics Board of Directors" as well as in the documents relating to Synetic which are delivered herewith in an exhibit volume. See "WHERE YOU CAN FIND MORE INFORMATION" on page 57.

                              RISK FACTORS (PAGE 16)

  Shareholders of Point Plastics should carefully evaluate certain risk factors relating to ownership of Synetic Common Stock and to the transactions contemplated by the Merger Agreement. See "RISK FACTORS" on page 16. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents to which we have referred you, could affect the future results of Synetic and Point Plastics and could cause those results to differ materially from those expressed in our forward-looking statements.

  . With respect to Synetic, these factors include: the feasibility of developing a commercially profitable healthcare communications business in light of the uncertainty of market acceptance, continuing development costs, the impact of competitive products and services and pricing, commercialization and technological difficulties and other risks; government regulation of healthcare and related products; and actual and potential products liability claims and the availability and adequacy of insurance with respect to products manufactured or distributed by Porex. These and other risks are detailed in Synetic's Securities and Exchange Commission filings. In addition, the difficulty of coordination the operations of the surviving corporation with Porex and the fluctuations in the market price for Synetic Common Stock are factors which you should consider with respect to Synetic.

  . With respect to the transactions contemplated by the Merger Agreement, these factors include: the interests of certain persons in the Merger, materially adverse changes in economic conditions and in the markets served by Point Plastics and the failure of certain of Point Plastics' customers to renew their contracts with Point Plastics.

     YOU SHOULD ALSO CONSIDER THAT SHAREHOLDERS RECEIVING SYNETIC COMMON STOCK IN THE MERGER WILL RECEIVE A NUMBER OF SHARES OF SYNETIC COMMON STOCK BASED ON THE EXCHANGE RATIO FOR EACH SHARE OF POINT PLASTICS COMMON STOCK. BECAUSE THE EXCHANGE RATIO WAS FIXED BASED ON A

  MARKET PRICE PER SHARE OF SYNETIC COMMON STOCK OF $62.00 (THE LAST SALE PRICE OF SYNETIC COMMON STOCK ON MAY 14, 1998) AND BECAUSE THE MARKET PRICE OF SHARES OF SYNETIC COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE PER SHARE OF SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER FOR EACH SHARE OF POINT PLASTICS COMMON STOCK MAY BE LESS THAN, GREATER THAN OR EQUAL TO $62.00. IN ADDITION, BECAUSE OF SUCH FLUCTUATIONS IN THE VALUE OF SHARES OF SYNETIC COMMON STOCK, THE MARKET VALUE OF THE SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER MAY INCREASE OR DECREASE FOLLOWING THE MERGER. AS OF JULY 1, 1998, THE MOST
  RECENT PRACTICABLE DATE PRIOR TO MAILING OF THIS PROXY STATEMENT/ PROSPECTUS, THE CLOSING SALE PRICE OF SYNETIC COMMON STOCK, AS REPORTED BY NASDAQ WAS $57.25.



                        SUMMARY SELECTED FINANCIAL DATA

  Synetic and Point Plastics are providing the following financial information to aid you in your analysis of the financial aspects of the Merger. The financial information is an unaudited summary of each company's financial statements. As this information is only a summary, you should read it in conjunction with the historical financial statements (and related notes) of Synetic that are contained in the annual reports and quarterly reports that Synetic has filed with the Securities and Exchange Commission (the "Commission") (see "WHERE YOU CAN FIND MORE INFORMATION" on page 57) and in conjunction with the historical financial statements of Point Plastics contained elsewhere in this Form S-4.

  Synetic and Point Plastics report quarterly and annual earnings results using methods required by generally accepted accounting principles ("GAAP"), Synetic prepares its financial statements on the basis of a fiscal year beginning on July 1 and ending on June 30 and Point Plastics does so on the basis of a calendar year.

                       SELECTED FINANCIAL DATA OF SYNETIC
                 (Dollars in thousands, except per share data)

                                                                                                     NINE
                                                                                                 MONTHS ENDED
                                                      FISCAL YEAR ENDED JUNE 30,                  MARCH 31,
                                           -------------------------------------------------     ------------
                                             1993      1994      1995      1996      1997       1997       1998
                                           --------  --------  --------  --------  ---------  ---------  --------
INCOME STATEMENT DATA:
 Net sales..............................   $ 30,645  $ 33,093  $ 39,179  $ 45,128  $ 52,885   $ 37,327   $ 46,710
 Income (loss) from continuing
    operations before provision for
      income taxes......................      5,430     1,080     1,078    13,202   (24,626)   (22,534)    10,225
 Provision for income taxes.............      2,046       411       443     4,617     2,834      3,431      4,064
 Income from continuing.................   --------  --------  --------  --------  --------   --------   --------
      operations........................      3,384       669       635     8,585   (27,460)   (25,965)     6,161
 Income (loss) from discontinued
      operations........................      2,734     1,823    15,459       ---       ---        ---        ---
                                           --------  --------  --------  --------  --------   --------   --------
   Net income...........................      6,118  $  2,492  $ 16,094  $  8,585  $(27,460)  $(25,965)  $  6,161
                                           ========  ========  ========  ========  ========   ========   ========
Net income (loss) per share - basic:
    Continuing operations...............   $   0.20  $   0.04  $   0.04  $   0.52  $  (1.60)  $  (1.52)  $   0.35
    Discontinued operations.............       0.16      0.10      0.94       ---       ---        ---        ---
                                           --------  --------  --------  --------  --------   --------   --------
 Net income (loss) per share - basic:...   $   0.36  $   0.14  $   0.98  $   0.52  $  (1.60)  $  (1.52)  $   0.35
                                           ========  ========  ========  ========  ========   ========   ========
 Net income (loss) per share - diluted:
      Continuing operations
      Discontinued operations...........   $   0.19  $   0.04  $   0.04  $   0.48  $  (1.60)  $  (1.52)  $   0.32
 Net income (loss) per share - diluted:.       0.16      0.10      0.89       ---       ---        ---        ---
                                           --------  --------  --------  --------  --------   --------   --------
                                           $   0.35  $   0.14  $   0.93  $   0.48  $  (1.60)  $  (1.52)  $   0.32
                                           ========  ========  ========  ========  ========   ========   ========

                                                                                                       AT
                                                                     AT JUNE 30,                    MARCH 31,
                                           ------------------------------------------------   -------------------
                                               1993      1994      1995      1996      1997       1997       1998
                                           --------  --------  --------  --------  --------   --------   --------
BALANCE SHEET DATA:
 Working capital........................   $ 65,673  $ 64,625  $105,279  $166,328  $ 93,309   $120,207   $ 93,608
 Net assets of discontinued
      operations........................     52,548    55,882       ---       ---       ---        ---        ---
 Total assets...........................    189,494   194,009   188,174   199,592   382,103    380,572    387,177
 Long term debt, less
    current portion.....................     81,058    80,716       ---       ---   165,000    165,000    159,500
 Stockholders' equity...................    102,378   105,130   166,832   181,089   188,736    187,192    201,754

                   SELECTED FINANCIAL DATA OF POINT PLASTICS
                 (Dollars in thousands, except per share data)

                                                                             THREE MONTHS
                                                                                 ENDED
                                     FISCAL YEAR ENDED DECEMBER 31,             MARCH 31,
                              ------------------------------------------    -----------------
                               1993     1994      1995     1996     1997     1997      1998
                              ------    -----     -----    -----    -----    -----   --------
INCOME STATEMENT DATA:
 Net sales.................. $ 17,773   $ 19,203  $20,014  $21,473  $24,828  $5,815  $5,867
Income before provision
    for income taxes........    5,473      5,962    6,088    6,750    8,375   1,964   1,885
 Provision for income taxes.    2,225      2,377    2,280    2,661    3,204     763     734
                             --------   --------  -------  -------  -------  ------  --------
  Net income................ $  3,248   $  3,585  $ 3,808  $ 4,089  $ 5,171  $1,201  $1,151
                             ========   ========  =======  =======  =======  ======  ========
  Net income per share-..... $   2.24   $   2.53  $  2.66  $  2.86  $  3.67  $  .84  $  .88
   basic (a)................ ========   ========  =======  =======  =======  ======  ========
- diluted (a)............... $   2.24   $   2.53  $  2.63  $  2.83  $  3.62  $  .83  $  .87
                             ========   ========  =======  =======  =======  ======  ========


                                             AT MARCH 31 ,                           AT DECEMBER 31,
                                ------------------------------------             ----------------------
                                1993       1994      1995     1996     1997         1997      1998
                                ----       ----      ----     ----     ----         ----      ----
BALANCE SHEET DATA:
Working capital............. $  6,866   $  8,001    $9,370   $12,151   $13,598     $13,345    $14,428
Total assets................   17,258     20,622    24,290    27,417    29,573     29,6423      1,632
Long-term debt, less........    8,528      7,797     7,143     7,112     6,704       7,104      6,702
 current portion
Redeemable Common Stock.....   21,645     22,419    30,096    34,187    36,854      37,464     39,656
Stockholders' deficit.......  (14,747)   (12,179)  (16,088)  (16,228)  (14,251)    (18,733)   (15,828)

(a) Basic Net Income per share has been calculated using the weighted average number of shares outstanding for the period presented. Diluted Net Income per share includes the effect of common stock equivalents.


                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     In the table below, we attempt to illustrate the financial results that might have occurred if the Merger had been completed previously. Presented is the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998 as if the Merger had been consummated at the beginning of the earliest period presented. Also presented is the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of March 31, 1998 as if the Merger had been completed on March 31, 1998. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Synetic and Point Plastics and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained, with respect to Synetic, in Synetic's Annual Report on Form 10-K, as amended for the year ended June 30, 1997 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and, with respect to Point Plastics, in the accompanying audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this Proxy Statement/Prospectus for a more detailed explanation.

     It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Merger had been completed on that date. It is also important to remember that this information does not necessarily reflect future financial performance if the Merger actually occurs.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               POINT
                                                            SYNETIC          PLASTICS          PRO FORMA                PRO FORMA
                                                           HISTORICAL        HISTORICAL        ADJUSTMENTS               COMBINED
                                                           ----------        ----------        -----------              ---------
Net Sales.............................................      $ 52,885           $23,654              (463)      (1)       $ 76,076
                                                            --------           -------           -------                 --------

Cost of Sales.........................................        29,035            12,529              (463)      (1)         41,101
Selling, General and Administrative Expenses..........        20,841             3,441             2,085       (2)         26,367
Other (Income) Expense, Net...........................        27,635               (98)            2,306       (3)         29,843
                                                            --------           -------           -------                 --------
                                                              77,511            15,872             3,928                   97,311
                                                            --------           -------           -------                 --------

Income (Loss) Before Taxes............................       (24,626)            7,782            (4,391)                 (21,235)
Provision for Income Taxes............................         2,834             3,080              (922)      (4)          4,992
                                                            --------           -------           -------                 --------

Net Income (Loss).....................................      $(27,460)          $ 4,702           $(3,469)                $(26,227)
                                                            --------           -------           -------                 --------

Net Income (Loss) per Share -- Basic/Diluted..........        $(1.60)                                                      $(1.46)
                                                            ========                                                     ========
Weighted Average Number of Common.....................        17,133                                 832       (5)         17,965
 Shares Outstanding                                         ========                             =======                 ========

-----------------
NOTE:  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                POINT
                                                             SYNETIC           PLASTIC         PRO FORMA                 PRO FORMA
                                                            HISTORICAL        HISTORICAL       ADJUSTMENTS                COMBINED
                                                            ----------        ----------       -----------                --------
Net Sales.............................................        $46,710          $18,439              (586)      (1)        $64,563
                                                              -------          -------           -------                  -------

Cost of Sales.........................................         24,986            9,476              (586)      (1)         33,876
Selling, General and Administrative Expenses..........         20,735            2,991             1,564       (2)         25,290
Other (Income) Expense, Net...........................         (9,236)            (165)            1,730       (3)         (7,671)
                                                              -------          -------           -------                  -------
                                                               36,485           12,302             2,708                   51,495
                                                              -------          -------           -------                  -------

Income (Loss) Before Taxes............................         10,225            6,137            (3,294)                  13,068
Provision (Benefit) for Income Taxes..................          4,064            2,312              (692)      (4)          5,684
                                                              -------          -------           -------                  -------

Net Income (Loss).....................................        $ 6,161          $ 3,825           $(2,602)                 $ 7,384
                                                              =======          =======           =======                  =======

Net Income (Loss) per Share --
 Basic................................................        $   .35                                                     $   .40
                                                              =======                                                     =======
Diluted...............................................        $   .32                                                     $   .36
                                                              =======                                                     =======
Weighted Average Number of Common
 Shares Outstanding --
Basic.................................................         17,652                                832       (5)         18,484
                                                              =======                            =======                  =======
Diluted...............................................         19,558                                832       (5)         20,390
                                                              =======                            =======                  =======

-----------------
NOTE:  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                               SYNETIC    POINT PLASTICS    PRO FORMA          PRO FORMA
                                              HISTORICAL    HISTORICAL     ADJUSTMENTS         COMBINED
                                              ----------    ----------     -----------         --------
ASSETS
Current Assets:
  Cash and Cash Equivalents..................   $ 82,921        $  5,912       (34,400)   (6)   $ 54,433
  Marketable Securities......................      3,206           3,004                           6,210
  Accounts Receivable, Net...................     10,534           3,341                          13,875
  Inventories................................      5,915           3,680                           9,595
  Other Current Assets.......................     11,263             926                          12,189
                                                --------        --------       _______          --------
  Total Current Assets.......................    113,839          16,863       (34,400)           96,302
Property and Equipment, Net..................     26,018          11,214                          37,232
Other Assets, Net............................    247,320           3,555        67,263    (7)    318,138
                                                --------        --------       -------          --------

   Total Assets..............................   $387,177        $ 31,632        32,863          $451,672
                                                ========        ========       =======          ========

LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current Liabilities..........................   $ 20,231        $  2,435         2,500    (8)   $ 31,868
                                                                                 6,702    (9)

Long-Term Debt...............................    159,500           6,702        (6,702)   (9)    159,500
Deferred Taxes and Other Liabilities.........      5,692           1,258            --             6,950
                                                --------        --------       -------          --------
   Total Long-Term Liabilities...............    165,192           7,960        (6,702)          166,450
                                                --------        --------       -------          --------

Redeemable Common Equity.....................                     39,656       (39,656)  (11)

Stockholders' Equity.........................    201,754         (18,419)       51,600   (10)    253,354
                                                --------        --------                        --------
                                                                                18,419   (11)
                                                                               -------

Total Liabilities and Stockholders' Equity...   $387,177        $ 31,632        32,863          $451,672
                                                ========        ========       =======          ========

------------------
NOTE: THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

               NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income have been prepared to reflect the Merger as if the Merger occurred at the beginning of the period presented. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized over periods of up to 40 years.

     The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income:

     1. Represents the eliminations of product sales from Synetic to Point Plastics. The elimination amounts represent the sales value charged by Synetic for products sold to Point Plastics. The profits in ending inventory attributable to inter-company sales has not been eliminated as such amounts are immaterial.

     2. Represents the amortization of the excess of the purchase price over the net assets of Point Plastics acquired.

     3. Represents the decrease in interest income to reflect (a) the payment of the cash portion of the purchase price and (b) the expenses associated with the Merger.

     4. Represents the tax effect of the adjustments to the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income, excluding the amortization of goodwill, based on the combined federal and state effective tax rate for the periods presented.

     5. Represents the increase in the number of outstanding shares of Synetic Common Stock to reflect the payment of the stock portion of the purchase price.

     The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet was prepared to reflect the Merger as of March 31, 1998.

     The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet:

     6. Represents the decrease in Cash and Cash Equivalents to reflect the payment of the cash portion of the purchase price.

     7. Represents the preliminary estimate of the excess purchase price over the net assets acquired as follows:

Purchase price (including $2,500 of transaction expenses)    $88,500
Net book value of acquired assets                             21,237
                                                             -------
Excess of purchase price over net assets acquired            $67,263
                                                             =======

Allocated to:
   Intangible assets (including patents and non-compete)     $ 2,750
   Goodwill                                                   64,513
                                                             -------
                                                             $67,263
                                                             =======

     The final determination of the allocation of the Point Plastics purchase price is dependent on the receipt of a third party appraisal of Point Plastics. The company believes that the final allocation will not vary materially from the preliminary estimate.

     The identifiable assets are being amortized over their estimated useful lives. Goodwill is being amortized over periods of up to 40 years. The amortization period for goodwill is based upon the underlying manufacturing process utilized by Point Plastics, Point Plastics' long history of profitability and the stability of the industry in which Point Plastics operates.

     Subsequent to the acquisition, the Company will review the carrying values assigned to goodwill to determine whether later events or circumstances have occurred that indicate that the balance of goodwill may be impaired. The Company's principal consideration in determining the impairment of goodwill include the strategic benefit to the Company of the particular business as measured by undiscounted current and expected future operating income and expected undiscounted future cash flows.

8. Represents the amount of estimated costs for legal and accounting services and other expenses associated with the Merger.

9. Represents the reclassification of a long term note that upon consummation of the merger can be called for payment at the option of the holder.

10. Represents the issuance of Synetic common stock to reflect the payment of the stock portion of the purchase price.

11.  Represents the elimination of Point Plastics' historical equity.

COMPARATIVE PER SHARE DATA

                                                                                       SYNETIC
                                                                            ------------------------------
                                                                                             NINE MONTHS
                                                                              YEAR ENDED        ENDED
                                                                            JUNE 30, 1997   MARCH 31, 1998
                                                                         ------------------------------------
Earnings Per Share:
        Net income (loss) per share - basic, historical                            $(1.60)          $ 0.35
        Net income (loss) per share - diluted, historical                          $(1.60)          $ 0.32

        Net income (loss) per share - basic, pro forma                             $(1.46)          $ 0.40
        Net income (loss) per share - diluted, pro forma                           $(1.46)          $ 0.36

Dividends per share                                                                    --               --

Book value per share, historical                                                   $10.75           $11.40
Book value per share, pro forma                                                    $13.06           $13.67

                                                                                   POINT PLASTICS
                                                                         -----------------------------------
                                                                                              THREE MONTHS
                                                                             YEAR ENDED           ENDED
                                                                         DECEMBER 31, 1997   MARCH 31, 1998
                                                                         ------------------------------------

Historical Earnings Per Share:

        Net income (loss) per share - basic, historical                           $  3.67          $  0.88
        Net income (loss) per share - diluted, historical                         $  3.62          $  0.87
Dividends per share                                                                    --               --
Book value per share, historical                                                  $(12.07)         $(13.15)
                                                                              -------------------------------------
                                                                                                    NINE MONTHS
                                                                                 YEAR ENDED            ENDED
                                                                               JUNE 30, 1997     MARCH 31, 1998
                                                                              -------------------------------------
Proforma (equivalent) Earning Per Share:
        Net income (loss) per share - basic, pro forma (equivalent)/(1)/          $ (1.40)         $  0.38
        Net income (loss) per share - diluted, pro forma (equivalent)/(1)/        $ (1.40)         $  0.34
Book value per share, pro forma (equivalent)/(1)/                                 $ 12.49          $ 13.07

-----------------------------
(1) Point Plastics equivalent amounts are calculated by multiplying the respective pro forma per share amounts by the Exchange Ratio of .956.

                               MARKET PRICE DATA

          The following table presents certain historical trading and dividend declaration information for Synetic Common Stock. The Point Plastics Common Stock is not publicly traded.

                           SYNETIC
                         COMMON STOCK
                        --------------
                            (IN $)
                         HIGH    LOW
                        ------  ------
1998
-------------------
   Third Quarter        55      36
   Second Quarter       42 1/4  35 1/4
   First Quarter        45 7/8  36 1/2

1997
-------------------
   Fourth Quarter       47 3/4  34 1/2
   Third Quarter        52 3/4  45
 Second Quarter         55 7/8  31 1/2
First Quarter           37 1/4  30 3/4

1996
-------------------
Fourth Quarter          38 3/4  32 1/2
Third Quarter           39 1/2  27 1/2
Second Quarter          29 5/8  22 1/2
First Quarter           26 1/4  22 1/4

          Synetic Common Stock is principally traded in the United States on the NASDAQ under the symbol "SNTC." On March 6, 1998, the last trading day before the public announcement of the proposed Merger, the closing sale price of Synetic Common Stock, as reported by the NASDAQ, was $49.75. Point Plastics Common Stock is not currently traded on any national market or exchange nor is there any public market for such shares. However, based on the Exchange Ratio, and the market price of Synetic Common Stock on March 6, 1998, as of such date the equivalent per share market price of Point Plastics' Common Stock was $47.56.

          On May 14, 1998, the date upon which Synetic and Point Plastics agreed in principle to amend the Original Merger Agreement, the closing sale price of Synetic Common Stock, as reported by the NASDAQ, was $62.00 per share. Accordingly, based on the Exchange Ratio, the equivalent per share market price for Point Plastics Common Stock on May 14, 1998, was $59.27 per share. On July 1, 1998, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus, the closing sale price of Synetic Common stock, as reported by NASDAQ was $57.25. Accordingly, based on the Exchange Ratio, the equivalent per share market price for Point Plastics Common Stock on July 1, 1998 was $54.73. Holders of Point Plastics Common Stock are urged to get a current market quotation of Synetic Common Stock.

          Neither Synetic nor Point Plastics has declared dividends during the past five years.

                                  RISK FACTORS

     Prior to making a decision with respect to the Merger (as defined herein), you should carefully consider the specific factors set forth below with respect to ownership of common stock of Synetic, Inc. ("Synetic") par value $.01 per share ("Synetic Common Stock"), together with all of the other information appearing herein. The discussion in this Prospectus/Proxy Statement contains certain forward-looking statements that involve risks and uncertainties. Synetic's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section, as well as in other sections of this Prospectus/Proxy Statement and exhibits thereto and documents incorporated herein by reference and delivered herewith in an exhibit volume (the "Exhibit Volume").

NEW BUSINESS AREA -- HEALTHCARE COMMUNICATIONS

     Initial Development Phase. Synetic is in the initial development phase of offering products and services to provide inter-enterprise connectivity to payors and providers in the healthcare industry. The provision of products and services using Internet technology in the healthcare communications industry is a developing business. There is no specific time frame for Synetic's first commercial introduction of its products and services, and Synetic anticipates that it will incur significant expenses in connection with the development of these products and services. There can be no assurance that these products and services will be successfully developed by Synetic. Avicenna Systems Corporation ("Avicenna"), Synetic's first acquisition in this area, has operated at a loss since its inception two years ago and, as of November 30, 1996, had an unaudited accumulated deficit of approximately $3,100,000. CareAgents, Inc. ("CareAgents"), Synetic's second acquisition in this area, founded in 1996, is a start-up company with a very limited operating history. Synetic is pursuing the development of its healthcare communications business through the use of its internal resources as well as pursuing the acquisitions of complementary businesses. Synetic anticipates that it may enter into acquisitions, joint ventures, strategic alliances or other business combinations. These transactions may materially change the nature and scope of this business. There can be no assurance that Synetic will succeed in consummating such transactions or that such transactions will ultimately provide Synetic with the ability to offer the products and services described.

     Uncertainty of Market Acceptance. As is typical in a developing business, demand and market acceptance for new and unproven products and services are subject to a high level of uncertainty. Achieving market acceptance for Synetic's products and services will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. No assurances can be given that Synetic's effort in establishing such products and services will be successful, that Synetic will be able to succeed in positioning its services as a preferred method for healthcare communications, that there will be significant market acceptance for its products and services or that any pricing strategy developed by Synetic will be economically viable or acceptable to the market.

     Expected Losses. Synetic expects to continue to incur significant research and development expenses in connection with its healthcare communications business until the products and services developed by Synetic are successfully marketed. There can be no assurance (i) that the products or services will be successfully marketed or (ii) as to when, and to what extent, if any, the healthcare communications business of Synetic will become profitable.

GOVERNMENT REGULATION OF HEALTHCARE

     Participants in the healthcare industry are subject to extensive and frequently changing regulation under numerous laws administered by governmental entities at the federal, state and local levels. Many current laws and regulations, when enacted, did not anticipate the methods of healthcare communication under development by Synetic. Synetic believes, however, that these laws and regulations will nonetheless be applied to Synetic's healthcare communications business. Accordingly, Synetic's healthcare communications business may be affected by current regulations as well as future regulations specifically targeted to this new segment of the healthcare industry.

     Current laws and regulations which may affect the healthcare communications business include (i) the regulation of confidential patient medical record information, (ii) laws relating to the electronic transmission of prescriptions from physicians' offices to pharmacies, (iii) regulations governing the use of software applications in the diagnosis, cure, treatment, mitigation or prevention of disease and (iv) laws or regulations relating to the relationships between or among healthcare providers. Synetic expects to conduct its healthcare communications business in substantial compliance with all material federal, state and local laws and regulations governing its operations.
However, the impact of regulatory developments in the healthcare industry is complex and difficult to predict, and there can be no assurance that Synetic will not be materially adversely affected by existing or new regulatory requirements or interpretations.

RELIANCE ON RAPIDLY CHANGING TECHNOLOGY

     All businesses which rely on Internet technology, including the healthcare communications business described herein, are subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. In addition, as the communications, computer and software industries continue to experience rapid technological change, Synetic must be able to quickly and successfully adapt its products and services so that they adapt to such changes. There can be no assurance that Synetic will not experience difficulties that could delay or prevent the successful development and introduction of its healthcare communications products and services. Synetic's inability to respond to technological changes in a timely and cost-effective manner could have a material adverse effect on Synetic's business, financial condition and results of operations. Moreover, there can be no assurance that technologically superior products and services will not be developed by competitors, or that any such products and services will not have an adverse effect upon Synetic's operating results.

COMPETITION IN HEALTHCARE COMMUNICATIONS

     One or more service companies, some of which may have greater resources than Synetic, have announced that they are developing a combination of one or more healthcare communications products and services currently being developed by Synetic. There can be no assurance that such companies will not develop and successfully market the healthcare communications products and services currently being developed by Synetic in a manner which would have a material adverse effect on Synetic's business, financial condition and results of operations.

RISKS OF PRODUCT DEVELOPMENT; PROPRIETARY RIGHTS

     Synetic's future success and ability to compete in the healthcare communications business may be dependent in part upon its proprietary rights to products and services which it develops. Synetic may rely on a combination of copyrights, trademarks and trade secrets and contractual restrictions to protect its content and technology and on similar proprietary rights of its content and technology providers. There can be no assurance that the steps taken by Synetic or such providers would be adequate to prevent misappropriation of their respective proprietary rights or that Synetic's competitors will not independently develop content or technology that is substantially equivalent or superior. In addition, there can be no assurance that licenses for any intellectual property of third parties that might be required for Synetic's products or services would be available on commercially reasonably terms or at all. Although Synetic intends to take steps to insure that it is not infringing the proprietary rights of any third parties, there can be no assurance that patent infringement or other claims will not be asserted against Synetic or one of its content or technology providers or that such claims will not be successful. Synetic could incur substantial costs and diversion of management resources with respect to the defense of any such claims. Furthermore, parties making such claims against Synetic or a content or technology provider could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief which could effectively block Synetic's ability to provide products or services in certain of its markets. Such a judgment could have a material adverse effect on Synetic's business, financial condition and results of operations.

GOVERNMENT REGULATION OF POREX

     Porex Technologies Corp. manufactures and distributes certain medical/surgical devices, such as plastic and reconstructive surgical implants and tissue expanders, which are subject to government regulations, including approval procedures instituted by the Food and Drug Administration. Future healthcare products may also be subject to such regulations and approval processes. Compliance with such regulations and the process of obtaining approvals can be costly, complicated and time-consuming, and there can be no assurance that such approvals will be granted on a timely basis, if ever.

POTENTIAL LIABILITY RISK AND AVAILABILITY OF INSURANCE

     The products sold by Synetic expose it to potential risk for product liability claims, particularly with respect to Porex's life sciences, clinical and surgical products. Synetic believes that Porex carries adequate insurance coverage against product liability claims and other risks. There can be no assurance, however, that claims in excess of Porex's insurance coverage will not arise. In addition, Porex's insurance policies must be renewed annually. In 1994, Porex was notified that its insurance carrier would not renew its then-existing insurance coverage after December 31, 1994 with respect to actions and claims arising out of Porex's distribution of silicone mammary implants. However, Porex has exercised its right to purchase extended reporting period coverage with respect to such actions and claims. Such coverage provides insurance, subject to existing policy limits but for an unlimited time period, with respect to actions and claims made after December 31, 1994 that are based on events that occurred during the policy period. See "-- Certain Litigation" on page 39. Porex has renewed its insurance coverage with the same carrier for other liability claims. Although Porex has been able to obtain adequate insurance coverage at an acceptable cost in the past and believes that it is adequately indemnified for products manufactured by others and distributed by it, there can be no assurance that in the future it will be able to obtain such insurance at an acceptable cost or be adequately protected by such indemnification.

ACQUISITION PROGRAM

     Synetic maintains an acquisition program and intends to concentrate its acquisition efforts on businesses which are complementary to Synetic's healthcare communications strategy and plastic filtration and technology business, but such emphasis is not intended to limit in any manner Synetic's ability to pursue acquisition opportunities in other healthcare-related businesses or in other industries. Synetic anticipates that it may enter into acquisitions, joint ventures, strategic alliances or other business combinations. These transactions may materially change the nature and scope of the business. Any transactions will be limited, as required by an agreement to which Synetic is a party (which agreement expires on May 24, 1999), to areas of business that would not be competitive with certain businesses of Merck & Co. See "Business -- Certain Relationships and Related Transactions" in the 1996 10-
K. Although management of Synetic will endeavor to evaluate the risks inherent in any particular transaction, including the acquisition of Point Plastics, there can be no assurance that Synetic will properly ascertain all such risks. In addition, no assurances can be given that Synetic will succeed in consummating any such transactions, that such transactions, including the acquisition of Point Plastics, will ultimately provide Synetic with the ability to offer the products and services described or that Synetic will be able to successfully manage or integrate any resulting business.

     The success of Synetic's acquisition program will depend on, among other things, the availability of suitable candidates, the availability of funds to finance transactions, and the availability of management resources to oversee the operation of resulting businesses. Financing for such transactions may come from several sources, including, without limitation, (a) cash and cash equivalents on hand and marketable securities and (b) proceeds from the incurrence of indebtedness or the issuance of additional Common Stock, preferred stock, convertible debt or other securities. The issuance of additional securities, including Common Stock, could (i) result in substantial dilution of the percentage ownership of the stockholders of Synetic at the time of any such issuance and (ii) result in substantial dilution of Synetic's earnings per share. The proceeds from any financing may be used for costs associated with identifying and evaluating prospective candidates, and for structuring, negotiating, financing and consummating any such transactions and for other general corporate purposes. Synetic does not intend to seek stockholder approval for any such transaction or security issuance unless required by applicable law or regulation. Although Mr. Martin J. Wygod, Chairman of the Board of Directors of Synetic (the "Synetic Board"), has indicated his intention to assist Synetic in its acquisition program by bringing opportunities for potential transactions to Synetic and to assist Synetic in negotiating such transactions and in seeking financing in the event any such transaction were to be financed by Synetic, he is not an officer or an employee of Synetic nor is he required pursuant to any contractual obligation to provide such support or assistance.

COORDINATION OF THE SURVIVING CORPORATION WITH POREX

     The success of the Surviving Corporation (as defined below), in achieving attractive operating results will depend upon the ability of Synetic and, more specifically, Porex, to successfully coordinate the operations of Porex and the Surviving Corporation both of which have operated independently. There can be no assurance that the operations will be coordinated without encountering difficulties or that the benefits expected from such integration will be realized at the anticipated levels or within the anticipated time periods; such benefits may be higher or lower and may be realized within a shorter or longer period of time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Philip Stolp and Thomas Taggart, members of management of Point Plastics, Inc. ("Point Plastics"), a California corporation, and the Board of Directors of Point Plastics (the "Point Plastics Board") have interests in the Merger in addition to their interests as shareholders of Point Plastics. Both Mr. Stolp and Mr. Taggart have entered into five-year employment agreements with a subsidiary of Synetic which become effective upon consummation of the Merger. In addition, both Mr. Stolp and Mr. Taggart are participants in the Point Plastics, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") and will receive their proportionate share of merger consideration paid to the ESOP and distributed to participants (after repayment of the $2,657,272 loan (the "ESOP Loan")). Mr. Taggart had been granted options to purchase 48,999 shares of common stock of Point Plastics ("Point Plastics Common Stock"), which will become fully vested immediately prior to the Effective Time. Point Plastics has agreed to pay Mr. Taggart a bonus of $489,900 to pay the exercise price of all such options if the Merger is consummated. See "Interests of Certain Persons in the Merger; Conflicts of Interest" on page 29. Each of Messrs. Stolp and Taggart will also receive, at the Effective Time, options to purchase 150,000 shares of Synetic Common Stock at an exercise price equal to the fair market value of the Synetic Common Stock on such date.

FLUCTUATION OF STOCK PRICE

     Shareholders receiving Synetic Common Stock in the Merger will receive a number of shares of Synetic Common Stock based on an exchange ratio (the "Exchange Ratio") for each share of Point Plastics Common Stock. Because the Exchange Ratio was fixed based on a market price per share of Synetic Common Stock of $62.00 (the last sale price of Synetic Common Stock on May 14, 1998) and because the market price of shares of Synetic Common Stock is subject to fluctuation, the market value per share of shares of Synetic Common Stock that holders of shares of Point Plastics Common Stock may receive in the Merger for each share of Point Plastics Common Stock may be less than, greater than or equal to $62.00. In addition, because of such fluctuations in the value of shares of Synetic Common Stock, the market value of the shares of Synetic Common Stock that holders of shares of Point Plastics Common Stock may receive in the Merger may increase or decrease following the Merger. The market price for Synetic Common Stock has been and may continue to fluctuate. As of July 1, 1998, the most recent practicable date prior to mailing of this Proxy Statement/ Prospectus, the closing sale price of Synetic Common Stock, as reported by NASDAQ was $57.25.

                                 THE COMPANIES

POINT PLASTICS, INC.

     Business

     Point Plastics, incorporated in California in 1977, designs, manufactures and distributes injection-molded disposable laboratory plastics for liquid handling done in clinical and diagnostic research. Products include pipette tips, microcentrifuge tubes and PCR tubes, which are sold to the research and clinical life sciences market worldwide. Point Plastics had net sales in 1997 of approximately $24.8 million.

     Point Plastics' products are sold worldwide to distributors, and directly to end users in the biotechnology industry. The biotechnology industry includes molecular biology, immunology, cell culture and protein chemistry. End users of Point Plastics' products include research institutes, biotech firms, forensic and hospital laboratories, university research laboratories, blood banks and pharmaceutical companies.

     Point Plastics' business strategy has been to offer quality products and services in the market using its proprietary injection molding technology. This process provides Point Plastics with flexibility in producing quality pipette tips in a highly efficient production facility.

     Point Plastics' headquarters and manufacturing operations are located at an approximately 126,000 -square - foot site in Petaluma, California. The site is composed of nine buildings: four such buildings are owned by Point Plastics; two are owned but subject to a mortgage; and the remaining three are occupied under long-term leases.

     Point Plastics, Inc. has approximately 160 employees, all of which are located at its Petaluma facility. Of these 160 employees, 141 are employed in manufacturing, eight are employed in sales and marketing, and 11 are employed in administration.

     Common Stock

     There is no established public trading market for any class of capital stock of Point Plastics. As of the record date for the Special Meeting (defined herein), there were five holders of record of shares of Point Plastics Common Stock, one of which is the ESOP.

     Financial Statements

     For Point Plastics' financial results, refer to the 1997 Financial Statements of Point Plastics (the "1997 Financial Statements") attached hereto at pages F-1 to F-27.

     Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following table sets forth for the period indicated the percentage which certain items in the financial statements of Point Plastics bear to net sales.


                                                PERCENTAGE OF NET SALES
                                                                                                FOR THE
                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                             FISCAL YEAR ENDED DECEMBER 31,                ------------------
                                            ---------------------------------
                                               1997        1996       1995                     1998    1997
                                            ----------  ----------  ---------                 ------  ------
Net Sales                                       100.0%      100.0%     100.0%                 100.0%  100.0%
Cost and expenses
 Cost of sales                                   52.2        53.3       54.4                   50.9    51.1
Selling, general and administrative              12.7        12.6       11.7                   13.4    13.1
Interest income                                  (2.7)       (2.3)      (2.1)                  (2.6)   (2.5)
Interest expense                                  1.9         2.2        2.6                    1.9     2.0
ESOP contribution                                 2.2         2.6        2.9                    4.3     2.5
Other (income) expense                            ---          .2         .1                     --      --
                                                -----       -----      -----                  -----   -----
                                                 66.3        68.6       69.6                   67.9    66.2
Income before provision for income taxes         33.7        31.4       30.4                   32.1    33.8
Provision for income taxes                       12.9        12.4       11.4                   12.5    13.1
                                                -----       -----      -----                  -----   -----
Income from continuing operations                20.8%       19.0%      19.0%                  19.6%   20.7%
                                                =====       =====      =====                  =====   =====


     The historical operations of Point Plastics are primarily related to its manufacture of disposable plastics for the biotechnology industry. All revenues and operating expenses were derived from these operations.

     Quarter Ended March 31, 1998 and 1997
     Consolidated Results of Operations

     Net sales for the first quarter of 1998 increased by .9% to $5,866,710 from $5,815,356 in the corresponding quarter of 1997. Sales remained relatively constant as compared to the same period of the prior year.

     Cost of sales for the first quarter of 1998 increased by .5% to $2,988,381 from $2,973,703 in the corresponding quarter of 1997 due to the increased sales volume. As a percent of net sales, cost of sales decreased to 50.9% from 51.1% due primarily to decreases in raw material prices.

     Selling, general and administrative expenses for the first quarter of 1998 increased by 3.0% to $782,560 from $759,479 in the corresponding quarter of 1997. The increase was due primarily to an increase in professional fees paid in connection with certain tax matters and the ISO 9001 certification of the company's manufacturing process. As a percent of net sales, selling, general and administrative expenses remained relatively constant.

     The ESOP contribution for the first quarter of 1998 increased by 71.7% to $252,336 from $147,000 in the corresponding quarter of 1997 due to an increase in the allowable contribution level as a result of the 1997 plan loan and the recognition of compensation expense based on the fair market value of common stock released during the period.

     Interest income for the first quarter of 1998 increased by 6.6% to $153,644 from $144,172 in the corresponding quarter of 1997 due to an increase in funds available for investment generated by operations in 1997.

     Interest expense for the first quarter of 1998 decreased by 2.2% to $112,570 from $115,149 in the corresponding quarter of 1997 due to principal reductions of long term debt.

     Years Ended December 31, 1997 and 1996
     Consolidated Results of Operations

     Net sales for 1997 increased by 15.6% to $24,828,484 from $21,472,829 in
1996. The sales increase was due primarily to the increased sales of products used in the Polymerase Chain Reaction ("PCR") process, and to a lesser extent, increased demand for products used in high throughput screening and micro assay automation.

     Cost of sales for 1997 increased by 13.1% to $12,948,179 from $11,446,396 in 1996 due to the increased sales volume. As a percent of net sales, cost of sales decreased to 52.2% from 53.3% due primarily to decreases in raw material prices and to fixed costs which did not increase proportionately with sales.

     Selling, general and administrative expenses for 1997 increased 17.5% to $3,161,856 from $2,691,388 in 1996. The increase was due primarily to increases in executive bonuses that are based on financial performance of Point Plastics. As a percent of net sales, selling, general and administrative expenses remained relatively constant.

     Interest income for 1997 increased by 38.0% to $678,338 from $491,617 in 1996 due to an increase in funds available for investments generated by operations in 1997.

     Interest expense for 1997 decreased by 2.3% to $459,800 from $470,681 in 1996 due to principal payments made during 1997 resulting in a reduction of the Point Plastics' long-term debt.

     The ESOP contribution for 1997 decreased by .7% to $558,681 from $562,773 in 1996 due to a decrease in the number of eligible participants at year end.

     Other expense for 1997 decreased by 98.6% to $555 from $40,395 in 1996 due primarily to the write-down of a limited partnership investment in 1996.

     The effective tax rate for 1997 decreased to 38.3% from 39.4% in 1996 due primarily to a reduction in the state tax rate.

     Years Ended December 31, 1996 and 1995
     Consolidated Results of Operations

     Net sales for 1996 increased by 7.3% to $21,472,829 from $20,013,624 in 1995. The sales increase was due primarily to increased sales for products used in PCR process, and, to a lesser extent, increased demand for the environmentally friendly packaging enhancements made to the existing product line.

     Cost of sales for 1996 increased by 5.1% to $11,446,396 from $10,887,707 in 1995 due to increased sales volume noted above. As a percent of net sales, cost of sales decreased to 53.3% from 54.4% due primarily to a transfer of certain labor intensive production processes to a lower cost outside service and to fixed costs which did not increase proportionately with sales.

     Selling, general and administrative expenses for 1996 increased by 14.9% to $2,691,388 from $2,343,430 in 1995. The increase was due primarily to increases in administrative personnel, royalty expense, and the introduction of new sales catalogs. As a percent of net sales, selling, general and administrative expenses increased to 12.5% from 11.7% for the reasons stated above.

     Interest income for 1996 increased by 14.5% to $491,617 from $429,375 in 1995 due to an increase in funds available for investments generated by operations in 1996.

     Interest expense for 1996 decreased by 10.8% to $470,681 from $527,600 in 1995 due to a $625,000 principal payment made during 1996 resulting in a reduction in Point Plastics' long-term debt.

     The ESOP contribution for 1996 decreased by 1.6% to $562,773 from $571,895 in 1995 due to a limitation on allowable contributions after the payoff of an ESOP note.

     Other expense for 1996 increased 93.6% to $40,395 from $20,868 in 1995 due primarily to a write-down of a limited partnership investment in 1996.

     The effective tax rate for 1996 increased to 39.4% from 37.5% in 1995 due primarily to a California manufacturer's tax credit in 1995 which allowed a two-year credit in comparison to a single-year credit in 1996.

     Capital Resources and Liquidity

     As of March 31, 1998, Point Plastics, Inc. had $5,911,624 of cash and cash equivalents, $14,427,489 in working capital, and $6,167,748 of marketable securities.

     As of December 31, 1997, Point Plastics has $2,987,664 of cash and cash equivalents, $13,597,625 in working capital, and $8,153,759 of marketable securities.

     Net cash used for investing activities was $6,020,388 in 1997. This included capital expenditures of $2,420,422 and the issuance of a note receivable to the ESOP for $2,657,272 to fund the buyout of separated participants.

     Net cash used for financing activities was $641,131 primarily due to repurchase and retirement of Company stock held by separated participants of the ESOP.

     Point Plastics' policy has been to finance its growth from internally generated funds rather than seek outside financing. Current plans include the construction of an administrative and shipping facility on a company-owned parcel. The cost of construction is expected to be $2 million.

     Although Point Plastics sells its products worldwide, its net sales and receivable collections are in U.S. currency. Therefore, currency fluctuations have historically not had a significant impact on the Point Plastics' net sales, costs or profits.

     Point Plastics has completed its evaluation with respect to the possible exposures of the year 2000 on its computer system and software. Based on this evaluation, as of December 31, 1997, Point Plastics made the investment necessary for its software to be year 2000 compliant. The implementation of the conversion to the year 2000 compliant software is expected to be completed during 1998. The future financial impact of this conversion is not expected to be material.

     On May 4, 1998, Point Plastics was informed by one of its major customers that it would be substantially reducing its purchases of product from Point Plastics. Point Plastics has begun an effort to replace any loss of sales to this customer, but there can be no assurance whether such efforts will be successful.

SYNETIC, INC.

     Synetic is engaged in two principal business activities, plastics technologies and healthcare communications:

     . Porex designs, manufactures and distributes porous and solid plastic components and products used in healthcare, industrial and consumer applications. Porex's principal products, which incorporate porous plastics, are used to filter, wick, drain, vent or control the flow of fluids or gases.

     . Through its wholly owned subsidiary, Avicenna, Synetic has directed its efforts in a new area of business relating to the use of Internet technology to expand the channels of communication in the healthcare industry. The creation of these new channels is intended to benefit providers and payors of healthcare services by improving the quality of patient care, securing appropriate utilization of healthcare services, reducing administrative costs and enforcing benefit plan guidelines.

     Synetic had net sales of approximately $52.9 million for its fiscal year 1997, which ended on June 30, 1997.

     Synetic maintains an acquisition program and intends to concentrate its acquisition efforts on businesses which are complementary to Synetic's healthcare communications strategy and its plastic filtration and technology business, but such emphasis is not intended to limit in any manner Synetic's ability to pursue acquisition opportunities in other healthcare-related businesses or in other industries. Synetic anticipates that it may enter into acquisitions, joint ventures, strategic alliances or other business combinations. These transactions may materially change the nature and scope of the business. Any transactions will be limited, as required by agreements to which Synetic is a party, to areas of business that would not be competitive with certain businesses of Merck & Co., Inc. which expire on May 24, 1999.

     The address of Synetic's principal executive offices is 669 River Drive, Elmwood Park, New Jersey 07407, and its telephone number is (201) 703-3400.

     Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), was incorporated for the purpose of consummating the Merger and has not conducted any unrelated business activities since its organization.

     Merger Sub's principal executive office is located at 669 River Drive, Elmwood Park, New Jersey 07407, and its telephone number is (201) 703-3400.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Point Plastics Board for use at the special meeting of Point Plastics shareholders (the "Special Meeting").

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, holders of Point Plastics Common Stock will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of March 6, 1998 (the "Original Merger Agreement"), as amended on May 22, 1998 (the "Amendment", the Original Merger Agreement as amended by the Amendment is referred to herein as the "Merger Agreement"), among Synetic, Plastics Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), Point Plastics, the trustees of the Point Plastics, Inc. Employee Stock Option Plan and Trust and certain individual holders of capital stock of Point Plastics. Pursuant to the terms of the Merger Agreement, Point Plastics will be merged into Merger Sub and Merger Sub will be the surviving corporation (the "Merger").

     AFTER CAREFUL CONSIDERATION, THE POINT PLASTICS BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF POINT PLASTICS AND ITS SHAREHOLDERS. THE POINT PLASTICS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF POINT PLASTICS COMMON STOCK VOTE TO APPROVE IT AT THE SPECIAL MEETING. SEE "INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST" ON PAGE 29.

VOTING AND PROXIES

     The Point Plastics Board has fixed the close of business on June 10, 1998 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. At that date, there were outstanding 1,450,287 shares of Point Plastics Common Stock, the holders of which will be entitled to one vote per share on each matter submitted to the Special Meeting. The Point Plastics Common Stock is the only class of capital stock of Point Plastics issued and outstanding.

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Point Plastics Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement under California law and Point Plastics' Articles of Incorporation and Bylaws. In addition, it is a condition to the obligations of Synetic and Merger Sub to effect the Merger that the Merger Agreement be approved by the holders of at least 90% of such shares.

     Synetic required, as a condition to its entering into the Merger Agreement, that Mr. Stolp and Mr. Taggart agree to vote their shares of Point Plastics Common Stock in favor of the Merger. Mr. Stolp and Mr. Taggart did not receive (nor did Synetic or Point Plastics surrender) any consideration (other than the consideration provided under the Merger Agreement) in connection with the agreement of Mr. Stolp and Mr. Taggart to vote their shares of Point Plastics Common Stock in favor of the Merger. Together their shares constitute approximately 54% of the shares entitled to vote on the Merger (including shares beneficially owned through the ESOP). Other than the voting agreement between Mr. Stolp and Mr. Taggart and Synetic, there is no voting agreement or other affiliation between Synetic and Point Plastics or its management or any of its shareholders. The shares of Point Plastics Common Stock held in the ESOP will be voted in accordance with instructions received by the ESOP Trustees (as defined herein) from employees of Point Plastics who are participants in the ESOP prior to the Special Meeting. Any shares held in the ESOP for which no instructions are timely received by the ESOP Trustees will be voted in favor, against and/or abstain with respect to the Merger in the same proportions as shares in the ESOP are voted pursuant to instructions received by the ESOP Trustees.

     Shares of Point Plastics Common Stock represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions indicated on such proxies or, if no instructions are indicated, will be voted for adoption of the Merger Agreement and in the best judgment of the individuals named in the accompanying proxy on any other matters which may properly come before the Special Meeting.

REVOCATION OF PROXIES

     Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of Point Plastics at the address given on the Notice of Shareholders' Meeting accompanying this Proxy Statement/Prospectus. Any proxy may also be revoked by the shareholder's attendance at the Special Meeting and voting in person. A notice of revocation need not be on any specific form. Abstentions may be specified with respect to the adoption of the Merger Agreement by properly marking the "ABSTAIN" box on the proxy for such proposal, and will be counted as present for the purpose of determining the existence of a quorum. Abstentions will have the same effect as a vote against the adoption of the Merger Agreement at the Special Meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by and on behalf of the Point Plastics Board. Point Plastics will pay all expenses related to copying and delivery of the Proxy Statement/Prospectus and Synetic will pay all the Securities and Exchange Commission (the " Commission") and other regulatory filing fees incurred in connection with the Proxy Statement/Prospectus. In addition to soliciting proxies by mail, officers, directors and employees of Point Plastics, without receiving additional compensation therefor, may solicit proxies by telephone, telegraph, in person or by other means. Arrangements also will be made with custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Point Plastics Common Stock held of record by such persons, and Point Plastics will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                   THE MERGER

BACKGROUND OF THE MERGER

     On December 2, 1997, Victor L. Marrero, a Vice President of Synetic, and other representatives of Synetic contacted Mr. Stolp, the Chief Executive Officer of Point Plastics, to inquire whether Point Plastics had any interest in being acquired by another Company. Mr. Stolp indicated that he had no interest in selling Point Plastics at that time; however, Synetic was free to make an offer if it so wished. Synetic's representatives were given a tour of Point Plastics' plant and facilities and were provided with financial statements for Point Plastics for the calendar years of 1996, 1995 and 1994.

     On December 10, 1997, Martin J. Wygod, Chairman of the Synetic Board, and Anthony Vuolo, Vice President and Chief Financial Officer of Synetic, met with Mr. Stolp to discuss the possibility of Synetic acquiring Point Plastics.

     During the period from December 10, 1997 to January 6, 1998, Messrs. Marrero and Stolp had a number of conversations in which they discussed a possible transaction between Synetic and Point Plastics.

     On January 6, 1998, Mr. Marrero and other representatives of Synetic met with Mr. Stolp and Mr. Taggart, Executive Vice President of Point Plastics, to discuss Point Plastics' business and the parameters from which to proceed regarding a possible business transaction. Synetic agreed to provide Mr. Stolp a formal proposal for the acquisition of Point Plastics.

     On January 8, 1998, a letter proposal for the acquisition of Point Plastics was faxed to Mr. Stolp. The letter proposal indicated that Synetic would, subject to due diligence, pay $86 million, subject to adjustment under certain circumstances, payable 60% in shares of Synetic Common Stock, and 40% in cash, for all of the outstanding capital stock of Point Plastics.

     On January 14, 1998, the Point Plastics Board of Directors held a special meeting at which the offer of the Merger was discussed.

     On January 26, 1998, the Point Plastics Board held a special meeting to discuss the effect of the Merger on the participants of the ESOP (the "ESOP Participants"), and acceleration of Mr. Taggart's Stock Option and payment of the price for exercising such options by Point Plastics in connection with the Merger.

     From January 26, 1998 to January 28, 1998, Synetic commenced its due diligence review of Point Plastics and presented a preliminary term sheet outlining the Merger Agreement to Mr. Stolp and Mr. Taggart for their review and comment.

     On February 18, 1998 Mr. Wygod and Mr. Taggart met to discuss Point Plastics' business.

     From February 25, 1998 through March 6, 1998, Synetic and its counsel continued its due diligence efforts.

     On March 5, 1998, the Point Plastics Board held a meeting and, after due deliberation, unanimously approved the terms of the Merger pursuant to the Merger Agreement. On March 5, 1998, the Synetic Board held a meeting and, after due deliberation, unanimously approved the terms of the Merger pursuant to the Merger Agreement. In addition, Synetic incorporated Merger Sub for the purpose of consummating the Merger. On March 6, 1998, Synetic and Point Plastics agreed on the final terms of and executed the Merger Agreement.

     On March 9, 1998, Synetic issued a press release announcing that it had entered into the Merger Agreement with Point Plastics.

     On April 24, 1998, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") was granted, permitting the Merger to proceed pursuant to the HSR Act.

     On May 4, 1998, Point Plastics informed Synetic that one of its major distributors (the "Distributor") intended to immediately reduce substantially the volume of its purchases from Point Plastics. In connection with the prospective loss of these sales, Synetic and Point Plastics discussed amending the Merger Agreement.

     On May 14, 1998, Synetic and Point Plastics agreed in principle to amend the Original Merger Agreement.

     On May 20, 1998, the Point Plastics Board held a meeting and, after due deliberation, unanimously approved the terms of the Amendment.

      REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARDS OF DIRECTORS

     Point Plastics

     At a special meeting of the Board of Directors of Point Plastics held on March 5, 1998, the Point Plastics Board reviewed the terms of the Merger Agreement with members of Point Plastics management and discussed the business prospects of Point Plastics and the potential combination with Synetic. At the meeting, the Point Plastics Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of Point Plastics.

     In considering the Merger, the Point Plastics Board consulted with its management and considered a number of factors, including the following principal factors:

     1. The terms and conditions of the Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement.

     2. The way Point Plastics' business would complement operations of Synetic.

     3. The possible strategic growth opportunities resulting from the combination of the businesses of Point Plastics and Synetic.

     4. Point Plastics' and Synetic's respective businesses, financial condition, results of operations and prospects, including but not limited to past growth, developing products and profitability, and the business risks associated therewith.

     5. The fact that the Merger would provide holders of Point Plastics Common Stock with equity interest in the combined entity which has publicly traded securities.

     6. The likelihood of consummation of the Merger, including the limited conditions to its consummation and limited circumstances under which the Merger Agreement can be terminated.

     The Point Plastics Board also considered the negative factors relating to the Merger, including: (i) the risks that the benefits sought in the Merger would not be fully achieved; (ii) the risk that the Merger would not be consummated; (iii) the possible loss of revenue from customers; and (iv) the risks associated with the business of Synetic, described under "RISK FACTORS".

     The foregoing discussion of information and factors considered and given weight by the Point Plastics Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Point Plastics Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations.

     At a special meeting of the Board of Directors of Point Plastics held on May 20, 1998, the Point Plastics Board reviewed the terms of the Amendment with members of Point Plastics management. At the meeting, the Point Plastics Board unanimously determined that the Amendment is fair to, and in the best interests of, the shareholders of Point Plastics. Accordingly, the Point Plastics Board has unanimously adopted the Merger Agreement and unanimously recommends that the holders of outstanding shares of Point Plastics Common Stock vote for approval of the Merger Agreement at the Special Meeting.

     Messrs. Stolp and Taggart have personal interests in the Merger that are not identical to the interests of other shareholders of Point Plastics Common Stock. Such personal interests of the directors and executive officers of Point Plastics are set forth in detail in "Interests of Certain Persons in the Merger; Conflicts of Interest" on this page 29.

     THE POINT PLASTICS BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF POINT PLASTICS COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Synetic

     On March 4, 1998, the Board of Directors of Synetic determined that the Merger is in the best interests of Synetic and its stockholders and unanimously approved the Original Merger Agreement. Synetic believes that the Merger will provide a unique opportunity for Synetic's growth in the laboratory plastics industry. The highly complementary product lines of Point Plastics' and Synetic's subsidiary Porex is expected to enable more effective and cost-efficient research and development, marketing and production. In addition, Synetic anticipates possible strategic growth opportunities resulting from the combination of the businesses of Point Plastics and Synetic. On May 22, the Board of Directors of Synetic approved the Amendment.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     In considering the Merger, you should be aware of the interests certain officers and directors of Point Plastics have in the Merger that are different from your and their interests as shareholders. In this regard, you should consider, among other things, employment agreements of Mr. Stolp and Mr. Taggart dated as of March 6, 1998.

     As of the record date, the executive officers and directors of Point Plastics beneficially owned or held options to acquire an aggregate of 789,991 shares of Point Plastics Common Stock. Of these shares of Point Plastics Common Stock, 48,999 are subject to options (all of which will become fully vested and exercised immediately prior to the Effective Time) and 84,858 are held through the ESOP (as of December 31, 1996).

     Employment Agreements

     Porex entered into employment agreements (the "Employment Agreements") with Mr. Stolp and Mr. Taggart (the "Executives") as of March 6, 1998. The Employment Agreements have a term of five years beginning on the Effective Time (as defined below) with automatic one-month renewals (the "Employment Period"). In the event that the Merger is not effectuated and the Merger Agreement is terminated, the Employment Agreements will become null and void.

     Pursuant to the Employment Agreements, each Executive will receive an annual base salary, subject to increases (but not decreases) at the discretion of the Board of Directors of Porex or the Compensation Committee of the Board of Directors of Porex. The current 1998 annual salary of each of the Executives is $190,000. In addition, each Executive will be granted an option (the "New Option") to purchase 150,000 shares of Synetic Common Stock at an exercise price equal to the fair market value of the Synetic Common Stock at the Effective Time. The New Option will vest at a rate of 20% per year. Each Executive will also receive, during the Employment Period, an annual advance (the "Advance Draw") against the appreciation represented by the difference between the exercise price of the Executive's stock options (which include the New Option and any other options or right to purchase Synetic Common Stock, collectively, the "Options") and the fair market value of the underlying shares of Synetic Common Stock on the date of exercise. The Executives will also be eligible to participate in Porex's EVA Incentive Plan (the "Incentive Plan"). In addition, the Executives will participate in all pension and welfare benefit plans and programs which are applicable to officers of Porex.

     Under the Employment Agreements, in the event an Executive's employment is terminated by Porex without "Cause" or by the Executive (prior to the second anniversary of the Effective Time in the case of Mr. Stolp) for "Good Reason" (as each such term is defined below), the Executive is to receive (a) a continuation of his base salary for a period (the "Severance Period") of, in the case of Mr. Taggart, the remainder of the Employment Period, and in the case of Mr. Stolp, two years following the date of termination, or, if less, through the remainder of the Employment Period, (b) continued medical, dental and other welfare plan coverage during the Severance Period until the Executive is offered comparable coverage with a subsequent employer, (c) certain amounts held under the Incentive Plan, if any, and (d) the pro rata portion of the bonus Executive would have earned, if any, for the year of termination under the Incentive Plan. In addition, upon any such termination, Mr. Taggart will continue to vest in the New Options as if he remained in the employ of Porex for the remainder of the Employment Period.

     For the purposes of the Employment Agreements, "Cause" means (i) a willful failure of Executive to perform his duties under the Employment Agreement, which failure has not been cured (to the extent susceptible to cure) within 30 days following written notice from Porex detailing such failure; (ii) any willful and material misconduct by Executive relating, directly or indirectly, to Porex or any of its affiliates, or any breach by Executive of any material policy of Porex or any of its affiliates, which material policy has been disseminated to employees of Porex and enforced on a consistent basis and which breach has not been cured (to the extent susceptible to cure) within 30 days following written notice from Porex detailing such breach; (iii) any material breach by Executive of the Employment Agreement, including, without limitation, the restrictive covenants referred to below, which breach has not been cured (to the extent susceptible to cure) within 30 days following written notice from Porex detailing such breach; or (iv) Executive's commission of a common law fraud against Porex or any of its affiliates or conviction of a felony crime involving moral turpitude. "Good Reason" means any of the following conditions or events which condition(s) or event(s) remain in effect 30 days after written notice is provided by Executive to Porex detailing such condition or event: (i) a material reduction in Executive's title, responsibilities or duties, as measured against his title, responsibilities or duties, immediately prior to such reduction; (ii) the relocation of Executive's work outside of a 30-mile area surrounding Petaluma, California; (iii) any reduction in Executive's base salary or Advance Draw or any material breach by Porex of the Employment Agreement; or
(iv) any termination by Porex of the Employment Period in a manner which is inconsistent with the terms of the Employment Agreement.

     In the case of Mr. Taggart, if the Employment Period expires without renewal or terminates at any time after the fifth anniversary of the Effective Time for any reason other than death, Disability or Cause, the Executive will continue to receive his base salary for a period of one year following the date of termination, and, in consideration of the salary continuation, the Executive will act as a consultant to Porex at mutually agreeable times of up to 15 hours per month. In the case of Mr. Stolp, if the Employment Period is terminated by the Executive after the second anniversary of the Effective Time, such termination will be treated as a termination by Porex for Cause. At the election of Porex, Mr. Stolp will act as a consultant to Porex for a period of one year following the date of such termination at mutually agreeable times of up to 15 hours per month. In consideration for such consulting services, Mr. Stolp will continue to receive his base salary (at a rate equal to 50% of the rate in effect at the time of such termination) during such one-year period.

     The Employment Agreements contain confidentiality, non-competition and non-solicitation covenants on the part of the Executives.

     Stock Options

     Pursuant to the Merger Agreement, Mr. Taggart has agreed to exercise the option issued to him pursuant to Point Plastics' Stock Option Plan (the "Point Plastics Stock Plan") to purchase all 48,999 shares of Point Plastics Common Stock, which constitute the only options of Point Plastics issued and outstanding (the "Point Plastics Options"). Such exercise will be effective immediately prior to, and conditioned on, the Effective Time. Mr. Taggart will receive in full consideration for the exercise of the Point Plastics Options the aggregate Per Share Consideration that he would have otherwise received if he had exercised such Point Plastics Options prior to the Effective Time (which amount will equal such aggregate Per Share Consideration, less the $10.00 per share exercise price of such Point Plastics Options and any amounts required to be withheld under applicable tax laws).

Point Plastics has agreed to grant Mr. Taggart a bonus to pay the $10.00 per share exercise price. For purposes of the Merger Agreement, including, without limitation, the shareholder indemnification obligations contained therein, Mr. Taggart will be considered a Point Plastics Shareholder and the shares of Point Plastics Common Stock subject to Point Plastics Options will be considered outstanding Point Plastics Common Stock. In addition, as discussed above, each of Messrs. Stolp and Taggart are receiving options to purchase Synetic Common Stock under their employment agreements. See "Interests of Certain Persons in the Merger; Conflicts of Interest" on page 29.

     The ESOP

     The Cash Consideration received by the ESOP will first be applied by Mr. Stolp, Jason Stolp and Patricia Parsons, acting solely in their capacity as trustees under the ESOP (collectively, in such capacity, the "ESOP Trustees") and at the direction of Mr. Stolp, Jason Stolp, Patricia Parsons and Donald J. Lewis, in their capacity as members of the ESOP Committee to the repayment in full of the ESOP Loan evidenced by the ESOP Loan Agreement and Addendums dated December 18, 1997 by and between Point Plastics and the ESOP Trustees, and any excess proceeds will be allocated to the accounts of the participants and beneficiaries in accordance with the terms of the ESOP. Both Mr. Stolp and Mr. Taggart are participants in the ESOP, and will receive their proportionate share of such allocation, if any, as well as their share of stock consideration received by the ESOP.

     The ESOP will remain in place for approximately one year following the Merger. The ESOP has agreed to elect to receive Synetic Common Stock for at least 51% of the shares of Point Plastics Common Stock held in the ESOP and cash for between 40% and 49% of such shares of Point Plastics Common Stock.
Employees of Point Plastics who are participants in the ESOP will be able to elect to receive between 60% and 51% of their merger consideration in shares of Synetic Common Stock and between 40% and 49% of their merger consideration in cash for their shares of Point Plastics Common Stock held in their ESOP accounts. 25% of the consideration to be paid to the ESOP in the Merger (the "Escrow Fund") will be held in escrow for one year after the Merger to satisfy certain claims made by Synetic for indemnification under the Merger Agreement during such one-year period. Part of the Escrow Fund may be retained in escrow beyond this one-year period to satisfy such claims made by Synetic but not fully resolved during such one-year period.

     No further contributions will be made to the ESOP following the Effective Time; provided, however, that to the extent permitted by applicable law, Synetic will maintain the ESOP (but make no contributions thereto) for a period of one year following the Effective Time. Prior to the Effective Time the ESOP will be amended to provide that: (i) the ESOP Trustees will vote unallocated shares of Point Plastics Common Stock and allocated shares of Point Plastics Common Stock for which no voting instructions are received, in proportion to the voting instructions received from ESOP Participants on allocated shares of Point Plastics Common Stock; (ii) ESOP Participants may make elections for the Cash Consideration or the Stock Consideration, and the demand for dissenters' rights, by so instructing the ESOP Trustees with respect to their allocated shares of Point Plastics Common Stock; (iii) all ESOP Participants will become 100% vested in their ESOP accounts at the Effective Time; (iv) promptly following the one-year anniversary of the Effective Time, or sooner at the election of Synetic, all shares of Synetic Common Stock then remaining in the ESOP (other than shares to be distributed to certain ESOP Participants) will be transferred to the Porex Technologies Corp. 401(k) Savings Plan (the "Porex 401(k) Plan"); and (v) the ESOP will be terminated after termination of the Escrow Agreement (as defined herein) and such Synetic Common Stock transfer (but no earlier than December 31,
1998) and ESOP Participants will be offered lump sum distributions of the remaining cash balances in their ESOP accounts. Contributions made to the ESOP by Point Plastics prior to March 6, 1998 will be allocated as of December 31, 1998, under the existing provisions of the ESOP.

     Continuation of Benefits; Service Recognition

     For a period of two years following the Effective Time and other than with respect to the ESOP, Synetic will maintain, or cause to be maintained, employee benefit plans and arrangements which in the aggregate will provide a substantially comparable level of benefits to employees of Point Plastics to those provided under the Point Plastics employee benefit plans and arrangements as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary to comply with applicable law. To the extent eligible, employees of the Surviving Corporation (as defined below) will be entitled to participate in the Porex 401(k) Plan as soon as practicable after the Effective Time. To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by Synetic or the Surviving Corporation for the benefit of employees of the Surviving Corporation, the employees of the Surviving Corporation will be credited for service with Point Plastics accrued prior to the Effective Time.

FORM OF THE MERGER

     If the holders of Point Plastics Common Stock approve the Merger Agreement and all other conditions to the Merger are satisfied or waived (where permissible), Point Plastics will be merged with and into Merger Sub, with Merger Sub being the surviving corporation after the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Synetic. The date on which the closing of the Merger (the "Closing") will occur is referred to herein as the "Closing Date." Synetic and Point Plastics anticipate that the Closing Date will occur as promptly as practicable after the Special Meeting, and after the satisfaction or, if permissible, waiver of each of the conditions to the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of Synetic, Point Plastics or other holders of outstanding shares of the Point Plastics capital stock immediately prior to the Effective Time (the "Point Plastics Shareholders"):

     (i) each outstanding share of Point Plastics Common Stock (other than Dissenting Shares (as defined in the Merger Agreement) and treasury shares) will be canceled and converted automatically into the right to receive the Per Share Consideration (as hereinafter defined);

     (ii) each share of Point Plastics Common Stock held in the Point Plastics treasury as of the Effective Time will be canceled and retired and all rights in respect thereof will cease to exist, without any conversion thereof or payment of any consideration therefor.

EFFECTIVE TIME

     The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California (the "Effective Time") (or such later time as may be agreed by the parties hereto and specified in the Certificates of Merger).

MERGER CONSIDERATION

     Aggregate Purchase Price

     The aggregate consideration that holders of Point Plastics Common Stock will receive is 832,259 shares of Synetic Common Stock and $34,399,942 in cash (the "Aggregate Purchase Price"). At the time that the value of Synetic Common Stock was agreed upon for the purpose of determining the Stock Consideration the value of the Aggregate Purchase Price was $86 million; however, this value is subject to fluctuations up or down depending upon changes in the market value of Synetic Common Stock prior to the Closing.

     Per Share Consideration

     At the Effective Time, Point Plastics shareholders will be entitled to receive, in exchange for each share of Point Plastics Common Stock, an amount equal to the Aggregate Purchase Price divided by the number of shares of Point Plastics Common Stock outstanding immediately prior to the Effective Time (the "Per Share Consideration"). Point Plastics shareholders may elect to:

     (i) receive the Per Share Consideration in cash (the "Cash Consideration" this election being a "Cash Election"); or

     (ii) receive the Per Share Consideration in the number of shares of Synetic Common Stock as is determined by dividing the Per Share Consideration by $62.00 (the last sale price of Synetic Common Stock on May 14, 1998, the date on which Synetic and Point Plastics agreed in principle to amend the Original Merger Agreement) rounded to the nearest one one-thousandth of a share (the "Stock Consideration" this election being a "Stock Election"); or

    (iii) indicate that they have no preference as to Cash Consideration or Stock Consideration (a "Non-Election").

Synetic will not issue any fractional shares of Synetic Common Stock. Each holder of a fractional share interest will be paid an amount in cash equal to the product of (a) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled and (b) $59.299.

RESTRICTIONS ON TRANSFER OF SYNETIC COMMON STOCK

     Under the Merger Agreement, each of Mr. Stolp, Mr. Taggart and the ESOP Trustees on behalf of the ESOP agrees that he, she or it will not sell, assign or otherwise transfer, directly or indirectly, any of the shares of Synetic Common Stock received in consideration for his, her or its shares of Point Plastics Common Stock prior to the first anniversary of the Effective Time except, in the case of the ESOP, for any distributions from the ESOP in connection with the termination of employment of any ESOP participant in accordance with the terms thereof. Thereafter, each such shareholder that desires to sell more than 5,000 shares of Synetic Common Stock in any five business day period has agreed to cooperate with Synetic in determining the method of sale of any such shares of Synetic Common Stock by such shareholder and will use one of three nationally recognized brokerage firms selected by Synetic; provided, however, that if Mr. Stolp, Mr. Taggart or the ESOP Trustees determine in his or their reasonable judgment that it would be advisable to use another nationally recognized brokerage firm, such shareholder may so notify Synetic and Synetic will cooperate with such shareholder in the sale of such shares of Synetic Common Stock.

DESCRIPTION OF ELECTION PROCEDURES

     Limitation on Election

     Under the Merger Agreement the aggregate number of shares of Point Plastics Common Stock entitled to receive Cash Consideration and Stock Consideration are fixed. Of the number of shares of Point Plastics Common Stock outstanding immediately prior to the effective time (including, for purposes of Cash Elections, the aggregate number of shares of Point Plastics Common Stock which have the right to file a notice of dissent pursuant to Chapter 13 of the CGCL as of the Closing), 40% of the aggregate number of shares of Point Plastics Common Stock will receive the Cash Consideration (the "Cash Election Number") and 60% of the aggregate number of shares of Point Plastics Common Stock will receive the Stock Consideration (the "Stock Election Number").

     Election Adjustments

     If the aggregate number of shares of Point Plastics Common Stock covered by either the Cash Election (the "Cash Election Shares") or the Stock Election
(the "Stock Election Shares") exceeds (as the case may be) either the Cash Election Number or the Stock Election Number, respectively, all shares of Point Plastics Common Stock covered by Non-Elections (the "Non-Election Shares") are converted into the right to receive the Stock Consideration or Cash Consideration (as the case may be), and either the Cash Election Shares or Stock Election Shares, as the case may be, will be converted into the right to receive Synetic Common Stock and cash in the following manner:

     . If the Cash Election Shares exceed the Cash Election Number, each Cash Election Share will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration (as defined in the Merger Agreement) and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of shares of Synetic Common Stock equal to the product of (x) the Per Share Stock Consideration and (y) a fraction equal to one minus the Cash Fraction (and each Stock Election Share will receive the Stock Consideration as elected).

     . If the Stock Election Shares exceed the Stock Election Number, each Stock Election Share will be converted into the right to receive (i) a number of shares of Synetic Common Stock equal to the product of (x) the Per Share Stock Consideration (as defined in the Merger Agreement) and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Stock Fraction (and each Cash Election Share will receive the Cash Consideration as elected).

     Because shareholders' elections to receive cash or Synetic Common Stock are subject to these adjustments, there can be no guarantee that any individual shareholder will receive the allocation of cash and Synetic Common Stock specified in his or her election.

     YOU SHOULD CONSIDER THAT SHAREHOLDERS RECEIVING SYNETIC COMMON STOCK IN THE MERGER WILL RECEIVE A NUMBER OF SHARES OF SYNETIC COMMON STOCK BASED ON THE EXCHANGE RATIO FOR EACH SHARE OF POINT PLASTICS COMMON STOCK. BECAUSE THE EXCHANGE RATIO WAS FIXED BASED ON A MARKET PRICE PER SHARE OF SYNETIC COMMON STOCK OF $62.00 (THE LAST SALE PRICE OF SYNETIC COMMON STOCK ON MAY 14, 1998) AND BECAUSE THE MARKET PRICE OF SHARES OF SYNETIC COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE PER SHARE OF SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER FOR EACH SHARE OF POINT PLASTICS COMMON STOCK MAY BE LESS THAN, GREATER THAN OR EQUAL TO $62.00. IN ADDITION, BECAUSE OF SUCH FLUCTUATIONS IN THE VALUE OF SHARES OF SYNETIC COMMON STOCK, THE MARKET VALUE OF THE SHARES OF SYNETIC COMMON STOCK THAT HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE IN THE MERGER MAY INCREASE OR DECREASE FOLLOWING THE MERGER.

     Exercise of Election

     All Cash Elections, Stock Elections and Non-Elections will be made on a form provided to shareholders of Point Plastics Common Stock with this Proxy Statement/Prospectus (a "Form of Election/Letter of Transmittal"). Elections are made by submitting to Point Plastics a Form of Election/Letter of Transmittal. To be effective, a Form of Election/Letter of Transmittal must be properly completed, signed and submitted to Point Plastics and accompanied by the certificates evidencing shares of Point Plastics Common Stock (the "Certificates") as to which the election is being made. Synetic, in consultation with Point Plastics, will have the discretion to reasonably determine whether each Form of Election/Letter of Transmittal has been properly completed, signed and submitted or revoked. Synetic will disregard immaterial defects in Forms of Election/Letters of Transmittal. Synetic, in consultation with Point Plastics, will also make all computations.

     Election Deadline

     A Form of Election/Letter of Transmittal must be received by Point Plastics by the close of business on July 17, 1998, the fifth business day prior to the date on which the Effective Time is expected to occur (such time hereinafter referred to as the "Election Deadline") in order to be effective. Any holder of Point Plastics Common Stock who has made an election by submitting a Form of Election/Letter of Transmittal to Point Plastics may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election/Letter of Transmittal, properly completed and signed, that is received by Point Plastics prior to the Election Deadline. Any holder of Point Plastics Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with Point Plastics by written notice to Point Plastics received prior to the Election Deadline. As soon as practicable after the Election Deadline, but in any event within three business days thereof, Synetic, in consultation with Point Plastics, will determine the allocation of the cash portion of the consideration to be paid in the Merger (the "Merger Consideration") and the stock portion of the Merger Consideration and will notify Point Plastics in writing of its determination.

     Deemed Non-Election

     For the purposes hereof, a holder of Point Plastics Common Stock who does not submit a Form of Election/Letter of Transmittal which is received by Point Plastics by the Election Deadline will be deemed to have made a Non-Election. If Synetic, in consultation with Point Plastics, will determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election will be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election will, for purposes hereof, be deemed to have made a Non-Election.

     Special Election Requirements

     Under the Merger Agreement, the ESOP has agreed to elect to receive Synetic Common Stock for at least 51% of the shares of Point Plastics Common Stock held in the ESOP and cash for between 40% and 49% of such shares of Point Plastics Common Stock. Employees of Point Plastics who are participants in the ESOP will be able to elect to receive between 60% and 51% of their merger consideration in shares of Synetic Common Stock and between 40% and 49% of their merger consideration in cash for their shares of Point Plastics Common Stock held in their ESOP accounts. Mr. Stolp has agreed to elect to receive cash for not less than 23.6% nor more than 36.6% of the shares of Point Plastics Common Stock he owns, other than any shares he owns through the ESOP.

     AS A RESULT OF THE ELECTION PROCEDURES, HOLDERS OF SHARES OF POINT PLASTICS COMMON STOCK MAY RECEIVE A COMBINATION OF SHARES OF SYNETIC COMMON STOCK AND CASH THAT DIFFERS FROM THE ELECTION MADE BY SUCH HOLDERS. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE AMOUNTS OF SYNETIC COMMON STOCK OR THE CASH CONSIDERATION ALLOCATED TO THEM.

SURRENDER OF SHARES; STOCK TRANSFER BOOKS

     At the Closing, Point Plastics will surrender to Synetic all Certificates delivered to it with Letters of Transmittal/Forms of Election (with any stock transfer tax stamps required by reason of the payment of the applicable Per Share Consideration to a person other than the registered holder of the certificate surrendered), together with such other customary documents as may reasonably be required by Synetic, in exchange for (i) Certificates evidencing that number of whole shares of Synetic Common Stock which such holder has the right to receive in respect of the shares of Point Plastics Common Stock formerly evidenced by such Certificate, (ii) cash to which such holder is entitled to receive and (iii) cash in lieu of fractional shares of Synetic Common Stock to which such holder is entitled. Immediately following the Effective Time all Certificates surrendered to Synetic will be canceled. Any Point Plastics Shareholder whose Certificates are not delivered at the Closing will receive the applicable Per Share Consideration with respect to such Certificates upon delivery after the Closing of such Certificates. No interest will accrue or be paid on the applicable Per Share Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate.

     At the Effective Time, the stock transfer books of Point Plastics will be closed and thereafter there will be no further registration of transfers of shares of Point Plastics Common Stock on the records of Point Plastics. From and after the Effective Time, the holders of shares of Point Plastics Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Point Plastics Common Stock except as otherwise provided in the Merger Agreement or by applicable law.

     Each of the Surviving Corporation and Synetic will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of Point Plastics Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Synetic, as the case may be, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Point Plastics Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Synetic, as the case may be.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Synetic under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate amount of consideration paid by Synetic in connection with the Merger will be allocated to Point Plastics' assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of Point Plastics will be consolidated into the assets and liabilities and results of operations of Synetic subsequent to the Effective Time.

PLANS FOR POINT PLASTICS AFTER THE MERGER

     After the Merger, Point Plastics will be a wholly owned subsidiary of Synetic. Except as indicated in this Proxy Statement/Prospectus, Synetic does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a Merger, reorganization or liquidation, involving Point Plastics, a sale or transfer of a material amount of assets of Point Plastics or any of its subsidiaries or any material change in Point Plastics' equity capitalization or any other material changes in Point Plastics' business.

CERTAIN OTHER EFFECTS OF THE MERGER

     After the Merger, shareholders of Point Plastics will become stockholders of Synetic, to the extent such shareholders receive the Stock Consideration. Upon consummation of the Merger, the rights of all such former shareholders of Point Plastics will be governed by applicable Delaware law (rather than the California General Corporation Law), including the Delaware General Corporation Law (the "DGCL"), and by the certificate of incorporation and bylaws of Synetic. For a description of the differences between the rights of shareholders of Point Plastics and rights of stockholders of Synetic, see "COMPARISON OF RIGHTS OF POINT PLASTICS SHAREHOLDERS AND SYNETIC STOCKHOLDERS."

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

SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION

     Approximately $34.4 million (subject to adjustment) will be required to pay the cash portion of the Merger Consideration to the holders of Point Plastics Common Stock, and it is expected that approximately $2.2 million will be required to pay the expenses of Synetic in connection with the Merger, all of which will be furnished from available general funds of Synetic. It is currently expected that approximately $300,000 will be required to pay the expenses of Point Plastics related to the Merger, which amount will be furnished from available general funds of Point Plastics. See "THE MERGER AGREEMENT -- Expenses."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     Synetic and Point Plastics have made forward-looking statements in this document and in documents to which we have referred you. These statements are subject to risks and uncertainties including those risks described in "RISK FACTORS" on page 16, and there can be no assurance that such statements will prove to be correct. Forward-looking statements include assumptions as to how Synetic and Point Plastics may perform in the future. Also, when we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You will find many of these statements in "THE MERGER -- Reasons for the Merger; Recommendation of the Point Plastics Board of Directors" as well as in the documents relating to Synetic which are incorporated by reference herein and included in the Exhibit Volume. See "WHERE YOU CAN FIND MORE INFORMATION" on page 57.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY DOES NOT DISCUSS TAX CONSEQUENCES TO CATEGORIES OF HOLDERS ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE INCLUDING, WITHOUT LIMITATION, FOREIGN PERSONS, TAX-EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS AND DEALERS IN STOCKS AND SECURITIES. NO RULINGS WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS BASED UPON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS IN EFFECT AS OF THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE, RETROACTIVELY OR PROSPECTIVELY, AND TO DIFFERING INTERPRETATION. POINT PLASTICS SHAREHOLDERS AND ESOP PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED HEREIN.

     Consummation of the Merger is conditioned upon the receipt by Synetic and Point Plastics of the opinions of their respective counsel, each dated on the date on which the Effective Time occurs, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Synetic, Merger Sub and Point Plastics will be a party to that reorganization within the meaning of
Section 368(b) of the Code.

     If, in accordance with the opinions referred to above, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and Synetic, Merger Sub and Point Plastics will each be a party to that reorganization under Section 368(b) of the Code, then (i) no gain or loss will be recognized by Synetic or Point Plastics as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of Point Plastics upon the exchange of Point Plastics Common Stock solely for Stock Consideration except in respect of cash received in lieu of a fractional share of Synetic Common Stock (as discussed below); (iii) the adjusted tax basis of the Synetic Common Stock to be received by the shareholders of Point Plastics (including any fractional share of Synetic Common Stock deemed to be received and subsequently redeemed) will be the same as such holders' adjusted tax basis in the Point Plastics Common Stock surrendered in exchange therefor; (iv) the holding period of the Synetic Common Stock to be received by the shareholders of Point Plastics in connection with the Merger will include the holding period of the Point Plastics Common Stock surrendered in exchange therefor, provided that such shares of Point Plastics Common Stock are held as capital assets at the Effective Time of the Merger; (v) shareholders of Point Plastics will recognize gain or loss upon the exchange of Point Plastics Common Stock solely for Cash Consideration; and (vi) a shareholder of Point Plastics who receives a combination of Cash Consideration and Stock Consideration in exchange for his Point Plastics Common Stock will not recognize loss but will recognize gain, if any, to the extent of the lesser of (a) the Cash Consideration and (b) the excess of the sum of the Cash Consideration and Stock Consideration received over such shareholder's adjusted tax basis in exchanged Point Plastics Common Stock. For a discussion of tax consequences for ESOP Participants, see "Tax Treatment of ESOP Participants" below. As discussed above, the federal income tax consequences of the Merger to a shareholder will depend on whether he exchanges his Point Plastics Common Stock for cash, Synetic Common Stock, or a combination thereof, and may further depend on whether (i) he is deemed to constructively own shares of Point Plastics Common Stock under Section 318 of the Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of any option or options owned or deemed owned by such person), and (ii) he actually or constructively owns any Synetic Common Stock. In addition, if a shareholder has differing bases and/or holding periods in respect of his shares of Point Plastics Common Stock, he should consult his own tax advisors prior to the exchange with regard to identifying the bases and/or holding periods of the particular shares of Synetic Common Stock received in the exchange.

     In general, any gain or loss recognized by a holder of Point Plastics Common Stock under clause (v) above will be capital gain or loss and certain non-corporate shareholders may be eligible for reduced rates of taxation (which may vary depending on such shareholder's holding period for the Point Plastics Common Stock) if, as of the date of the exchange, such shareholder has held such Point Plastics Common Stock for more than one year. For a discussion of tax consequences for ESOP Participants, see "Tax Treatment of ESOP Participants" below. The deductibility of a capital loss realized is subject to limitations. If, however, any such shareholder constructively owns shares of Point Plastics Common Stock that are exchanged for shares of Synetic Common Stock in the Merger, or, possibly, actually or constructively owns shares of Synetic Common Stock, in unusual circumstances the consequences to him may be similar to the consequences described below where Cash Consideration is received under clause
(vi) above, except that the amount of consideration, if any, treated as a dividend would not be limited to the amount of his gain. Shareholders of Point Plastics who constructively own shares of Point Plastics Common Stock that are exchanged for shares of Synetic Common Stock in the Merger, or actually or constructively own shares of Synetic Common Stock, are accordingly advised to consult their own tax advisors concerning the U.S. federal income tax consequences of exchanging their Point Plastics Common Stock in the Merger.

     In general, any gain recognized by a holder of Point Plastics Common Stock under clause (vi) above will be capital gain and certain non-corporate shareholders may be eligible for reduced rates of taxation (which may vary depending on such shareholder's holding period for the Point Plastics Common Stock) as of the date of the exchange, such shareholder held such Point Plastics Common Stock for more than one year. The deductibility of a capital loss realized is subject to limitations. In certain instances, however, the receipt of the Cash Consideration under clause (vi) above may have the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case any recognized gain will be treated as ordinary dividend income to the extent of such shareholder's ratable share of Point Plastics' accumulated earnings and profits. Shareholders of Point Plastics who exchange their Point Plastics Common Stock for a combination of Cash Consideration and Stock Consideration are accordingly advised to consult their own tax advisors concerning the U.S. federal income tax consequences of exchanging their Point Plastics Common Stock for such a combination of consideration.

     Cash received in lieu of a fractional share of Synetic Common Stock will be treated as received in redemption of such fractional share and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of Point Plastics Common Stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss, and certain non-corporate shareholders may be eligible for reduced rates of taxation (which may vary depending on such shareholder's holding period for the Point Plastics Common Stock) if the holding period for such shares of Point Plastics Common Stock was greater than one year as of the date of the exchange. The deductibility of a capital loss realized is subject to limitations.

     Backup Withholding. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends and disposition proceeds, unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the shareholder's federal income tax liability. Synetic may require shareholders to establish an exemption from backup withholding or to make arrangements satisfactory to Synetic with respect to the payment of backup withholding. A shareholder who does not provide Synetic with his or her correct taxpayer identification number or who otherwise does not establish an exemption may, in addition to being subject to backup withholding at the rate of 31% with respect to dividends and redemption proceeds, be subject to penalties imposed by the Internal Revenue Service.

TAX TREATMENT OF ESOP PARTICIPANTS

     Distributions of cash received by ESOP Participants from the ESOP will generally be taxed at ordinary income tax rates. In addition, certain ESOP Participants may be subject to an additional 10% tax under Section 72(t) of the Code. An ESOP Participant may be able to avoid income tax (and the additional 10% tax) by electing to roll over the distribution received to an individual retirement account or another tax-qualified retirement plan.

CERTAIN LITIGATION

     Point Plastics

     The Internal Revenue Service (the "IRS") issued a statutory notice of deficiency on August 31,1997 to Point Plastics asserting U.S. federal income tax deficiencies aggregating approximately $4.8 million for the fiscal years ended December 31, 1993, 1994 and 1995. Point Plastics filed a petition in the U.S. Tax Court on October 30, 1997 contesting the IRS' determination with respect to this entire amount (the "Pending Tax Case"). Under the Merger Agreement, Synetic is indemnified against any losses in connection with the Pending Tax Case and, accordingly, Synetic would not expect the Pending Tax Case to have a material adverse effect on Synetic or the Surviving Company.

     Point Plastics is subject to various claims and proceedings in the ordinary course of business. Based on information currently available, Point Plastics believes that none of such current claims or proceedings, individually or in the aggregate, will have a material adverse effect on Point Plastics' financial condition or results of operations.

     Synetic and Its Subsidiaries

     From 1988 through 1990, Porex distributed implants in the United States pursuant to a distribution arrangement (the "Distribution Agreement") with a Japanese manufacturer (the "Manufacturer"). Because of costs associated with increased government regulation and examination, Porex's supplier determined to withdraw its implants from the United States market. On July 9, 1991, the FDA mandated a recall of all implants manufactured by companies that elected not to comply with certain FDA regulations regarding data collection. Accordingly, Porex notified all of its customers not to use any implants sold by Porex and to return such implants to Porex for a full refund. Porex believes that after accounting for implants returned to it, the aggregate number of recipients of implants distributed by Porex under the Distribution Agreement in the United States totaled approximately 2,500.

     Since March 1991, Porex has been named as one of many co-defendants in a number of actions brought by recipients of implants. Certain of the actions against Porex have been dismissed where it was determined that the implant in question was not distributed by Porex. In addition, as of November 5, 1997, 61 claims have been settled on a favorable basis by the Manufacturer, or by the insurance carriers of Porex, without material cost to Porex. As of November 5, 1997, 228 actions and 32 out-of-court claims were pending against Porex. One of the pending federal actions, Donna L. Turner v. Porex Technologies Corporation, et al., is styled as a class action. Of the 228 actions, 111 involve implants identified as distributed by Porex and 84 cases involve implants identified as not having been distributed by Porex. In the remaining 33 actions, the implants have not been identified. The number of claims made by individuals during Fiscal 1997 was similar to the number of claims made during Fiscal 1996, both of which were significantly lower than the number of claims made during Fiscal 1995.

     The typical case or claim alleges that the individual's mammary implants caused one or more of a wide range of ailments. These implant cases and claims generally raise difficult and complex factual and legal issues and are subject to many uncertainties and complexities, including, but not limited to, the facts and circumstances of each particular case or claim, the jurisdiction in which each suit is brought, and differences in applicable law. Synetic does not have sufficient information to evaluate each case and claim.

     Synetic believes that it has a valid claim for indemnification under the Distribution Agreement with respect to any liabilities that could result from pending actions or claims by recipients of implants or any similar actions or claims that may be commenced in the future. However, Porex's right to indemnification is subject to a disagreement with the Manufacturer. Pending the resolution of such disagreement, the Manufacturer has been paying a portion of the costs of the settled claims.

     In 1994, Porex was notified that its lead primary and excess insurance carrier would not renew its then-existing insurance coverage after December 31, 1994 with respect to actions and claims arising out of Porex's distribution of implants. In response, Porex exercised its right under the policies with its lead carrier to purchase extended reporting period coverage with respect to such actions and claims. This extended reporting period coverage provides insurance, subject to existing policy limits but for an unlimited time period, with respect to actions and claims made after December 31, 1994 that are based on events that occurred during the policy period. In addition, Porex has other excess insurance under which it has similarly purchased extended reporting period coverage. This coverage also extends indefinitely, replacing coverage which would by its terms have otherwise expired by December 31, 1997. Porex will continue to evaluate the need to purchase further extended reporting period coverage from excess insurers to the extent such coverage is reasonably available. Synetic believes that its present coverage, together with its insurance policies in effect on or before December 31, 1994, should provide adequate coverage against liabilities that could result from actions or claims arising out of Porex's distribution of implants. To the extent that certain of such actions and claims seek punitive and compensatory damages arising out of alleged intentional torts, such damages, if awarded, may or may not be covered, in whole or in part, by Porex's insurance policies. In addition, Porex's recovery from its insurance carriers is subject to policy limits and certain other conditions. Porex has been expensing the retention amount under its policies as incurred.

     Although no assurances can be given, Synetic believes that the claims relating to the above-mentioned proceedings will not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of Synetic.

     Synetic is subject to various claims and proceedings in the ordinary course of business. Based on information currently available, Synetic believes that none of such current claims or proceedings, individually or in the aggregate, will have a material adverse effect on Synetic's financial condition or results of operations.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement not summarized elsewhere in this Proxy Statement/Prospectus. The summary is qualified in all respects by reference to the complete text of the Original Merger Agreement and the Amendment, booth of which are incorporated by reference in their entirety and are attached to this Proxy Statement/Prospectus as Annex IA and Annex IB, respectively.

CERTAIN REPRESENTATIONS AND WARRANTIES

     Point Plastics

     The Merger Agreement contains certain representations and warranties of Point Plastics with respect to Point Plastics and its subsidiaries as to, among other things: (i) due organization, valid existence and good standing; (ii) the completeness and correctness of organizational documents; (iii) Point Plastics' capital structure; (iv) the due authorization, execution, delivery and enforceability of the Merger Agreement and the transactions contemplated thereby; (v) the absence, other than as disclosed, of any conflict between the execution and performance of the Merger Agreement and Point Plastics' organizational documents, applicable law and certain contracts; (vi) the absence of any required consent or permit of, or filing with any governmental or regulatory authority, except as provided in the Merger Agreement; (vii) Point Plastics' compliance with the law; (viii) the accuracy of the unaudited financial information of Point Plastics; (ix) the absence of undisclosed liabilities and material adverse changes; (x) the absence of material pending or threatened litigation against Point Plastics; (xi) the absence of changes to, and the qualification, operation and liability under, certain employee benefit plans; (xii) Point Plastics' labor relations; (xiii) title to and sufficiency of Point Plastics' real property; (xiv) title to and sufficiency of Point Plastics' assets; (xv) the right to use intellectual property; (xvi) certain tax matters and the payment of taxes; (xvii) certain environmental matters; (xviii) the existence, legality and effect of material contracts; (xix) relationships with Point Plastics' customers; (xx) the existence and sufficiency of Point Plastics' insurance coverage; (xxi) the absence of certain conflicting interests; (xxii) the absence of any brokerage, finder's or similar fees in connection with the Merger; (xxiii) the nature of receivables of Point Plastics; and (xxiv) the accuracy of information supplied to Synetic by Point Plastics.

     The Merger Agreement also contains certain representations and warranties of the individual shareholders of Point Plastics who are parties to the Merger Agreement as to: (i) holdings of Point Plastics Common Stock; (ii) legal capacity; (iii) the absence of litigation; (iv) investigation in connection with the evaluation of the Merger; and (v) the absence of any brokerage, finder's or similar fees in connection with the Merger.

     In addition, the Merger Agreement contains certain representations and warranties of the ESOP Trustees with respect to the ESOP as to, among other things: (i) the absence of certain conflicting interests; (ii) ERISA matters;
(iii) ownership of the ESOP shares; (iv) due authorization and enforceability of the Merger Agreement; (v) the absence of litigation; and (vi) the absence of any brokerage, finder's or similar fees in connection with the Merger.

     Synetic

     The Merger Agreement also contains certain representations and warranties of Synetic with respect to Synetic and Merger Sub as to, among other things:
(i) due organization, valid existence and good standing; (ii) the completeness and correctness of organizational documents; (iii) the authority and validity of the Synetic Common Stock to be issued in the Merger; (iv) the due authorization, execution, delivery and enforceability of the Merger Agreement and the transactions contemplated thereby; (v) the absence of any conflict with Synetic's organizational documents, applicable law and certain contracts; (vi) the absence of any required consent or permit of, or filing with any governmental authority, except as provided in the Merger Agreement; (vii) the accuracy of Synetic's reports filed with the Commission and the financial statements contained therein; (viii) the adequacy of funds to pay the Cash Consideration; and (ix) the absence of any brokerage, finder's or similar fee in connection with the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of the Merger Agreement and continuing until the Effective Time, Point Plastics has agreed as to itself and its subsidiary that (except as expressly contemplated or permitted by the Merger Agreement or to the extent that Synetic otherwise consents in writing) Point Plastics and its subsidiary will carry on their respective businesses in the ordinary course of business and in a manner consistent with past practice. By way of amplification and without limiting the foregoing, the Merger Agreement places restrictions on the ability of Point Plastics to: (i) amend its charter or bylaws except as to indemnification of agents as provided in the Merger Agreement; (ii) issue or sell capital stock, any related options or warrants or any assets; (iii) pay a dividend or make any distribution with respect to its stock, except as required by applicable law by the ESOP in connection with termination of employment of an ESOP Participant; (iv) effect a stock split, combination or reclassification, except as provided in the Merger Agreement; (v) make material acquisitions of other entities or enter into or amend material contracts; (vi) incur indebtedness or authorize material capital expenditures;
(vii) increase compensation to officers or employees or adopt or amend any collective bargaining agreements or employee benefit plans except as provided in the Merger Agreement; (viii) make any material changes in its accounting policies; (ix) make any tax election; or (x) make any material payments not in the ordinary course of business.

NO SOLICITATION OR NEGOTIATION

     Pursuant to the Merger Agreement, Point Plastics has agreed that between the date of the Merger Agreement and the earlier of (i) the Closing and (ii) the termination of the Merger Agreement neither Point Plastics, the ESOP, the individual shareholders who are parties to the Merger Agreement nor any of their respective affiliates, officers, directors, representatives or agents will solicit, initiate, consider, encourage or accept any other proposals or offers from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock or assets of Point Plastics, (ii) to enter into any business combination with Point Plastics or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Point Plastics.

INDEMNIFICATION

     Indemnification by the ESOP and Individual Shareholders

     Each of Mr. Stolp, Mr. Taggart and the ESOP have agreed under the Merger Agreement to indemnify Synetic and its affiliates, officers, directors, employees, agents, successors and assigns against any Losses (as defined in the Merger Agreement) arising out of or resulting from a breach of any representation or warranty made by Point Plastics or such shareholder under the Merger Agreement or the Pending Tax Case. In the case of representations and warranties with respect to Point Plastics and its business, each shareholder is only responsible for up to 25% of the amount of consideration he or it receives in the Merger in respect of his or its shares of Point Plastics Common Stock and only for his or its pro rata share (based on the number of shares of Point Plastics Common Stock owned by such shareholder) of such Losses.

     There are two individual shareholders of Point Plastics who are not parties to the Merger Agreement who own an aggregate of 19,900 shares of Point Plastics Common Stock. It is a condition to Synetic's and Merger Sub's obligations to effect the Merger that these individuals agree to be bound by the indemnification obligations described in the preceding paragraph and as set forth in the Merger Agreement.

     Synetic, the Merger Sub, the ESOP and United States Trust Company of New York, as escrow agent (the "Escrow Agent"), will enter into an escrow agreement (the "Escrow Agreement") at the Effective Time to secure the indemnification obligations of the ESOP under the Merger Agreement. Under the terms of the Escrow Agreement, between $4,306,585 and $5,275,567 in cash and between 118,058 and 138,892 shares of Synetic Common Stock, representing the Escrow Fund, will be held in escrow by the Escrow Agent for one year following the Merger to satisfy certain claims for indemnification made by Synetic under the Merger Agreement during such one-year period. Pursuant to the Escrow Agreement, part of the Escrow Fund may be retained in escrow beyond the one-year period to satisfy such claims made by Synetic but not fully resolved during such one-year period. Synetic and its affiliates may not make a claim against the ESOP for indemnification unless they also make such claim against Mr. Stolp and Mr. Taggart. The form of the Escrow Agreement is attached hereto as Annex III.

     Under the Escrow Agreement, the ESOP may object to any claim for indemnification or the amount of any such claim. Any objection may be adjudged by a court having jurisdiction or settled between the parties. If Synetic is entitled to indemnification under the Merger Agreement, it will receive all payments out of the Escrow Fund in the same ratio of cash and shares of Synetic Common Stock (the shares of which are valued at $62.00 per share) as is deposited into the Escrow Fund.

     Certain Limitations on Indemnification

     Claims for indemnification against Point Plastics shareholders, including the ESOP, as provided in the Merger Agreement are the sole and exclusive post-closing remedy available to Synetic and its affiliates with respect to any inaccuracy or breach of a representation and warranty by Point Plastics or any of its shareholders, except for claims based on fraud or breach of covenants made in the Merger Agreement. Synetic has agreed that it and its affiliates shall not be entitled to indemnification for losses under the Merger Agreement until such losses in the aggregate are at least $100,000. Further, the amount of any recovery by an indemnified party under the Merger Agreement is net of any insurance proceeds inuring to the benefit of the Indemnified Party.

     Indemnification of Officers and Directors of Point Plastics

     Pursuant to the Merger Agreement, Synetic and the Surviving Corporation agree that the indemnification obligations set forth in Point Plastics' Articles of Incorporation and Bylaws, in each case as of the date of the Merger Agreement, will survive the Merger (and, prior to the Effective Time, Synetic shall cause the Certificate of Incorporation and Bylaws of Synetic to reflect such provisions) and will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Point Plastics and its subsidiary (the "Subsidiary").

     Point Plastics (and, if a material portion of the assets of Point Plastics is transferred out of the surviving corporation, Synetic) will, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of Point Plastics and the Subsidiary and each such person who served at the request of Point Plastics or the Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by the Merger Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, Point Plastics or Synetic and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to Point Plastics or to Synetic and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and Point Plastics and Synetic and the Surviving Corporation shall cooperate in the defense of any such matter.

     In the event Point Plastics or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or Merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Point Plastics or the Surviving Corporation, as the case may be, honor the indemnification obligations. The obligations of Point Plastics, the Surviving Corporation and Synetic may not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other persons to whom these obligations apply without the consent of such affected director, officer, employees, agents or other persons.

NASDAQ NATIONAL MARKET LISTING

     The shares of the Synetic Common Stock to be issued in the Merger will be listed on the National Association of Securities Dealers, Inc. National Market System (the "NASDAQ National Market System") under the symbol "SNTC."

CONDITIONS TO CONSUMMATION OF THE MERGER

     Conditions to Each Party's Obligations to Consummate the Merger. The obligations of Synetic, Point Plastics, the shareholders who are parties to the Merger Agreement, the ESOP Trustees and Merger Sub (each a "Party" and collectively the "Parties") to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date of the Merger:

     . Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Parties contained in the Merger Agreement will be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made as of the Effective Time, (ii) all the agreements contained in the Merger Agreement to be performed or complied with by the Parties at or before the Effective Time will have been performed or complied with in all material respects and (iii) each Party will have received certificates from the other Parties as to the fulfillment of these conditions.

     . Litigation. There will have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency or by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which will have remained in effect and which will have had the effect of making illegal the consummation of any of the transactions hereunder.

     . Shareholder Approval. The Merger will have been approved by the vote of the shareholders of Point Plastics as of the record date of the Special Meeting.

     . Opinions. Synetic will have received opinions from Gray Cary Ware & Freidenrich, reasonably acceptable to Synetic, and an opinion from Synetic's tax counsel and Point Plastics will receive an opinion from Shearman & Sterling and an opinion from their tax counsel. The tax opinions to be received by Synetic and Point Plastics from their respective tax counsels will be to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Synetic, and Point Plastics will be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on the date on which the Effective Time occurs. Ludwig Goldberg & Krenzel, counsel to the ESOP Committee, will have provided opinions to Synetic with respect to certain legal matters relating to the ESOP.

     . Point Plastics Options. Mr. Taggart will have exercised Point Plastics Options.

     . Effectiveness of the Registration Statement. The Registration Statement will have been declared effective by the SEC under the Securities Act of 1933, as amended. No stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceedings for that purpose will have been initiated or, to the knowledge of Synetic or Point Plastics, threatened by the SEC.

     . National Market System. The shares of Synetic Common Stock issuable to Point Plastics' shareholders in the Merger will have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

     Additional Conditions to Obligations of Synetic. The obligations of Synetic to effect the Closing will also be subject to the prior fulfillment of each of the following conditions:

     . Employment Agreements. The employment agreements entered into by Porex with each of Messrs. Stolp and Taggart will be in full force and effect.

     . Shareholder Indemnity Obligations. Each of the individual Point Plastics shareholders who is not a party to the Merger Agreement will have signed a letter agreement reasonably satisfactory to Synetic confirming that such shareholder will be bound by the indemnification obligations set forth in Article VII of the Merger Agreement.

     . Shareholder Approval. The Merger will have been approved by the vote of shareholders of Point Plastics holding at least 90% of the outstanding Point Plastics Common Stock as of the record date of the Special Meeting.

     Additional Conditions to Obligations of Point Plastics. The obligations of Point Plastics to effect the Closing will also be subject to the prior fulfillment of each of the following conditions:

     . Employment Agreements. Synetic or a Subsidiary thereof will have executed and delivered to Messrs. Stolp and Taggart employment agreements.

TERMINATION; EFFECTS OF TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Point Plastics:

     .    by mutual written consent of Synetic and Point Plastics;

     . by either Point Plastics or Synetic if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other parties which would cause the conditions to closing to fail to be satisfied and which is incapable of being cured prior to September 30, 1998, or

     . by Point Plastics or Synetic, if the closing shall not have occurred by September 30, 1998, provided, however, that the right to terminate the Merger Agreement will not be available to any party whose wilful failure to fulfill any material obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     Effect of Termination. In the event of the termination of the Merger Agreement, the Merger Agreement will forthwith become void and have no effect and there will be no liability on the part of any party hereto or its affiliates, directors, officers or shareholders; provided, however, that nothing will relieve any party from liability for any willful breach hereof prior to such termination. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by Point Plastics, the shareholders who are parties to the Merger Agreement or Synetic in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the person incurring such expense whether or not the Closing has occurred; provided, however, that Point Plastics shall pay any fees required for the filings by Point Plastics and/or such shareholders under the HSR Act.

EXPENSES

     Each party is responsible for the expenses that it incurs. Point Plastics will pay all expenses related to copying, mailing or delivering the Proxy Statement/Prospectus to shareholders of Point Plastics and ESOP Participants and Synetic will pay all Commission and other regulatory filing fees incurred in connection with the Proxy Statement/Prospectus.

AMENDMENT; WAIVER

     Amendment. The Merger Agreement may be amended by the Parties (in the case of Synetic, Merger Sub and Point Plastics by action taken by or on behalf of their respective Boards of Directors) at any time prior to the Effective Time; provided that, after the approval of the Merger Agreement by the holders of shares of Point Plastics Common Stock, no amendment may be made which would reduce the amount or change the type of consideration to be received by the holders of Point Plastics Common Stock pursuant to the Merger. The Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Waiver. At any time prior to the Effective Time, Synetic and Merger Sub, being deemed one party, and Point Plastics and the Shareholders, being deemed one party, may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the other party's representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No such waiver referred to in (b) above shall affect any party's right to seek indemnification for a breach of such representation or warranty under the Merger Agreement. Moreover, after the approval of the shareholders of Point Plastics of the matters presented to them in connection with the Merger, no waiver of such conditions by Point Plastics will be made without the further consent of the shareholders of Point Plastics, if such waiver materially changes the rights of such shareholders or their interests in the Merger.

AMENDMENT OF CERTAIN TERMS OF THE MERGER AGREEMENT

     On May 22, 1998, Synetic and Point Plastics amended the Merger Agreement such that the definition of Material Adverse Effect in the Merger Agreement was specifically modified so as to not include any loss of sales to the Distributor, and certain representations and warranties in the Merger Agreement were amended to specifically not include the loss of such sales. In addition, the definition of "Average Share Price" in the Merger Agreement was changed from $46.51 to $62.00 (unless Point Plastics regains its business relationship with Distributor prior to the Closing in which case the Average Share Price will be $46.51).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth for each person who beneficially owns 5% or more of the outstanding shares of Point Plastics Common Stock as of the record date and for each executive officer and director of Point Plastics and all of such executive officers and directors as a group, the number of shares of Point Plastics Common Stock beneficially owned as of the record date and the maximum number of shares of Synetic Common Stock that such shareholder may receive in the Merger under the Merger Agreement.

                                      POINT PLASTICS COMMON STOCK             SYNETIC COMMON STOCK
                                      ----------------------------   ---------------------------------------
NAME                                  NUMBER OF SHARES  PERCENTAGE   NUMBER OF SHARES       PERCENTAGE
                                      ----------------  -----------  ----------------  ---------------------
Philip E. Stolp,                          726,097/(1)/       50.07%      512,856/(2)/                   2.9%
Director and Chief Executive
 Officer, President and Secretary
Thomas Taggart,                            62,894/(3)/        4.34%        7,396/(4)/                   **
Director and Treasurer
William McDevitt,                                1,000        **                  956                   **
Director
Donald J. Lewis,                                   ---        **                  ---                   **
Director
The Point Plastics, Inc.                  641,396/(6)/       44.22%      367,905/(5)/                   2.1%
Employee Stock Ownership
 Plan and Trust
All directors and executive                    789,991       54.57%           521,208                   2.9%
officers as a group (four persons)

(1) Includes 71,964 shares held through the ESOP, as of December 31, 1996.
(2) Assumes Mr. Stolp elects to receive Stock Consideration for 76.4% of the shares of Point Plastics Common Stock he owns, excluding shares held through the ESOP. Assumes Mr. Stolp elects to receive Stock Consideration for 51% of the shares he holds through the ESOP.
(3) Includes 48,999 shares subject to options under Point Plastics' Stock Option Plan, which will be exercised by Mr. Taggart prior to the Effective Time. Also includes 12,894 shares held through the ESOP as of December 31, 1996.
(4) Assumes Mr. Taggart will not elect to receive the Stock Consideration for any of the shares of Point Plastics Common Stock held outside the ESOP and that he will elect to receive Stock Consideration for 60% of the shares he holds through the ESOP.
(5) Assumes that the ESOP elects to receive Synetic Common Stock for 60% of the shares of Point Plastics Common Stock held by it immediately prior to the consummation of the Merger.
(6) Excludes 71,964 and 12,894 shares allocated to Mr. Stolp and Mr. Taggart, respectively, through the ESOP at December 31, 1996.
**  Less than 1%.

                               REGULATORY MATTERS

   Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and specified waiting periods have been terminated or have expired. Point Plastics, Synetic and Mr. Stolp each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on March 27, 1998. The Antitrust Division has the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. On April 24 1998, early termination of the waiting period (with respect to the Merger) under the HSR Act was granted, permitting the Merger to proceed in accordance with the HSR Act.

   Synetic and Point Plastics are not aware of any other material governmental or regulatory approvals required to be obtained in order to consummate the Merger, other than compliance with applicable federal and state securities and corporate laws.

              COMPARISON OF RIGHTS OF POINT PLASTICS' SHAREHOLDERS
                           AND SYNETIC'S STOCKHOLDERS

   Upon consummation of the Merger, shareholders of Point Plastics will become stockholders of Synetic (to the extent that shareholders of Point Plastics elect to receive Stock Consideration or do not elect to receive the Cash Consideration), and the rights of all stockholders of Synetic will be governed by applicable laws of the State of Delaware (rather than the CGCL), including the DGCL, and by Synetic's Certificate of Incorporation, as amended
(the "Synetic Charter"), and the Synetic Bylaws.

   While there are substantial similarities between the DGCL and the CGCL as well as between the charters and bylaws of Synetic and Point Plastics, a number of differences do exist. The following is a summary of material differences between the current rights of Synetic stockholders and Point Plastics shareholders under the DGCL and the CGCL, respectively, and under the respective charters and bylaws of Synetic and Point Plastics.

   The following summary does not purport to be a complete description of the rights of stockholders of Synetic and Point Plastics under, and is qualified in its entirety by reference to, the DGCL, the CGCL, the Synetic Charter, the Synetic Bylaws, the Point Plastics Articles of Incorporation (the "Point Plastics Charter") and the Point Plastics Bylaws, as appropriate.

AUTHORIZED CAPITAL STOCK

   Point Plastics

   The authorized capital stock of Point Plastics currently consists of 10,000,000 shares of capital stock, all of which are shares of Point Plastics Common Stock.

   Synetic

   The authorized capital stock of Synetic currently consists of 110,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of Synetic Common Stock, and (ii) 10,000,000 shares of Synetic preferred stock, par value $0.01 per share (the "Synetic Preferred Stock").

DIVIDENDS

   Point Plastics

   Generally, a California corporation may pay dividends out of retained earnings. Dividends may also be paid if, immediately after giving effect thereto, the sum of (i) the assets (excluding goodwill and certain charges) of the corporation is at least equal to 1.25 times its liabilities (excluding certain deferred credits) and (ii) the current assets of such corporation (as determined under the CGCL) is at least equal to its current liabilities or, if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, at least equal to
1.25 times its current liabilities.

   Synetic

   Under the DGCL, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

DISSENTERS' RIGHTS

   Point Plastics

   Holders of Point Plastics Common Stock who do not vote in favor of the Merger, by complying with the provisions of Chapter 13 of the CGCL, have certain rights to dissent and to require Point Plastics to purchase their Point Plastics Common Stock for cash at fair market value. See "DISSENTERS' RIGHTS OF POINT PLASTICS SHAREHOLDERS," below.

   Synetic

   Under the DGCL, stockholders who follow prescribed statutory procedures are entitled, in the event of certain Mergers or consolidations, to surrender their shares to the corporation in exchange for the judicially determined "fair value" of such shares. Such stockholders are entitled to such appraisal rights unless the shares held by the stockholder are either (i) listed on a national securities exchange or designated as a national market system security of an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. No appraisal rights are available for any shares of stock of the constituent corporation surviving a Merger if the Merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in the DGCL. Regardless of the foregoing, appraisal rights are available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of Merger or consolidation to accept for such stock anything except: (i) shares of stock of the corporation surviving or resulting from such Merger or consolidation, or depositary receipts in respect thereof;
(ii) shares of stock of any other corporation or depositary receipts in respect thereof, which shares of stock or depositary receipts at the effective date of the Merger or consolidation shall be either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depositary receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares, or fractional depositary receipts described in the foregoing clauses (i), (ii) and (iii).

SPECIAL MEETINGS OF SHAREHOLDERS; QUORUM; SHAREHOLDER ACTION BY WRITTEN CONSENT


   Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the charter or bylaws. Neither the Point Plastics Charter nor the Point Plastics Bylaws permit any other person to call a special meeting.

   Point Plastics

   A quorum for a meeting of shareholders of Point Plastics is a majority of the outstanding shares of Point Plastics entitled to vote at such a meeting. An action by shareholders of Point Plastics requires a majority of votes cast at a meeting of shareholders. The CGCL provides that these quorum requirements may be increased or decreased by amendment of the charter, except that in no event will a quorum consist of less than one-third of the shares entitled to vote.

   Under the CGCL, provided that sufficient notice or solicitations are sent or delivered to shareholders entitled to vote, any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that the election of directors by written consent requires the unanimous consent of all shares entitled to vote unless otherwise provided in the articles of incorporation. The Point Plastics Charter contains no such provision.

   The Point Plastics Bylaws allow for shareholder approval by written consent but provide that notice of any proposed shareholder approval of transactions with interested directors, indemnification of an agent or corporate reorganization be provided to those shareholders who have not consented to such actions.

   Synetic

   Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any person authorized to do so in the certificate of incorporation or bylaws. Synetic Charter and the Synetic Bylaws provide that special meetings of the stockholders of Synetic may be called by the Synetic Board or a committee so empowered, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting.

   A quorum for a meeting of shareholders of Synetic is a majority of the outstanding shares of Synetic entitled to vote at such a meeting. An action by shareholders of Synetic requires a majority of votes cast at a meeting of shareholders.

   Under the DGCL, any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent, in writing, setting forth the action so taken, is signed by the holders of outstanding stock of not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voting.

   The Synetic Bylaws provide that whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting in a written consent, setting forth the action so taken signed by the holders of a majority of the outstanding shares of Synetic having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted.

CERTAIN VOTING RIGHTS

   Point Plastics

   Under the Point Plastics Charter, shareholders are entitled to one vote for each share of Point Plastics Common Stock held of record.

   The CGCL generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all of the assets of a corporation, by the affirmative vote of the holders of a majority (unless the charter requires a higher percentage) of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon. The Point Plastics Charter does not require a higher percentage.

   In general, under the CGCL, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation or a parent party, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent.

   Under the CGCL, a parent corporation may, without shareholder approval, merge a subsidiary into itself if the parent corporation owns at least 90% of the outstanding shares of each class of stock of such subsidiary.

   Synetic

   Under the Synetic Charter, stockholders are entitled to one vote for each share of Synetic Common Stock held of record.

   The DGCL requires the affirmative vote of a majority of the outstanding shares entitled to vote to authorize a merger, consolidation, dissolution or disposition of substantially all of a corporation's assets, except that, unless required by the certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if (i) such corporation's certificate of incorporation is not amended by the merger, (ii) each share of stock of such corporation will be an identical share of the surviving corporation after the merger and (iii) either no shares of common stock are to be issued or delivered in the merger or the number of shares of the surviving corporation to be issued or delivered under the merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger.

SIZE OF THE BOARD OF DIRECTORS

   Point Plastics

   Under the Point Plastics Bylaws, all directors are elected annually for a term of one year or until a successor is elected. The Point Plastics Bylaws provide for a variable number of directors between three and five, with the exact number determined from time to time by the Point Plastics Board or a vote of a majority of shareholders. The number of directors is currently fixed at four.

   Synetic

   The DGCL permits the board of directors to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized in the certificate of incorporation to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders. The DGCL provides that a corporation's Board of Directors may be divided into various classes with staggered terms of office with no requirement as to minimum number of directors in each class.

   Currently, Synetic has 11 directors. The number of directors which constitutes the entire Synetic Board may be determined in the Synetic Bylaws. According to the Synetic Charter, each director of Synetic is elected by the stockholders at each annual meeting of stockholders and holds office until the next annual meeting of stockholders until his respective successor has been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ELECTION OF DIRECTORS

   Point Plastics

   Under the CGCL, any shareholder is entitled to cumulate his votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes; provided, however, that a "listed corporation" (as defined in the CGCL) may eliminate cumulative voting by shareholders. The Point Plastics Bylaws provide for cumulative voting in accordance with the CGCL. Cumulative voting for directors means that, at each election of directors, the number of shares eligible to be voted by a shareholder is multiplied by the number of directors to be elected. A shareholder may cast all such shareholder's votes for a single candidate, or may allocate them among two or more candidates in any manner such shareholder chooses.

   Synetic

   Under the DGCL, except as otherwise provided in the certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors; cumulative voting for the election of directors is not permitted unless the certificate of incorporation provides for such voting.

   The Synetic Charter does not provide for cumulative voting for the election of directors. The Synetic Bylaws provide that, except as otherwise required by statute, the directors of Synetic will be elected at the annual meeting of stockholders of Synetic. At each meeting of the stockholders of Synetic for the election of directors at which a quorum is present, the persons receiving the greatest number of the votes cast at such election will be elected as directors of Synetic.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

   Point Plastics

   Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected. Neither the Point Plastics Charter nor the Point Plastics Bylaws contain any provisions inconsistent with such provisions of the CGCL.

   Under the CGCL (unless otherwise provided in the charter or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors may be filled by a majority of the remaining directors, though less than quorum, of the board or by a sole remaining director. The Point Plastics Bylaws provide that any vacancies on the board resulting from the removal of directors may only be filled by the vote of the majority of shares entitled to vote, and that the shareholders may elect a director or directors at any time to fill a vacancy or vacancies not filled by the directors.

   Synetic

   Under the DGCL, a director of a corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at a meeting for the election of directors. If a corporation has a classified board, the DGCL provides that directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Synetic Charter provides that any or all directors may be removed with or without cause prior to completion of their term only upon the vote of a majority of holders of the outstanding shares of Synetic Common Stock entitled to vote generally in the election of directors.

   The Synetic Bylaws provide that a vacancy in the Synetic Board, whether arising from resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of the majority of the directors then in office, though less than a quorum. However, if all directorships are vacant or in the case of the removal of a director by the affirmative vote of the stockholders of Synetic, then vacancies may be filled by the vote of the stockholders of Synetic at the next annual meeting or special meeting called for that purpose.

AMENDMENT OF CHARTER AND BYLAWS

   Point Plastics

   Under the CGCL, amendments to the charter of a corporation generally require approval by vote of directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter.

   Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors, except (i) if the number of directors is set forth in the charter, such number may only be changed by an amendment to the charter, or (ii) if the charter requires a larger percentage of shareholder or director vote to approve a given action. The Point Plastics Charter does not require approval by a supermajority of the shareholders or directors to approve an amendment to the bylaws.

   Synetic

   Under the DGCL and the Synetic Charter, in general, the Synetic Charter may be amended by the affirmative vote of a majority of the Synetic Board or the holders of a majority of Synetic's shares. In general, the Bylaws may be amended by the affirmative vote of a majority of the Synetic Board or the holders of a majority of Synetic's shares.

BUSINESS COMBINATIONS AND REORGANIZATIONS

   Point Plastics

   The CGCL generally requires that, unless all shareholders of a class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities.

   Synetic

   The DGCL states that a corporation shall not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder. Under the DGCL, an "interested stockholder" means any person who is the owner of 15% or more of the outstanding voting stock of the corporation. Business combinations are permitted within the three-year period if, prior to the date such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. The DGCL also allows business combinations if (i) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced (excluding shares owned by directors, officers and employee stock plans) or (ii) on or subsequent to the date on which such person became an interested stockholder, the business combination is approved by the board of directors and authorized at a stockholders' meeting by two-thirds of the disinterested stockholders.

DIRECTOR'S LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE

   Point Plastics

   Under the CGCL, a corporation may include in its articles of incorporation a provision eliminating or limiting personal liability of directors to the corporation or shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director will remain liable for (i) acts or omissions involving intentional misconduct or a knowing violation of the law,
(ii) the authorization and payment of an unlawful dividend, (iii) engaging in a transaction from which a director gains an improper personal benefit, (iv) acts or omissions a director believes to be contrary to the best interests of the corporation or its shareholders or involving an absence of good faith, (v) transactions in which a director has a personal interest if the director engages in such a transaction in violation of California law, (vi) authorizing transactions involving unlawful distributions, loans and guarantees by the corporation, (vii) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or shareholders and (viii) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders.

   Under the CGCL, (i) a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action (other than an action by or in the right of the corporation to procure a judgment in its favor) against expenses, judgments, fines and settlements if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner that person believed to be in the best interests of the corporation and its shareholders. An agent for purposes of the CGCL includes directors, officer and employees.

   The Point Plastics Bylaws provide for such indemnification: (i) where an agent has been successful on the merits in the defense of any proceeding referred to above; (ii) where authorized by the vote of either a majority of directors or a majority of shares in favor of such indemnification or (iii) (if such vote is not obtainable) the authorization of independent legal counsel. The Point Plastics Charter has been amended to eliminate director liability for monetary damages to the fullest extent permissible under California law and to permit indemnification of agents in excess of the indemnification otherwise permitted under California Statutory law.

   Synetic

   The DGCL allows for the advance payment of expenses to a director or officer by the corporation prior to the final disposition of an action. Prior to any such advance, a determination must be made by a quorum of disinterested directors, an independent legal counsel or by Synetic's stockholders that such executive has met the applicable statutory standard of conduct. Furthermore, the advance payment of expenses prior to the final disposition of an action are allowed under the DGCL upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such executive is not entitled to be indemnified by the Company. The DGCL refers expressly to administrative and investigative proceedings and expressly provides for indemnification of expenses "including attorneys' fees."

   The Synetic Charter and the Synetic Bylaws provide that Synetic shall, to the fullest extent permitted by the DGCL, indemnify any and all persons whom it shall have the power to indemnify under the DGCL from and against all expenses, liabilities or other matters referred to and covered by the DGCL.

BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION

   As a Delaware corporation, Synetic is subject to Section 203 of the DGCL, which regulates large accumulations of shares, including those made by tender offers, and is designed to deter non-negotiated acquisitions. The CGCL does not contain a provision similar to Section 203 of the DGCL.

STOCKHOLDER DERIVATIVE SUITS

   The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

               DISSENTERS' RIGHTS OF POINT PLASTICS SHAREHOLDERS

   THE FOLLOWING SUMMARY OF APPRAISAL RIGHTS UNDER CALIFORNIA LAW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW, THE COMPLETE TEXT OF WHICH IS ATTACHED HERETO AS ANNEX II -- CHAPTER 13 OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA.

   FAILURE TO FOLLOW STRICTLY THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF APPRAISAL RIGHTS. A POINT PLASTICS SHAREHOLDER WHO VOTES IN FAVOR OF OR SIGNS A CONSENT APPROVING AND AUTHORIZING THE MERGER AGREEMENT WILL NOT HAVE A RIGHT TO DISSENT FROM THE MERGER AGREEMENT.

   Under the CGCL, each Point Plastics shareholder as of the Record Date is entitled to demand and receive payment of the fair value of all or any portion of such holder's shares of Point Plastics Stock pursuant to

Chapter 13 of the CGCL owned by such holder if the Merger is consummated. The fair value of such shares is determined as of the day before the first announcement of the terms of the Merger. Any Point Plastics shareholder who elects to perfect such holder's dissenters' rights and demands payment of the fair value of such holder's shares of Point Plastics stock must strictly comply with Chapter 13 of the CGCL. The following summary does not purport to be complete and is qualified in its entirety by reference to Chapter 13 of the CGCL, the text of which is attached as Annex II and is incorporated herein by reference. Any holder of shares of Point Plastics stock considering demanding dissenters' rights is advised to consult legal counsel. Dissenters' rights will not be available unless and until the Merger (or a similar business combination) is consummated. To perfect the right to dissent and receive the fair value of such holder's shares, the shareholder must not vote in favor of the Merger.

   Each participant in the ESOP may have an appraisal of the value of such participant's shares by voting against the Merger and instructing the ESOP Trustees to make such demands upon Point Plastics with respect to the shares held by the ESOP allocated to the participant.

   Within 10 days after the date of shareholder approval of the Merger, Point Plastics will mail or deliver to each Point Plastics shareholder who did not vote in favor of the Merger a notice of the approval of the Merger
("Notice"), accompanied by a copy of Sections 1300-1304 of the CGCL. The Notice shall also state the price determined by Point Plastics to be the fair market value of the Dissenting Shares and a brief description of the procedure to be followed by a shareholder who elects to dissent.

   Any dissenting Point Plastics shareholder who desires that Point Plastics purchase his or her shares of Point Plastics Stock must make written demand upon Point Plastics for the purchase of such shares. The demand must be made no later than 30 days after the Notice was mailed to the shareholder. The Point Plastics shareholder's demand must state the number and class of shares held of record by the Point Plastics shareholder which the shareholder demands that Point Plastics purchase, as well as a statement by the Point Plastics shareholder as to what such holder thinks the fair market value of such share was as of the day prior to the announcement of the Merger. The statement of fair market value constitutes an offer by the Point Plastics shareholder to sell the shares at such price.

   Within the same 30-day period following the mailing of the Notice, the dissenting shareholder must submit to Point Plastics for endorsement certificates for any shares which the Point Plastics shareholder demands Point Plastics purchase. If Point Plastics and the Point Plastics shareholder agree upon the price of the Dissenting Shares, the dissenting Point Plastics shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the Point Plastics shareholder and Point Plastics or the date the contractual conditions to the Merger are satisfied.

   If Point Plastics and the shareholder cannot agree as to the fair market value or as to the fact that such shares are Dissenting Shares, such Point Plastics shareholder may file within six months of the date of mailing of the Notice a complaint with the California Superior Court for the County of Sonoma demanding judicial determination of such matters. Point Plastics will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the Point Plastics shareholder's rights as a dissenter are lost.

   Dissenting shares lose their status as such if (i) Point Plastics abandons the Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the Point Plastics shareholder and Point Plastics do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date the Notice was mailed; or (iv) the dissenting Point Plastics shareholder withdraws, with the consent of Point Plastics, his or her demand for purchase of Dissenting Shares.

   The shares of Point Plastics held by a Point Plastics shareholder properly exercising and perfecting his or her dissenters' rights will not convert into the right to receive the applicable Per Share Consideration. Such shareholder will be entitled to receive payment of the fair value of such holder's shares of Point Plastics Common Stock pursuant to Chapter 13 of the CGCL. However, if a Point Plastics shareholder fails to perfect or withdraws or loses such holder's rights as a dissenter with respect to such holder's shares of Point Plastics Stock, such holder's shares of Point Plastics Stock will be exchanged for Synetic Common Stock and cash, without interest thereon, as provided in the Merger Agreement.


                     DESCRIPTION OF SYNETIC'S CAPITAL STOCK

   The following description of the capital stock of Synetic is subject to the DGCL and to provisions contained in Synetic's Charter and Bylaws, copies of which are exhibits to the 1997 10-K, as amended (delivered herewith in the Exhibit Volume) that is incorporated by reference into this Proxy
Statement/Prospectus. Reference is made to such exhibits for a detailed description of the provisions thereof summarized below.

   The authorized capital stock of Synetic consists of 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), and 100,000,000 shares of Synetic Common Stock. None of the Preferred Stock is issued and outstanding. At February 19, 1998, there were 17,685,964 shares of Synetic Common Stock outstanding. Holders of capital stock of Synetic have no preemptive or other subscription rights.

PREFERRED STOCK

   The Preferred Stock may be issued from time to time in one or more series, without stockholder approval. The Synetic Board is authorized to determine (subject to limitations prescribed by law) the other rights, including voting rights, if any, preferences, terms and limitations to be granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series. Synetic has no present plans to issue any shares of Preferred Stock. Because of its broad discretion with respect to the creation and issuance of any series of Preferred Stock without stockholder approval, the Synetic Board could adversely affect the voting power of Synetic Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Synetic.

COMMON STOCK

   Subject to the prior rights of any Preferred Stock then outstanding, the holders of outstanding shares of Synetic Common Stock are entitled to receive dividends out of assets legally available therefor declared and paid by Synetic. Synetic does not currently anticipate paying cash dividends to holders of Synetic Common Stock.

   Upon liquidation, dissolution or winding-up of Synetic, the assets legally available for distribution to stockholders are distributable ratably among the holders of Synetic Common Stock at the time outstanding, subject to the rights, if any, of the holders of any Preferred Stock then outstanding. Since the Synetic Board has the authority to fix the rights and preferences of, and to issue, Synetic's authorized but unissued Preferred Stock without approval of the holders of Synetic Common Stock, the rights of such holders may be materially limited or qualified by the issuance of the Preferred Stock.

VOTING RIGHTS

   Stockholders are entitled to one vote for each share of Synetic Common Stock held of record.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for Synetic Common Stock is Registrar & Transfer Company.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

   Synetic is subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

(i) prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans) or (iii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock, excluding that stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock. The application of Section 203 could have the effect of delaying or preventing a change of control of Synetic.


                                 LEGAL MATTERS

   The validity of the shares of Synetic Common Stock offered hereby will be passed upon by Shearman & Sterling, New York, New York. Shearman & Sterling is a limited partner in a limited partnership, SYNETIC Investors, which owns Synetic Common Stock.


   The statements of law under the caption "RISK FACTORS -- Government Regulation of Porex" in this Proxy Statement/Prospectus and under the caption "Business -- Plastics Technology Business--Regulation" in Synetic's 1997 10-K, delivered herewith in the Exhibit Volume and incorporated by reference herein, are based upon the opinion of Kegler, Brown, Hill & Ritter Co., L.P.A, Columbus, Ohio, special regulatory counsel to the Company. Robert D. Marotta, Esq., of counsel to such firm, holds 75,000 options to purchase Synetic Common
Stock.


                                    EXPERTS

   The consolidated financial statements of Point Plastics in this Proxy Statement/Prospectus have been audited by Linkenheimer, LLP, independent public accountants, as indicated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The audited Consolidated Financial Statements and schedules of Synetic that are incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                      WHERE YOU CAN FIND MORE INFORMATION

   Synetic files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Synetic at the Commission's public reference rooms in Washington, D.C. at 450 5th Street, Mail Stop 1-2, N.W., Washington, D.C. 20549, in New York at 7 World Trade Center, Suite 1300, New York, New York 10048 and in Chicago, Illinois at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Commission filings of Synetic are also available to the public from commercial document retrieval services. The website maintained by the Commission is "http://www.sec.gov".

   Synetic has filed with the Commission a Registration Statement on Form S-4 to register the Synetic Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus is a part of that

Registration Statement and constitutes a prospectus of Synetic in addition to being a proxy statement of Point Plastics for the Special Meeting. As allowed by Commission rules, this Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement and the exhibits to the Registration Statement.

 The documents set forth below are being delivered herewith in the Exhibit Volume. These documents contain important information about Synetic and its finances.

SYNETIC COMMISSION FILINGS                PERIOD
--------------------------                ------
(FILE NO. 0-17822)
------------------

Annual Report on Form 10-K, as amended        Year ended June 30, 1997

Quarterly Report on Form 10-Q                 Quarter ended September 30, 1997

Quarterly Report on Form 10-Q, as amended     Quarter ended December 31, 1997

Quarterly Report on Form 10-Q                 Quarter ended March 31, 1998

Proxy Statement                               Dated February 25, 1998

Current Reports on Form 8-K                   Dated November 14, 1997, March 9,
                                              1998 and April 8, 1998.


   Upon completion of the Merger, Synetic will continue to be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. Synetic intends to furnish its stockholders with annual reports containing financial statements audited by its independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

   Synetic will also distribute to shareholders any additional documents that Synetic files with the Commission between the date of this Proxy Statement/Prospectus and the date of the Special Meeting.

   The Point Plastics Board does not intend to bring any other matters, and does not know of any other matters to be brought, before the Special Meeting.

   THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS

NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF POINT PLASTICS OR SYNETIC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

   YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROXY DOCUMENT AND THE
EXHIBIT VOLUME. NEITHER SYNETIC NOR POINT PLASTICS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBIT VOLUME. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO POINT PLASTICS AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY POINT PLASTICS, AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR THE EXHIBIT VOLUME WITH RESPECT TO SYNETIC AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY SYNETIC.


THIS PROXY STATEMENT/PROSPECTUS IS DATED JULY 6, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OF THE SYNETIC COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                             LIST OF DEFINED TERMS

                                                      LOCATION OF
DEFINED TERM                                          DEFINED TERM
------------                                          ------------


1997 Financial Statements......................................20
Advance Draw...................................................29
Aggregate Purchase Price.......................................32
Amendment......................................................27
Antitrust Division.............................................47
Avicenna.......................................................16
Cash Consideration.............................................33
Cash Election..................................................33
Cash Election Shares...........................................34
Cash Fraction..................................................34
Cause..........................................................29
Certificates...................................................34
Closing........................................................32
Closing Date...................................................32
Code...........................................................36
Commission.....................................................26
DGCL...........................................................36
Distribution Agreement.........................................39
Distributor....................................................27
Effective Time.................................................19
Election Deadline..............................................35
Employment Agreements..........................................29
Employment Period..............................................29
Escrow Agent...................................................42
Escrow Agreement...............................................42
ESOP Loan......................................................19
ESOP Participants..............................................27
ESOP Trustees..................................................31
Exchange Ratio.................................................19
Executives.....................................................29
Exhibit Volume.................................................16
Form of Election...............................................34
FTC............................................................47
Good Reason....................................................29
HSR Act........................................................27
Incentive Plan.................................................29
Indemnified Parties............................................43
IRS............................................................39
Manufacturer...................................................39
Merger.........................................................25
Merger Agreement...............................................25
Merger Consideration...........................................35
Merger Sub.....................................................24
NASDAQ National Market System..................................44
New Option.....................................................29
Non-Election...................................................33
Non-Election Shares............................................34
Notice.........................................................55

                                                      LOCATION OF
DEFINED TERM                                          DEFINED TERM
------------                                          ------------

Options......................................................  29
Original Merger Agreement....................................  25
Parties......................................................  44
Party........................................................  44
PCR..........................................................  22
Pending Tax Case.............................................  39
Per Share Consideration......................................  33
Point Plastics...............................................  19
Point Plastics Board.........................................  19
Point Plastics Charter.......................................  48
Point Plastics Common Stock..................................  19
Point Plastics Options.......................................  30
Point Plastics Shareholders..................................  32
Point Plastics Stock Plan....................................  30
Porex 401(k) Plan............................................  31
Preferred Stock..............................................  56
Securities Act...............................................II-2
Severance Period.............................................  30
Special Meeting..............................................  25
Stock Consideration..........................................  33
Stock Election...............................................  33
Stock Election Number........................................  33
Stock Election Shares........................................  34
Stock Fraction...............................................  34
Subsidiary...................................................  43
Surviving Corporation........................................  32
Synetic......................................................  16
Synetic Board................................................  18
Synetic Charter..............................................  48
Synetic Common Stock.........................................  16
Synetic Preferred Stock......................................  48

ANNEX IA                  AGREEMENT AND PLAN OF MERGER

================================================================================



                       __________________________________


                          AGREEMENT AND PLAN OF MERGER

                       __________________________________


                                     AMONG

                                 SYNETIC, INC.,

                          PLASTICS ACQUISITION CORP.,

                              POINT PLASTICS, INC.

                                      AND

                         THE SHAREHOLDERS PARTY HERETO



                           DATED AS OF MARCH 6, 1998



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                          Page
                                                                                                          ----
ARTICLE I

     THE MERGER

     SECTION 1.01.  The Merger..............................................................................   I-2
     SECTION 1.02.  Effective Time of the Merger............................................................   I-2
     SECTION 1.03.  Certificate of Incorporation............................................................   I-2
     SECTION 1.04.  By-laws.................................................................................   I-2
     SECTION 1.05.  Directors and Officers..................................................................   I-2
     SECTION 1.06.  Effect of the Merger....................................................................   I-2
     SECTION 1.07.  Aggregate Purchase Price................................................................   I-2
     SECTION 1.08.  Conversion of Securities................................................................   I-4
     SECTION 1.09.  Elections...............................................................................   I-5
     SECTION 1.10.  Fractional Shares.......................................................................   I-6
     SECTION 1.11.  Dissenting Shares.......................................................................   I-6
     SECTION 1.12.  Surrender of Shares; Stock Transfer Books...............................................   I-7

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
     OF THE SHAREHOLDERS CONCERNING THE COMPANY

     SECTION 2.01.  Organization, Authority and Qualification of the Company; Subsidiaries; Certificate
      and By-laws...........................................................................................  I-8
     SECTION 2.02.  Capitalization..........................................................................  I-9
     SECTION 2.03.  No Conflict; Required Filings and Consents..............................................  I-9
     SECTION 2.04.  Compliance with Laws....................................................................  I-9
     SECTION 2.05.  Financial Information; Books and Records................................................  I-10
     SECTION 2.06.  No Undisclosed Liabilities..............................................................  I-10
     SECTION 2.07.  Absence of Certain Changes, Events and Conditions.......................................  I-10
     SECTION 2.08.  Employee Benefit Plans; Labor Matters; Consultants......................................  I-10
     SECTION 2.09.  Litigation..............................................................................  I-11
     SECTION 2.10.  Material Contracts......................................................................  I-12
     SECTION 2.11.  Intellectual Property...................................................................  I-12
     SECTION 2.12.  Real Property...........................................................................  I-13
     SECTION 2.13.  Assets..................................................................................  I-15
     SECTION 2.14.  Taxes...................................................................................  I-15
     SECTION 2.15.  Certain Interests.......................................................................  I-16
     SECTION 2.16.  Environmental and Other Permits and Licenses; Related Matters...........................  I-16
     SECTION 2.17.  Customers...............................................................................  I-17
     SECTION 2.18.  Brokers.................................................................................  I-17
     SECTION 2.19.  Insurance Policies......................................................................  I-18
     SECTION 2.20.  Receivables.............................................................................  I-18
     SECTION 2.21.  Full Disclosure.........................................................................  I-18

ARTICLE III

     REPRESENTATIONS AND WARRANTIES  OF
     THE INDIVIDUAL SHAREHOLDERS AND THE TRUSTEES

     SECTION 3.01.  Representations of the Trustees.........................................................  I-18
     SECTION 3.02.  Representations, Warranties and Covenants of the Individual Shareholders................  I-19

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES
     OF THE PARENT AND THE PURCHASER

     SECTION 4.01.  Corporate Organization and Authority....................................................  I-20
     SECTION 4.02.  No Conflict; Required Filings and Consents..............................................  I-21
     SECTION 4.03.  SEC Filings; Financial Statements.......................................................  I-21
     SECTION 4.04.  Common Stock............................................................................  I-22
     SECTION 4.05.  Full Disclosure.........................................................................  I-22
     SECTION 4.06.  Funds...................................................................................  I-22
     SECTION 4.07.  Corporate Structure.....................................................................  I-22
     SECTION 4.08.  Brokers.................................................................................  I-22

ARTICLE V

     ADDITIONAL AGREEMENTS

     SECTION 5.01.  Conduct of Business by the Company Pending the Closing..................................  I-22
     SECTION 5.02.  Further Action; Access; Public Announcements............................................  I-24
     SECTION 5.03.  Registration Statement; Proxy Statement.................................................  I-24
     SECTION 5.04.  Voting; Elections; Exercise of Options..................................................  I-25
     SECTION 5.05.  No Solicitation or Negotiation..........................................................  I-26
     SECTION 5.06.  Cancellation of Agreements..............................................................  I-27
     SECTION 5.07.  Plan of Reorganization..................................................................  I-27
     SECTION 5.08.  Treatment of the ESOP Post-Closing......................................................  I-27
     SECTION 5.09.  Continuation of Benefits; Service Recognition...........................................  I-27
     SECTION 5.10.  Affiliate Letters.......................................................................  I-28
     SECTION 5.11.  Financial Statements....................................................................  I-28
     SECTION 5.12.  Disposition of Certain Securities.......................................................  I-28
     SECTION 5.13.  Indemnification of Directors and Officers...............................................  I-28
     SECTION 5.14.  Tax Representation Letters..............................................................  I-29
     SECTION 5.15.  Tax Opinions............................................................................  I-29

ARTICLE VI

     CONDITIONS TO THE CLOSING

     SECTION 6.01.  Conditions to Obligations of the Parent and the Purchaser...............................  I-29
     SECTION 6.02.  Conditions to Obligations of the Company and the Shareholders...........................  I-31

ARTICLE VII

     INDEMNIFICATION

     SECTION 7.01.  Survival of Representations and Warranties..............................................  I-32
     SECTION 7.02.  Indemnification by the Company Shareholders and the Company.............................  I-32
     SECTION 7.03.  Limitation of Remedies..................................................................  I-33
     SECTION 7.04.  Limits on Indemnification...............................................................  I-34
     SECTION 7.05.  Shareholder Responsibility..............................................................  I-34

ARTICLE VIII

     DEFINED TERMS

     SECTION 8.01.  Certain Defined Terms...................................................................  I-35

ARTICLE IX

     TERMINATION, AMENDMENT AND WAIVER; MISCELLANEOUS

     SECTION 9.01.  Termination.............................................................................  I-37
     SECTION 9.02.  Effect of Termination; Expenses.........................................................  I-37
     SECTION 9.03.  Amendment...............................................................................  I-37
     SECTION 9.04.  Waiver..................................................................................  I-37
     SECTION 9.05.  Miscellaneous...........................................................................  I-37

EXHIBITS

EXHIBIT A             Ownership of Company Common Stock
EXHIBIT C             Form of Undertaking
EXHIBIT 1.07(d)       Form of Certificate of the Company's Accountants
EXHIBIT 1.13          Form of Escrow Agreement
EXHIBIT 5.11          Form of Affiliate Letter
EXHIBIT 6.01(d)
  (i), (ii) and (iii) Forms of Opinions of Counsel to the Company and the ESOP
EXHIBIT 6.01(h)       Form of Employment Agreement
EXHIBIT 6.02(d)
  (I) and (ii)        Forms of Opinions of Counsel to the Parent and the
                       Purchaser

SCHEDULES

SCHEDULE 1.07(c)      Components of Adjusted 1997 EBIT

          AGREEMENT AND PLAN OF MERGER, dated as of March 6, 1998 (this "AGREEMENT"), among SYNETIC, INC., a Delaware corporation (the "PARENT"), PLASTICS ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of the Parent (the "PURCHASER"), POINT PLASTICS, INC. a California corporation (the "COMPANY"), the POINT PLASTICS, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the "ESOP"), PHILIP E. STOLP, JASON STOLP and PATRICIA PARSONS, acting solely in their capacity as Trustees under the ESOP (collectively, in such capacity, the "TRUSTEES") and PHILIP E. STOLP and THOMAS TAGGART (the "INDIVIDUAL SHAREHOLDERS", and collectively, with the ESOP, the "SHAREHOLDERS"; as used herein such terms shall not include any shareholder of the Company who is not a party hereto).


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is engaged in the business of designing, manufacturing and distributing throughout the United States, Canada, Europe and Asia disposable plastic products used in the life sciences industry (the "BUSINESS");

          WHEREAS, each Shareholder owns such number of shares of common stock, without par value, of the Company ("COMPANY COMMON STOCK") as is set forth on Exhibit A hereto and each participant in the ESOP (collectively, the "ESOP PARTICIPANTS") has allocated to him or her shares of Company Common Stock;

          WHEREAS, as an inducement to the Parent and the Purchaser to enter into this Agreement, the Individual Shareholders has executed an undertaking in the form of Exhibit C hereto;

          WHEREAS, as an inducement to the Parent and the Purchaser to enter into this Agreement, each of the Individual Shareholders have executed employment agreements in the forms of Exhibits D and E hereto, respectively;

          WHEREAS, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the California General Corporation Law (the "CGCL"), will merge with and into the Purchaser (the "MERGER");

          WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is in the best interests of the Company and its shareholders and approved and adopted this Agreement and the transactions contemplated hereby and
(ii) has recommended approval and adoption of this Agreement and approval of the Merger by the shareholders of the Company;

          WHEREAS, the Board of Directors of the Parent has determined that the Merger is in the best interests of the Parent and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby; and

          WHEREAS, the parties hereto intend that the transactions contemplated hereby qualify as a tax-free reorganization under Section 368(a) of the Code (as defined below);

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into the Purchaser, and the Purchaser shall be the surviving corporation in the Merger (in such capacity, the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of Delaware. At the Effective Time, the separate corporate existence of the Company shall cease.

          SECTION 1.02. Effective Time of the Merger. As promptly as practicable and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing Certificates of Merger (the "CERTIFICATES OF MERGER") with the Secretary of State of the State of Delaware and with the Secretary of State of the State of California, in such form as is required by, and executed in accordance with, the relevant respective provisions of the DGCL and the CGCL. The term "EFFECTIVE TIME" means the later of the date and time of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or with the Secretary of State of the State of California (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificates of Merger). Simultaneously with the filing of the Certificates of Merger, a closing (the "CLOSING") will be held at the offices of Shearman & Sterling, 555 California Street, San Francisco, CA (or such other place as the parties may agree) to confirm the satisfaction or waiver of the conditions set forth in Article VI and the Purchaser will pay the Applicable Per Share Merger Consideration (as hereafter defined) in respect of all Certificates (as hereafter defined) delivered at the Closing in accordance with Section 1.12.

          SECTION 1.03. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be changed to "Point Plastics, Inc.".

          SECTION 1.04. By-laws. At the Effective Time, the By-laws of the Surviving Corporation shall be the By-Laws of the Purchaser, as in effect immediately prior to the Effective Time.

          SECTION 1.05. Directors and Officers. The directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.06. Effect of the Merger. At and after the Effective Time, the effect of the Merger shall, in all respects, be as provided by the DGCL and the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges and powers of the Purchaser and the Company shall vest in the Surviving Corporation and all debts, liabilities and duties of the Purchaser and the Company shall become debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.07. Aggregate Purchase Price. (a) After the 1997 Financial Statements (as hereinafter defined) and the calculation of Adjusted 1997 EBIT (as hereinafter defined) have become final in accordance with Section 1.07(f), the "AGGREGATE PURCHASE PRICE" shall be $86,000,000 subject to adjustment as follows:

          (i) If Adjusted 1997 EBIT is greater than $10,600,000, the Aggregate Purchase Price shall be equal to the sum of (A) $86,000,000 and (B) the product of (1) the amount by which Adjusted 1997

EBIT (less stock option compensation expense up to $81,500) exceeds $10,600,000, multiplied by (2) eight.

          (ii) If Adjusted 1997 EBIT is less than $9,639,000, the Aggregate Purchase Price shall be equal to $86,000,000 reduced by the product of (A) the amount by which $9,639,000 exceeds Adjusted 1997 EBIT, multiplied by
     (B) eight.

          (b) "1997 EBIT" means net income of the Company excluding (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) extraordinary items, if any, (v) ESOP expense, and (vi) stock option compensation expense up to $81,500, in each case as set forth in the 1997 Financial Statements.

          (c) "ADJUSTED 1997 EBIT" means (i) the sum of (A) 1997 EBIT plus (B) $788,491, subject to adjustment as provided in Schedule 1.07(c).

          (d) In order to determine Adjusted 1997 EBIT, the Company shall use its best efforts to, as promptly as practicable, but in any event by May 5, 1998, prepare and deliver to the Parent a consolidated balance sheet and related statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiary (as hereinafter defined) as of and for the year ended December 31, 1997, together with (i) an unqualified audit opinion thereon of Linkenheimer, LLP (the "COMPANY'S ACCOUNTANTS") stating that the 1997 Financial Statements fairly present the consolidated financial position of the Company at December 31, 1997 and the results of its operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles applied on a basis consistent with the preparation of the 1996 Financial Statements (as hereinafter defined) ("1997 FINANCIAL STATEMENTS") and (ii) a certificate, substantially in the form of Exhibit 1.07(d), setting forth the calculation of Adjusted 1997 EBIT.

          (e) In the event that by April 20, 1998, the Company has not received assurances from the Company's Accountants that the items required pursuant to
Section 1.07(d) can be delivered in the time period provided herein or if at anytime the Company is notified by the Company's Accountants that such items cannot be delivered in such time period, the Parent shall be entitled to (and if it so elects, the Parent shall use its best efforts to) have the Parent's Accountants (as hereinafter defined) prepare such items as soon as practicable.

          (f) The 1997 Financial Statements and the calculation of Adjusted 1997 EBIT shall be deemed final for the purposes of this Section 1.07 upon the earliest of (i) the failure of the Parent to notify the Company of a dispute within twenty Business Days of the Company's delivery of the 1997 Financial Statements to the Parent, (ii) the resolution of all disputes pursuant to
Section 1.07(g) by the Parent's Accountants (as hereinafter defined) and the Company's Accountants and (iii) the resolution of all disputes pursuant to
Section 1.07(g) by the Independent Accounting Firm (as hereinafter defined).

          (g) The Parent may dispute any amount reflected on the 1997 Financial Statements to the extent such disputed amount affects the calculation of Adjusted 1997 EBIT; provided, however, that the Parent shall have notified the Company and the Company's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within twenty Business Days of the Company's delivery of the 1997 Financial Statements to the Parent. In the event of such a dispute, the Company's Accountants and Arthur Andersen LLP (the "PARENT'S ACCOUNTANTS") shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Company's Accountants and the Parent's Accountants are unable to reach a resolution with such effect within twenty Business Days after receipt by the Company and the Company's Accountants of the Parent's written notice of dispute, the Company's Accountants and the Parent's Accountants shall submit the items remaining in dispute for resolution to Coopers & Lybrand (or, if such firm shall decline to act or is not, at the time of such submission, independent of the Company and the Parent, to another independent accounting firm of national reputation mutually acceptable to the Parent and the Company) (either Coopers & Lybrand or such other accounting firm being referred to herein as the "INDEPENDENT ACCOUNTING FIRM"), which shall, within twenty days after such submission, determine and report to the Parent and the Company upon such remaining disputed items, and such report shall be final, binding and conclusive on the Company and the Parent.

The fees and disbursements of the Independent Accounting Firm shall be allocated between the Company and the Parent in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. Notwithstanding anything herein to the contrary, in the event that the Parent elects pursuant to Section 1.07(e) to have the Parent's Accountant's prepare the items required pursuant to Section 1.07(d), the parties having the rights of dispute set forth in this Section 1.07(g) shall be reversed.

          (h) In acting under this Section 1.07, the Parent's Accountants, the Company's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          SECTION 1.08. Conversion of Securities. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Purchaser, the Company, the Shareholders or other holders of outstanding shares of the Company's capital stock immediately prior to the Effective Time (the "COMPANY SHAREHOLDERS"):

          (i) each outstanding share of Company Common Stock (other than Dissenting Shares (as hereinafter defined) and treasury shares) shall be cancelled and converted automatically into the right to receive the Applicable Per Share Merger Consideration (as hereinafter defined);

          (ii) each share of Company Common Stock held in the Company's treasury as of the Effective Time shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

          (b) From and after the Effective Time, each share of Company Common Stock to be converted into the right to receive the Applicable Per Share Merger Consideration pursuant to this Section 1.08 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and the holders of certificates representing such shares shall cease to have any rights with respect to such shares, except the right to receive the Applicable Per Share Merger Consideration (such Applicable Per Share Merger Consideration to be payable (except as provided in Section 1.13 hereof) to the holder of each such share of Company Common Stock, upon surrender, in the manner provided in Section 1.12, of the certificate that formerly evidenced such share of Company Common Stock).

          (c) As used in this Agreement, the following terms have the following meanings:

          (i) "APPLICABLE PER SHARE MERGER CONSIDERATION" shall mean the Per Share Cash Consideration or the Per Share Stock Consideration, or, in the case of any Non-Election Share, if applicable, the amounts set forth in
     Section 1.09(e).

          (ii) "AVERAGE PARENT SHARE PRICE" means $46.51, as adjusted for any stock splits, recapitalizations and the like.

          (iii) "OUTSTANDING SHARE AMOUNT" means the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including Dissenting Shares but excluding shares of the Company Common Stock to be cancelled pursuant to Section 1.08(a)(ii)).

          (iv) "PER SHARE CASH CONSIDERATION" means an amount in cash equal to the Per Share Purchase Price.

          (v) "PER SHARE PURCHASE PRICE" means the Aggregate Purchase Price (as defined in Section 1.07(a)) divided by the Outstanding Share Amount.

          (vi) "PER SHARE STOCK CONSIDERATION" means a number of shares of common stock, par value $0.01 per share, of the Parent ("PARENT COMMON STOCK") equal to the Per Share Purchase Price divided by the Average Parent Share Price, rounded to the nearest one one-thousandth of a share.

          SECTION 1.09. Elections. (a) Subject to the election and allocation procedures set forth in this Section 1.09 each holder of Company Common Stock will be entitled, with respect to the Applicable Per Share Merger Consideration to be received for each share of Company Common Stock held by such holder, to
(i) elect to receive the Per Share Stock Consideration (a "STOCK ELECTION"), or
(ii) elect to receive the Per Share Cash Consideration (a "CASH ELECTION"), or
(iii) indicate that such holder has no preference as to the receipt of the Per Share Stock Consideration or the Per Share Cash Consideration (a "NON-ELECTION").

          (b) Limitations on Elections. The number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration in the Merger shall be equal to 40% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of Company Common Stock which have the right to file a notice of dissent pursuant to Chapter 13 of the CGCL as of the Closing (the "CASH ELECTION NUMBER"). The number of shares of Company Common Stock to be converted into the right to receive the Per Share Stock Consideration in the Merger (the "STOCK ELECTION NUMBER") shall be equal to 60% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (c) Cash Election Adjustments. If the aggregate number of shares of Company Common Stock covered by Cash Election (the "CASH ELECTION SHARES") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") and all shares of Company Common Stock covered by Non-Elections (the "NON-ELECTION SHARES") shall be converted into the right to receive the Per Share Stock Consideration, and the Cash Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

     each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product of (x) the Per Share Stock Consideration and (y) a fraction equal to one minus the Cash Fraction.

          (d) Stock Election Adjustments. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and the Stock Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

     each Stock Election Share shall be converted into the right to receive (i) a number of shares of Parent Common Stock equal to the product of (x) the Per Share Stock Consideration and (y) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

          (e) Non-Election Adjustments. In the event that neither Section 1.09(c) nor 1.09(d) above is applicable, all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Per Share Stock

Consideration, and the Non-Election Shares, if any, shall be converted into the right to receive shares of Parent Common Stock and cash in the following manner:

     each Non-Election Share shall be converted into the right to receive an amount in cash, without interest, equal to 40% of the Per Share Cash Consideration and 60% of the Per Share Stock Consideration.

          (f) Exercise of Election. All Cash Elections, Stock Elections and Non-Elections shall be made on a form designed for that purpose and reasonably acceptable to the Company and the Parent (a "FORM OF ELECTION") and mailed to holders of record of shares of Company Common Stock as of the record date for the Shareholders' Meeting or such other date as the Parent and the Company shall mutually agree (the "ELECTION FORM RECORD DATE"). The Parent and the Company shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline (as hereinafter defined). Elections shall be made by submitting to the Company a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Company in accordance with Section 1.09(g) and accompanied by the Certificates evidencing shares of Company Common Stock (the "CERTIFICATES") as to which the election is being made. The Parent, in consultation with the Company, will have the discretion to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked. The Parent will disregard immaterial defects in Forms of Election. The Parent, in consultation with the Company, shall also make all computations contemplated by this Section 1.09.

          (g) Election Deadline. A Form of Election must be received by the Company by the close of business on the fifth business day prior to the date on which the Effective Time shall occur (such time hereinafter referred to as the "ELECTION DEADLINE") in order to be effective. Any holder of Company Common Stock who has made an election by submitting a Form of Election to the Company may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed that is received by the Company prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with the Company by written notice to the Company received prior to the Election Deadline. As soon as practicable after the Election Deadline, but in any event within three business days thereof, the Parent, in consultation with the Company, shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify the Company in writing of its determination.

          (h) Deemed Non-Election. For the purposes hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Company by the Election Deadline shall be deemed to have made a Non-Election.
If the Parent, in consultation with the Company, shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

          SECTION 1.10. Fractional Shares. The Parent will not issue any fractional shares of Parent Common Stock pursuant to Section 1.08 hereof. Each holder of a fractional share interest shall be paid an amount in cash equal to the product of (a) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled and (b) the Average Parent Share Price.

          SECTION 1.11. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Company Shareholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing payment of the fair market value of such shares of Company Common Stock in accordance with Chapter 13 of the CGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Applicable Per Share Merger Consideration. Such Shareholders shall be entitled to receive payment of the fair market value of such shares of Company Common Stock held by them in accordance with the provisions of such Chapter 13, except that all Dissenting Shares held by Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Chapter 13 shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Applicable Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.12, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

          (b) The Company shall give the Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the CGCL. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

          SECTION 1.12. Surrender of Shares; Stock Transfer Books. (a) At the Closing, the Company shall surrender to the Purchaser all Certificates delivered to it with Forms of Election (with any stock transfer tax stamps required by reason of the payment of the Applicable Per Share Merger Consideration to a person other than the registered holder of the certificate surrendered), together with such other customary documents as may reasonably be required by the Purchaser, in exchange for (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 1.08(a), (B) cash to which such holder is entitled to receive in accordance with Section 1.08(a) and (C) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.10. Immediately following the Effective Time all Certificates surrendered to the Purchaser shall be cancelled. Any Company Shareholder whose Certificates are not delivered at the Closing shall receive the Applicable Per Share Merger Consideration with respect to such Certificates upon delivery after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 1.12(a). No interest shall accrue or be paid on the Applicable Per Share Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate.

          (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law.

          (c) Each of the Surviving Corporation and the Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.

          SECTION 1.13. Escrow Agreement. Prior to or simultaneously with the Closing, the ESOP and the Parent shall enter into an escrow agreement (the "ESCROW AGREEMENT") with an escrow agent selected by the Parent and reasonably acceptable to the ESOP (the "ESCROW AGENT") substantially in the form of Exhibit
1.13 hereto, but with any changes to Section 9 thereof reasonably requested by the Escrow Agent. Pursuant to the terms of the Escrow Agreement at the Closing, the Parent shall deposit cash and shares of Parent Common Stock (in the same ratio as the ESOP receives cash and Parent Common Stock pursuant to Section 1.09 hereof or, if counsel to the Parent and the Company shall have determined that any such change in such ratio does not adversely affect the status of the Merger as a tax free reorganization under Section 368(a) of the Code, in a ratio of 40% cash and 60% Parent Common Stock) equal to, in the aggregate 25% of the consideration otherwise payable to the ESOP pursuant to Section 1.08 hereof ("ESCROW AMOUNT") into an escrow account, which account is to be managed by the Escrow Agent (the "ESCROW ACCOUNT"). Distributions of any funds from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement.


                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  OF THE SHAREHOLDERS CONCERNING THE COMPANY

          Each of the Individual Shareholders, severally, and not jointly, and the Company represent and warrant to the Parent and the Purchaser that, except as set forth in the disclosure schedule dated as of the date hereof delivered to the Parent and the Purchaser by the Company and the Individual Shareholders (the "DISCLOSURE SCHEDULE"):

          SECTION 2.01. Organization, Authority and Qualification of the Company; Subsidiaries; Certificate and By-laws. (a) Each of the Company and Out Patient Services, Inc., a California corporation (the "SUBSIDIARY") is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Parent and the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally). Each of the Company and the Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Shareholders have delivered to the Parent true, complete and correct copies of each of the Articles of Incorporation, the By-laws and the minutes of each meeting of the board of directors and shareholders of the Company and the Subsidiary.

          (b) The Company owns 7,475 shares of capital stock, par value $ 1.00 per share of the Subsidiary, constituting 93.4% of the issued and outstanding shares of capital stock of the Subsidiary. The other 529 shares of such capital stock of the Subsidiary are owned of record by Jacqueline Maxwell. Other than the Subsidiary and San Joaquin Valley Associates ("SJVA"), there are no corporations, partnerships, joint ventures, associations or other entities in which the Company or the Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than SJVA, neither the Company nor the Subsidiary is a member of (nor is any part of the Business conducted through) any partnership. Neither the Company nor the Subsidiary is a participant in any joint venture or similar arrangement.

          (c) The Company is a limited partner in SJVA and holds two (2) limited partnership units. The Company has not guaranteed and is not otherwise responsible for any liabilities of SJVA or its general or limited partners.

          SECTION 2.02. Capitalization. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which (i) 1,401,288 shares are issued and outstanding, (ii) 48,999 shares are reserved for issuance pursuant to outstanding options held by Mr. Thomas Taggart ("COMPANY OPTIONS") issued pursuant to the Company's Stock Option Plan (the "COMPANY STOCK PLAN"), and (iii) 50,000 shares are reserved for issuance upon the granting of options pursuant to the Company Stock Plan of which only the Company Options are issued and outstanding. All outstanding shares of Company Common Stock are fully paid and nonassessable.

          (b) Except for the Company Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or the Subsidiary is a party or obligating the Company or the Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or the Subsidiary. Except for the Company Options, no other awards have been made pursuant to the Company Stock Plan. There are no outstanding contractual obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any of the capital stock of the Company or the Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, including SJVA. Neither the Company nor the Subsidiary is a party to any agreement granting registration rights to any person with respect to any securities of the Company or the Subsidiary.

          SECTION 2.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company and the Shareholders do not, and the performance of this Agreement by the Company and the Shareholders will not, (i) conflict with or violate the Articles of Incorporation or by-laws of the Company or the Subsidiary or the organizational documents of any Shareholder, as applicable, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, the Subsidiary or the Shareholders or by which their respective assets or properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company, the Subsidiary or the Shareholders, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company, the Subsidiary or any Shareholder is a party, or by which the Company, the Subsidiary or any Shareholder or any of their respective properties are bound or affected, except in the case of clause (iii) above for such conflicts which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company and the Shareholders do not, and the performance of this Agreement by the Company and the Shareholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company, the Subsidiary or any Shareholder, except for pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR ACT") and the filing of a certificate of merger with the Secretary of State of the State of California and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

          SECTION 2.04. Compliance with Laws. Neither the Company nor the Subsidiary is in conflict with, or violation of, any federal, state, local or foreign statute, law, rule, regulation, order, ordinance, judgment or decree ("LAW") applicable to the Company or the Subsidiary or by which the Company, the Subsidiary or any of their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 2.05. Financial Information; Books and Records. (a) True and complete copies of (i) the unaudited consolidated balance sheet of the Company and the Subsidiary as of December 31, 1996, and the related unaudited statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1996, together with all related notes and schedules thereto (collectively referred to herein as the "1996 FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiary as of September 30, 1997, and the related statements of income and cash flows for the nine months ended September 30, 1997 of the Company and the Subsidiary, (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS") are attached as Section 2.05 of the Disclosure Schedule. The 1996 Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) except in the case of the Interim Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby; provided, however, that the Interim Financial Statements do not include all footnotes required by U.S. generally accepted accounting principles and were or are subject to normal and recurring year-end adjustments which were not and are not anticipated to be material in amount.

          (b) The books of account and other financial records of the Company:
(i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          SECTION 2.06. No Undisclosed Liabilities. There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("LIABILITIES") of the Company and the Subsidiary, other than Liabilities (a) reflected or reserved against on the Interim Financial Statement, and (b) in an aggregate amount not exceeding $100,000 incurred since September 30, 1997 in the ordinary course of the business, consistent with the past practice, of the Company. Reserves are reflected on the Interim Financial Statement and on the books of account and other financial records of the Company against all Liabilities of the Company and the Subsidiary in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP. Except as set forth in Section 2.06 of the Disclosure Schedule, there are no outstanding warranty claims against the Company or the Subsidiary.

          SECTION 2.07. Absence of Certain Changes, Events and Conditions. Since December 31, 1996, there have not been any changes, occurrences, or circumstances with respect to the Company or the Subsidiary which individually or in aggregate had or have a Material Adverse Effect. Since December 31, 1996, the Company and the Subsidiary have operated their business only in the ordinary course, consistent with past practice, except for the transactions contemplated by this Agreement. Since September 30, 1997, the Company has not taken any action referred to in Section 5.01(b).

          SECTION 2.08.  Employee Benefit Plans; Labor Matters; Consultants.
(a) Section 2.08 of the Disclosure Schedule lists each benefit plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiary for or with respect to any of its current or former employees, officers, directors or independent contractors, or with respect to which the Company could incur liability under Section 4069, 4201 or 4212(c) of ERISA (the "COMPANY BENEFIT PLANS").

          (b) The ESOP has been duly authorized and established; and the Trust Agreement between the Company and the Trustees originally effective as of January 1, 1986, and amended and restated to be effective as of January 1, 1989 as amended from time to time (the "TRUST AGREEMENT") has been duly authorized, by all necessary corporate action on the part of the Company; the ESOP constitutes in all material respects an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder the "CODE"), Treasury Regulation Section 54.4975-11; and Section 407(d)(6) of ERISA; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the parties hereto (including, without limitation, the conversion of securities contemplated by Section 1.08 of this Agreement) will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

          (c) None of the Company Benefit Plans promises or provides retiree medical or retiree life insurance benefits to any person. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such plan. None of the Company Benefit Plans in effect on the date hereof would result, separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby), in the payment of any "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G of the Code. Except as set forth in
Section 2.08(c) of the Disclosure Schedule, each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. None of the Company Benefit Plans is subject to Title IV of ERISA, and the Company has not incurred, and does not reasonably expect to incur, any direct or indirect liability under or by operation of Title IV of ERISA.

          (d) Except as set forth in Section 2.08(c) of the Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any material liability, individually or in the aggregate, under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law other than the payment of benefits under the terms of the Company Benefit Plans in the ordinary course.

          (e) Neither the Company nor the Subsidiary is a party to any collective bargaining or other labor union contracts. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or the Subsidiary which may interfere with the business activities of the Company or the Subsidiary. Neither the Company, the Subsidiary nor, to the knowledge of the Company, any of their representatives or employees, has committed any unfair labor practices in connection with the operation of the businesses of the Company or the Subsidiary, and there is no pending or, to the knowledge of the Company or the Subsidiary, threatened charge or complaint against the Company or the Subsidiary by the National Labor Relations Board or any comparable state agency. The Company's and the Subsidiary's relations with its employees are good.

          (f) Set forth in Section 2.08(e) of the Disclosure Schedule is a list of all employment agreements between the Company or the Subsidiary and any of its employees, copies of which have been delivered by the Company to the Parent.

          (g) Set forth in Section 2.08(f) of the Disclosure Schedule is a list of all consultants engaged by the Company or the Subsidiary, and the Company has delivered to the Parent a copy of each agreement between the Company or the Subsidiary and any such consultant.

          SECTION 2.09. Litigation. There is no pending or, to the knowledge of the Company or the Shareholders, threatened litigation, arbitration or governmental investigation or legal, administrative or regulatory proceeding against the Company or the Subsidiary or to which any of their respective properties is or would be subject. As of the date hereof, neither the Company nor the Subsidiary nor any property or asset of the Company or the Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

          SECTION 2.10. Material Contracts. (a) Section 2.10(a) of the Disclosure Schedule lists each of the following written contracts and agreements of the Company or the Subsidiary (such contracts and agreements being "MATERIAL CONTRACTS"):

          (i) each contract and agreement for the purchase or lease of personal property having a value or consideration of $25,000 or more with any supplier or for the furnishing of services to the Company or the Subsidiary or otherwise related to the Business;

          (ii) each customer contract and agreement and other contract and agreement for the sale or lease of personal property or for the furnishing of services by the Company or the Subsidiary, and any outstanding proposals to customers or prospective customers of the Company or the Subsidiary;

          (iii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or the Subsidiary is a party or any other contract that compensates any person based on any sales by the Company;

          (iv) all leases and subleases of real property;

          (v) all contracts and agreements relating to indebtedness other than trade indebtedness of the Company or the Subsidiary;

          (vi) all contracts and agreements with any governmental authority to which the Company or the Subsidiary is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Company or the Subsidiary to compete in any line of business or with any person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among the Company or the Subsidiary and any Shareholder or any affiliate of any Shareholder;

          (ix) any other material agreement of the Company or the Subsidiary which is terminable upon or prohibits a change of ownership or control of the Company; and

          (x) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company or the conduct of the Business or the absence of which would have a Material Adverse Effect.

          (b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company and the Shareholders, on the other parties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor the Subsidiary is in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

          (c) Neither the Company nor the Subsidiary is a party to any material oral contract or, to the knowledge of the Company and the Shareholders, any other oral contract.

          SECTION 2.11. Intellectual Property. (a) The Company or the Subsidiary is the exclusive owner of all right, title and interest or has the legal right to use all Intellectual Property (as hereinafter defined) as is used or held for use in the Business.

          (b) Section 2.11(b) of the Disclosure Schedule sets forth a true and complete list and a brief description of (i) all of the Company's and the Subsidiary registered and applied for copyrights, trademarks and patents and all material licenses pertaining thereto and indicates where and when such Intellectual Property has been registered or filed with the United States Patent and Trademark Office or the United States Copyright Office, or the corresponding office of any other jurisdictions, (ii) all of the Intellectual Property (other than commercially available shrink-wrap software) licensed or sublicensed to the Company or the Subsidiary from any third party, and (iii) all other Intellectual Property material to the Company or the Subsidiary that are not apparent from an inspection of the Company's manufacturing facilities or contained in files, manuals and databases located at the Company's facilities. The conduct of the Business does not conflict with or infringe upon, and, to the knowledge of the Company or the Shareholders, no one has asserted to the Company or the Shareholders that the conduct of the Business conflicts with or infringes upon, any Intellectual Property owned, possessed, used or claimed by any third party. Except as set forth in Section 2.11(b) of the Disclosure Schedule, neither the Company nor the Subsidiary has granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intellectual Property owned, used or licensed to it. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property set forth in Schedule 2.11(b) of the Disclosure Schedule.

          (c) The Intellectual Property described in Section 2.11(b) of the Disclosure Schedule and the Intellectual Property apparent from an inspection of the Company's manufacturing facilities or contained in files, manuals and databases located at the Company's facilities, collectively constitute all the Intellectual Property necessary to conduct the Business in all material respects as currently conducted and there are no other items of Intellectual Property that are material to the Company or the Business.

          (d) Neither the Company nor the Subsidiary are in material breach of any of the agreements relating to Intellectual Property licensed or sublicensed to the Company or the Subsidiary, and the transactions contemplated by this Agreement will not constitute such a breach or otherwise impair, in any material respect, the rights of the Company or the Subsidiary under such license agreements. For purposes of this clause (d), joint ownership of Intellectual Property between the Company and the Subsidiary, on the one hand, and any other person, on the other hand, shall be deemed to be a license from such person to the Company and the Subsidiary.

          (e) To the knowledge of the Shareholders and the Company, the Intellectual Property set forth in Section 2.11(b) of the Disclosure Schedule is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part. No claims are pending against the Company, the Subsidiary or the Shareholders or, to the knowledge of the Shareholders and the Company, threatened by any person with respect to the ownership, validity or enforceability of any Intellectual Property described in Section 2.11(b) of the Disclosure Schedule. No person is engaging in any activity that infringes upon the Intellectual Property set forth in Section 2.11(b) of the Disclosure Schedule.

          SECTION 2.12. Real Property. (a) Section 2.12(a) of the Disclosure Schedule lists: (i) the street address of each parcel of real property owned by the Company or the Subsidiary ("OWNED REAL PROPERTY"), (ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each such parcel of Owned Real Property, (iv) the place and date of recordation of the deed pursuant to which each such parcel of Owned Real Property was acquired (and any recordation or index number) and (v) the current use of each such parcel of Owned Real Property.

          (b) Section 2.12(b) of the Disclosure Schedule lists: (i) the street address of each parcel of real property leased by the Company or the Subsidiary ("LEASED REAL PROPERTY" and, together with or Owned Real Property, the "REAL PROPERTY"), (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the term (referencing applicable renewal periods) and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property.

          (c) Except as described in Section 2.12(c) of the Disclosure Schedule, there is no violation by the Company or the Subsidiary of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property except violations which would not have a Material Adverse Effect. The Company has made available to the Purchaser true and complete copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, Permits, other title documents and other documents relating to or otherwise affecting the Real Property, the operations of the Company thereon or any other uses thereof. Except as described in Section 2.12(c) of the Disclosure Schedule, the Company is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual restrictions in any agreement to which the Company or the Subsidiary is a party that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. To the knowledge of the Company and the Shareholders, all existing water, sewer, steam, gas, electricity, telephone and other utilities used by the Company or the Subsidiary at the Real Property are adequate for the conduct of the business of the Company as it currently is conducted. To the knowledge of the Company and the Shareholders, there are no material latent defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Except as set forth in Section 2.12(c) of the Disclosure Schedule, neither the Company nor the Subsidiary has leased or subleased any parcel or any portion of any parcel of Real Property to any other person, nor has the Company or the Subsidiary assigned its interest under any lease or sublease listed in Section 2.12(b) of the Disclosure Schedule to any third party.

          (d) The Company and the Shareholders have, or have caused to be, delivered to the Purchaser true and complete copies of all leases and subleases listed in Section 2.12(b) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents and evidence of commencement dates and expiration dates). Except as set forth in Section 2.12(d) of the Disclosure Schedule, with respect to each of such leases and subleases:

          (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 2.12(d), is legal, valid, binding, enforceable on the Company and the Subsidiary and, to the knowledge of the Company and the Shareholders, on the other parties thereto and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

          (ii) except as otherwise set forth in Section 2.12(b) of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

          (iii) except as otherwise disclosed in Section 2.12(b) of the Disclosure Schedule, with respect to each such lease or sublease: (A) neither the Company nor the Subsidiary has received any written notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company or the Subsidiary thereunder, and (B) neither the Company nor the Subsidiary has received any written notice of a breach or default under such lease or sublease, which breach or default has not been cured;

          (iv) neither the Company, the Subsidiary nor (to the best knowledge of the Shareholders and the Company) any other party to such lease or sublease, is in breach or default except for any breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect.

          (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending of which the Company has received written notice or, to the knowledge of the Shareholders and the Company, threatened against the Real Property.

          (f) Except as set forth in Section 2.12(f) of the Disclosure Schedule, all the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to the best knowledge of the Shareholders and the Company, there are no facts that would prevent the Real Property from being occupied by the Company or the Subsidiary after the Closing in the same manner as occupied by the Company or the Subsidiary immediately prior to the Closing.

          (g) No improvements on the Real Property and none of the current uses and conditions thereof violate any applicable recorded deed restrictions or other applicable recorded covenants, or restrictions, except for any violations which individually or in the aggregate would not have a Material Adverse Effect.

          (h) To the knowledge of the Company and the Shareholders, all improvements on any Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Real Property by any improvements located on any adjoining premises.

          (i) Except as otherwise set forth in Section 2.12(i) of the Disclosure Schedule, there have been no improvements by the Company or the Subsidiary of a value in excess of $20,000 in the aggregate made to or construction on any Real Property within the applicable period for the filing of mechanics' liens.

          (j) To the knowledge of the Company and the Shareholders, the Company or the Subsidiary has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Leased Real Property for the full term of such renewal as set forth in said leases and/or subleases.

          SECTION 2.13. Assets. The Company owns, leases or has the legal right to use all the properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 2.11), used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Company and the Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company and the Subsidiary in or relating to the conduct of the Business (all such properties, assets and contract rights being the "ASSETS"). The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances.

          SECTION 2.14. Taxes. The Company and the Subsidiary have timely filed all returns and reports required to be filed with respect to taxes relating to the Business on or prior to the date on which the Effective Time occurs. All taxes required to be collected or paid by the Company and the Subsidiary on or prior to the date on which the Effective Time occurs have been timely collected and paid. The Company Audited Financial Statements and 1996 Financial Statements reflect or will reflect all Taxes accrued on or prior to December 31, 1997. Neither the Company nor the Subsidiary has received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or threatened relating to such taxes against the Company or the Subsidiary. There are no agreements for the extension of time for the assessment of any taxes of the Company or the Subsidiary other than routine audit extensions granted in the ordinary course of business. No consent under Section 341(f) of the Code has been filed with respect to the Company or the Subsidiary. Neither the Company nor the Subsidiary is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise tax return. There are no proposed reassessments of any property owned by the Company or the Subsidiary or other proposals that could increase the amount of any tax to which the Company or the Subsidiary would be subject. The Company has not been a member of any affiliated group with any company other than the Subsidiary and has not filed a Tax return on a consolidated, combined or unitary basis with any company other than the Subsidiary. For purposes of this Agreement, "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

          SECTION 2.15. Certain Interests. (a) None of the Shareholders or their affiliates or any officer or director of the Company (it being understood that ESOP Participants are not included herein, other than Messrs. Stolp and Taggart) and, to the knowledge of the Shareholders and the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

          (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company or the Subsidiary, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "FINANCIAL INTEREST" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company or the Subsidiary uses or has used in the conduct of the Business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

          (iii) has outstanding any indebtedness to the Company or the Subsidiary.

          (b) Except for the Notes and the Company Options and payment of employee compensation in the ordinary course of business, neither the Company nor the Subsidiary has any liability or any other obligation of any nature whatsoever to any Shareholder or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Shareholders and the Company, to any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director.

          SECTION 2.16. Environmental and Other Permits and Licenses; Related Matters. (a) Except as disclosed in Section 2.16(a)(i) of the Disclosure Schedule, the Company currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS"), including, without limitation, Environmental Permits, required of the Company under applicable Law for the current use, occupancy and operation of each Asset of the Company and the conduct of the Business, and all such Permits are in full force and effect, except such Permits the absence of which would not be reasonably likely to result in material liability. Except as disclosed in Section 2.16(a)(ii) of the Disclosure Schedule, neither the Company nor the Subsidiary has received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law, except for violations that would not be reasonably likely to result in material liability. Except as disclosed in Section 2.16(a)(iii) of the Disclosure Schedule, the Company and the Subsidiary are in all respects in compliance with the Permits and the requirements of the Permits except noncompliance that would not be reasonably likely to result in material liability. Section 2.16(a)(iv) of the Disclosure Schedule identifies all Permits, that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed in Section 2.16(b) of the Disclosure Schedule,
(i) except as would not be reasonably likely to result in material liability, during the time period that the Company has owned or operated the Real Property, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or Released on any Real Property or, to the best knowledge of the Company, any property adjoining any Real Property; (ii) the Company and the Subsidiary have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits, except noncompliance that would not be reasonably likely to result in material liability; (iii) there are no past, pending or threatened Environmental Claims against the Company, the Subsidiary or any Real Property of which the Company has received written notice; (iv) no Real Property or, to the best knowledge of the Company, any property adjoining any Real Property, is listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup; and (v) except as would not be reasonably likely to result in material liability, neither the Company nor the Subsidiary has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim.

          (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, there are no circumstances with respect to any Real Property or other Asset or the operation of the Business which could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company, the Subsidiary or any Real Property or Asset that would be reasonably likely to result in material liability, or (ii) to cause such Real Property or Asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law in a manner that would be reasonably likely to result in material liability.

          (d) Except as disclosed in Section 2.16(d) of the Disclosure Schedule, there are not now and never have been any USTs located on any Real Property during a time period when the Company owned or operated the Real Property or, to the best knowledge of the Company, on any property adjoining any Real Property.

          SECTION 2.17. Customers. (a) Section 2.17(a) of the Disclosure Schedule sets forth a correct and complete list of the ten customers from which the Company and the Subsidiary recognized the largest amount of revenue during the 12 months ended December 31, 1997 and the respective amounts of such revenue. Company has provided copies to the Purchaser of all written agreements, arrangements and understandings (including, without limitation, all amendments, consents, modifications, supplements and side letters) between the Company or the Subsidiary and such customers.

          (b) Section 2.17(b) of the Disclosure Schedule contains a summary of all open purchaser orders, by customer, as of the date of this Agreement.

          (c) No customer of the Company has requested that deliveries under any sales order or services to be performed by it under any Material Contract be delayed and the Company has not been notified of any (i) plans of any customer to order less from the Company during calendar year 1998 than such customer ordered during calendar year 1997 or (ii) facts which would result in such a decrease in orders.

          (d) The Company has no knowledge of any facts or conditions which (i) upon the giving of notice or the passage of time would constitute a default under any purchase or sales commitment or order, or (ii) would result in or have a material adverse effect on the future sales, profits or business or the Company. There has been no adverse change in the business relationship of the Company with any customer or supplier. The Company has not received any notice from any existing customer that upon consummation of the transactions contemplated by this Agreement, the relationship with such customer will be adversely affected, and the Company has not received any notice from any existing customer that said customer intends to file a petition for relief under any provisions of the Bankruptcy Code or make an assignment for the benefit of its creditors.

          SECTION 2.18. Brokers. Except as disclosed in writing to the Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company or the Shareholders. The Shareholders shall be solely responsible for any such fees and expenses.

          SECTION 2.19. Insurance Policies. The Disclosure Schedule sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company or the Subsidiary. True and complete copies of all such policies have been provided by the Company to the Parent. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against the Company or the Subsidiary which are covered by insurance are being defended by the appropriate insurance companies and are described on the Disclosure Schedule. To the knowledge of the Shareholders and the Company, neither the Company nor the Subsidiary has failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the Company's ability to make a claim or result in a Material Adverse Effect. Such insurance to the date hereof has (a) been maintained in full force and effect and (b) not been canceled or changed except to extend the maturity dates thereof.

          SECTION 2.20. Receivables. All accounts receivable, notes and other amounts receivable by the Company or the Subsidiary from third parties, including, without limitation, customers, arising from the conduct of the Business or otherwise before the Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon (collectively, the "RECEIVABLES") reflected on the Interim Financial Statements arose from, and the Receivables existing on the Effective Time will have arisen from, the rendering of services to persons that are not affiliates of the Shareholders or the Company and in the ordinary course of the business of the Company and the Subsidiary consistent with past practice and, except as reserved against on the Interim Financial Statements, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company and the Subsidiary not subject to valid claims of set-off or other defenses or counterclaims and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within its terms.

          SECTION 2.21. Full Disclosure. No representation or warranty of the Company or the Shareholders in this Agreement, nor any statement or certificate furnished or to be furnished to the Parent pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES  OF
                  THE INDIVIDUAL SHAREHOLDERS AND THE TRUSTEES

          SECTION 3.01. Representations of the Trustees. The Trustees on behalf of the ESOP hereby represent and warrant that, except as set forth in the Disclosure Schedule:

          (a) No Conflict. The execution and delivery by of this Agreement by the Trustees does not, and the consummation by the ESOP and the Trustees of the transactions contemplated herein on their respective parts will not violate, cause a default under, breach the terms of or require the consent, authorization or approval of any other person under any law, rule or regulation or any governing instrument or any loan agreement, mortgage, indenture, or other contract or agreement to which the ESOP or the Trustees are bound, or to which the properties of the ESOP or the Trust established pursuant to the Trust Agreement (the "TRUST") are subject or under any franchise, license or permit applicable to the Trustees, the ESOP or the Trust, except for the consent of the participants and beneficiaries of the ESOP in accordance with Section 9 of the ESOP and Section D(i) of the Trust Agreement.

          (b) ERISA Matters. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the parties hereto (including, without limitation, the conversion of securities contemplated by Section 1.08 of this Agreement) will not constitute a violation of, or give rise to any liability under, Title I of ERISA or
     Section 4975 of the Code.

          (c) ESOP Shares. The shares of Company Common Stock held by the ESOP are owned of record and beneficially by the ESOP free and clear of all encumbrances other than the pledge made in favor of the Company in connection with the loan (the "ESOP LOAN") evidenced by the ESOP Loan Agreement and Addendums dated December 18, 1997 by and between the Company and the Trustees.

     There are no provisions in any such addendums requiring a penalty on prepayment. There are no Liabilities of the ESOP other than the ESOP Loan and the obligation to pay benefits to ESOP Participants under the ESOP in the ordinary course of business. Except as contemplated by this Agreement, neither the ESOP nor the Trustees are a party to any voting trust, stockholder agreement, proxy or other agreement or understanding in effect with respect to the voting or transfer of any shares of Company Common Stock.

          (d) Due Authorization and Enforceability. This Agreement has been duly executed and delivered by the Trustees and constitutes the legal, valid and binding obligation of the Trustees enforceable against the Trustees in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium as similar laws affecting creditors' rights generally and by general principles of equity.

          (e) Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Trustees, threatened against the ESOP or the Trustees or any properties of the ESOP or the Trust that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Trustees or the ESOP to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Trustees, the ESOP or any properties of the ESOP or the Trust that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of the Trustees or the ESOP to consummate the transactions contemplated by this Agreement.

          (f) Broker's and Finders' Fees. Neither the Trustees nor the ESOP have incurred, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          SECTION 3.02. Representations, Warranties and Covenants of the Individual Shareholders. Each of the Individual Shareholders (referred to in this Section 3.02 as "he") hereby represents and warrants to the Parent and the Purchaser solely with respect to himself that, except as set forth in the Disclosure Schedule:

          (a) Holdings. He is the lawful record and beneficial owner of the number of shares of Company Common Stock set forth on Exhibit A of this Agreement, free and clear of all encumbrances. Except as contemplated by this Agreement, he is not a party to any voting trust, stockholder agreement, proxy or other agreement or understanding in effect with respect to the voting or transfer of any shares of Company Common Stock.

          (b) Capacity; No Conflict. He has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.
     This Agreement has been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Shareholder. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or such Shareholder's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, except for (i) any filings as may be required under applicable U.S. or state securities laws and the securities laws of any foreign country, (ii) such filings as may be required under the HSR Act, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

          (c) Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder or any of his affiliates, threatened against such Shareholder or any of his affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity, (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on his ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Shareholder or any of his affiliates or, to the knowledge of such Shareholder or any of his affiliates, any of their respective directors or officers, in the case of a corporate entity, (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on such Shareholder's ability to consummate the transactions contemplated by this Agreement.

          (d) Investigation. He has been furnished with the Parent SEC Reports (as hereinafter defined) and has been given the opportunity to ask questions of, and receive answers from, officers of the Parent concerning the Parent and Parent Common Stock and to obtain any additional information which he or his representatives deem necessary or desirable in his evaluation of the Parent Common Stock to be received by him in the Merger. He has independently determined to enter into this Agreement, based upon his own judgment and upon advice from such advisers as he has deemed necessary. He is not relying on any representation or other communication (written or oral) of the Parent or the Purchaser as an assurance or guarantee as to the expected results of an investment in shares of Parent Common Stock to be issued in the Merger.

          (e) Broker's and Finders' Fees. He has not incurred, nor will he incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                        OF THE PARENT AND THE PURCHASER

          The Parent and the Purchaser jointly and severally represent and warrant to the Company and the Shareholders that:

          SECTION 4.01. Corporate Organization and Authority. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently conducted. Each of the Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by each of the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Parent and the Purchaser, respectively, and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Purchaser and (assuming the due authorization, execution and delivery by the Company and the Shareholders) constitutes the legal, valid and binding obligation of each of the Parent and the Purchaser enforceable against each of the Parent and the Purchaser in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally).

          SECTION 4.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws of the Parent or the Purchaser, respectively, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or the Purchaser, respectively, or by which either of them or their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Parent or the Purchaser, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser or any of their respective properties is bound or affected, except, in the case of this clause (iii), for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Parent or prevent or delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for the registration of shares of Parent Common Stock under the Securities Act, state securities or "Blue Sky" laws, the pre-merger notification requirements of the HSR Act, the filing of a certificate of merger with the Secretary of State of the State of California and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

          SECTION 4.03. SEC Filings; Financial Statements. The Parent has filed all forms, reports, statements and documents required to be filed with U.S. Securities and Exchange Commission (the "SEC") since

June 30, 1996 (the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Parent SEC Reports constitute all the documents required to be filed by Parent under Section 13 of the Exchange Act with the SEC since June 30, 1996. None of the Parent's subsidiaries (including the Purchaser) is required to file any forms, reports or other documents with the SEC. The financial statements included in the Parent SEC Reports (i) were prepared in accordance with the books of account and other financial records of the Parent,
(ii) present fairly the consolidated financial condition and results of operations of the Parent as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Parent and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Parent and the results of the operations of the Parent as of the dates thereof or for the periods covered thereby.

          SECTION 4.04.  Common Stock.  Assuming all conditions set forth in
Article VI are satisfied, all shares of Parent Common Stock subject to issuance pursuant to this Agreement, shall (i) be duly authorized, validly issued, fully paid and nonassessable and (ii) not be subject to any encumbrances created by or on behalf of the Parent or the Purchaser.

          SECTION 4.05. Full Disclosure. No representation or warranty of the Parent in this Agreement, nor any statement or certificate furnished or to be furnished to the Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 4.06. Funds. The Parent has adequate funds to pay all Per Share Cash Consideration.

          SECTION 4.07. Corporate Structure. The Purchaser is a direct wholly owned subsidiary of the Parent.

          SECTION 4.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Parent or the Purchaser.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01.  Conduct of Business by the Company Pending the Closing.
(a) Except as contemplated by this Agreement, the Company and the Shareholders covenant and agree that, during the period between the date of this Agreement and through and including the date on which the Effective Time occurs, unless the Parent shall otherwise agree in writing, the Business shall be conducted only in, and the Company and the Subsidiary shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. The Company and the Shareholders will not take, and the Shareholders will not permit the Company to take, any action that would cause any representation or warranty made by the Company or the Shareholders in this Agreement to become untrue in any material respect.

          (b) By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor the Subsidiary shall, between the date of this Agreement and the date on which the Effective Time occurs, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Parent:

          (i) amend or otherwise change its Articles of Incorporation or By-laws, other than to permit indemnification and limitation of liability in accordance with Section 317 of the CGCL;

          (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or the Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or the Subsidiary (except for the issuance of a maximum of 48,999 shares of Company Common Stock issuable pursuant to employee stock options outstanding on the date hereof) or (ii) any assets of the Company or the Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except as required by applicable law by the ESOP in connection with termination of employment of an ESOP Participant;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than repurchases of stock as required by the ESOP in connection with the termination of employment of an ESOP Participant;

          (v) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) except as provided in Section 2.07 and items 1(1) and 1(5) of Section 2.10(a) of the Disclosure Schedule, authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and the Subsidiary taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(v);

          (vi) increase the compensation payable or to become payable to its officers or employees, except the grant of the bonus to Mr. Taggart referred to in Section 2.07 of the Disclosure Schedule, for increases in accordance with past practices in salaries or wages of employees of the Company or the Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or the Subsidiary, or establish, adopt, enter into or amend the ESOP, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee other than amendments to the ESOP that are necessary to effect the terms and conditions of this Agreement;

          (vii) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (viii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

          (ix) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Interim Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice (as well as the matter identified in Section 2.09 of the Disclosure Schedule).

          SECTION 5.02. Further Action; Access; Public Announcements. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder. From the date hereof until the Effective Time, upon reasonable notice, the Company and the Subsidiary shall, and each of the Shareholders shall cause the Company to, cause its officers, directors, employees, agents, representatives, accountants and counsel to (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Parent full access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and the Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and the Subsidiary who have any knowledge relating to the Company, the Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Parent such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiary and the Business (or legible copies thereof) as the Parent may from time to time request. In addition, the Shareholders and the Parent will provide each other with such cooperation and information as either of them reasonably may request of the other and shall retain any and all Returns and documents in connection with or relating to Tax matters of the Company and the Subsidiary for each taxable period first ending after the Effective Time and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) 6 years following the due date (without extension) for such Returns. Any information relating to Taxes obtained under this Section 5.02 shall be kept confidential except as may be otherwise necessary in connection with a Tax matter of the Company or the Subsidiary. The Parent shall consult with the Company prior to issuing any press release or otherwise making any public statements with respect to the Merger; except with respect to any such press release or public statements, the Confidentiality Agreement dated November 4, 1997 between the Parent and the Company shall remain in effect until the Effective Time and shall terminate at the Effective Time. Neither the Company nor any of the Shareholders shall issue any press release with respect to the transactions contemplated hereunder without the prior written consent of the Parent, which shall not be unreasonably withheld. Neither the Company nor any of the Shareholders shall otherwise make any public statement prior to the Effective Time with respect to the transactions contemplated hereunder without the prior written consent of the Parent, which shall not be unreasonably withheld. Each party hereto required to make an HSR filing agrees to make an appropriate filing, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within 15 Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

          SECTION 5.03. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare a proxy or information statement relating to the meeting of the Company's shareholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) the Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Merger. The Parent will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, the Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger, including, without limitation, all action required to include such shares of Parent Common Stock for trading on the National Association of Securities Dealers, Inc. National Market System (the "NASDAQ NATIONAL MARKET SYSTEM"). Each of the Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement, including without limitation any interim financial statements. Any fairness opinion received by the ESOP with respect to the transactions contemplated by this Agreement shall be included in the Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail or deliver the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger.

          No amendment or supplement to the Proxy Statement or the Registration Statement will be made by the Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). The Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (b) The information supplied by the Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed or delivered to the shareholders of the Company, (iii) the time of the Shareholders' Meeting (as defined below), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Parent or any of its subsidiaries, or their respective officers or directors, should be discovered by the Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed or delivered to the shareholders of the Company and the Parent, (iii) the time of the Shareholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform the Parent.

          (d) The Company shall call and hold a meeting of its shareholders (the "SHAREHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall hold the Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. At the Shareholders' Meeting, the Trustees shall vote all of the shares of Company Common Stock held by the ESOP in accordance with the instructions received by the Trustees from the ESOP participants and otherwise in accordance with the terms of the ESOP.

          SECTION 5.04. Voting; Elections; Exercise of Options. (a) Each Individual Shareholder agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, and in any action by consent of the holders of Company Common Stock, such Individual Shareholder shall vote his shares of Company Common Stock: (i) in favor of the Merger and this Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than the Parent or a wholly owned subsidiary of the Parent) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under this Agreement or which could result in any of the conditions to this Agreement not being fulfilled.

          (b) Each Individual Shareholder hereby covenants and agrees that, from the date hereof to the earlier to occur of the termination of this Agreement or the Effective Time, he shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any encumbrance on, or grant any proxy with respect to, shares of Company Common Stock now owned or that may hereafter be acquired by such Individual Shareholder at any time prior to the Effective Time and any attempt by an Individual Shareholder to transfer shares of Company Common Stock shall be void ab initio.
     -- ------

          (c) Mr. Philip E. Stolp hereby agrees to make an Election pursuant to
Section 1.09 to receive the Per Share Cash Consideration for not less than 23.6% nor more than 36.6% of the shares of Company Common Stock he owns directly (excluding any Company Common Stock he owns through the ESOP).

          (d) Mr. Thomas Taggart hereby agrees to exercise all of the Company Options prior to the Effective Time; provided that such exercise shall be effective immediately prior to, and conditioned on the Effective Time by an instrument signed by Mr. Taggart to receive in full consideration for the exercise of the Company Options the aggregate Applicable Per Share Merger Consideration that he would have otherwise received if he had exercised such Company Options prior to the Effective Time (which amount shall equal the aggregate Applicable Per Share Merger Consideration, less the exercise price of such Company Options and any amounts required to be withheld under applicable tax laws). For purposes of this Agreement, including, without limitation,
Article VII hereof, Mr. Taggart shall be considered a Company Shareholder and the shares of Company Common Stock subject to the Company Options shall be considered outstanding Company Common Stock.

          (e) Subject to the approval of the Merger by the requisite holders of Common Stock of the Company, the ESOP hereby agrees to make an Election pursuant to Section 1.09 to receive the Per Share Stock Consideration for not less than 51% of the shares of Company Common Stock it owns and to receive the Per Share Cash Consideration for not less than 40% and not more than 49% of the shares of Company Common Stock it owns.

          SECTION 5.05. No Solicitation or Negotiation. The Company and the Shareholders agree that between the date of this Agreement and the earlier of
(i) the Closing and (ii) the termination of this Agreement, none of the Shareholders, the Company nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock or assets of the Company, (ii) to enter into any business combination with the Company or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek to do any of the foregoing. The Company and the Shareholders immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. The Company and the Shareholders shall notify the Parent promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to the Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company and the Shareholders agree not to, without the prior written consent of the Parent, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Shareholders or the Company is a party. Pursuant to the terms of any existing confidentiality agreement to which any Shareholder or the Company is a party, the Company and the Shareholders shall cause the return or destruction of any confidential or proprietary information in the possession of any third party.

          SECTION 5.06. Cancellation of Agreements. The Shareholders and the Company agree that, effective as of the Closing, all shareholders' agreements (including, without limitation, the Shareholder Agreement dated June 12, 1990 among Messrs. Laurence L. Moore, Philip E. Stolp, Hugh J. Prior and Richard E. MacDonald and the Company) to which any of the Shareholders is a party relating to the Company or the shares of Company Common Stock shall terminate, and neither the Parent nor the Company shall have any liability under any such shareholders' agreement on and after the Closing Date. No payment or other consideration shall be paid by the Company in connection with any such termination.

          SECTION 5.07. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, the Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

          SECTION 5.08. Treatment of the ESOP Post-Closing. (a) The Cash Consideration received by the ESOP shall first be applied by the Trustees to the repayment in full of the ESOP Loan and any excess proceeds shall be allocated to the accounts of the participants and beneficiaries in accordance with the terms of the ESOP.

          (b) No further contributions shall be made to the ESOP following the Effective Time; provided, however, that to the extent permitted by applicable law, the Parent shall maintain the ESOP (but make no contributions thereto) for a period of one year following the Effective Time. Prior to the Effective Time, the ESOP shall be amended to provide that: (i) the Trustees shall vote unallocated shares of Company Common Stock and allocated shares of Company Common Stock for which no voting instructions are received, in proportion to the voting instructions received from ESOP Participants on allocated shares of Company Common Stock; (ii) ESOP Participants may make the elections described in
Section 1.09, and the demand for dissenters' rights described in Section 1.11, by so instructing the Trustees with respect to their allocated shares of Company Common Stock; (iii) all ESOP Participants shall become 100% vested in their ESOP accounts at the Effective Time; (iv) promptly following the one-year anniversary of the Effective Time, or sooner at the election of the Parent, all shares of Parent Common Stock then remaining in the ESOP (other than shares to be distributed to certain ESOP Participants pursuant to Section 5.12) shall be transferred to the Porex Technologies Corp. 401(k) Savings Plan (the "Porex 401(k) Plan"); and (v) the ESOP shall be terminated after termination of the Escrow Agreement and such Parent Common Stock transfer (but no earlier than December 31, 1998) and ESOP Participants shall be offered lump sum distributions of the remaining cash balances in their ESOP accounts. Contributions made to the ESOP by the Company prior to the date of this Agreement shall be allocated as of December 31, 1998, under the existing provisions of the ESOP.

          SECTION 5.09.  Continuation of Benefits; Service Recognition.  (a)
For a period of two years following the Effective Time and other than with respect to the ESOP as provided in Section 5.08, the Parent shall maintain, or cause to be maintained, employee benefit plans and arrangements which in the aggregate will provide a substantially comparable level of benefits to employees of the Company to those provided under the Company's employee benefit plans and arrangements as in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans and arrangements to the extent necessary to comply with applicable law. To the extent eligible, employees of the Surviving Corporation will be entitled to participate in the Porex 401(k) Plan as soon as practicable after the Effective Time.

          (b) To the extent that service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Parent or the Surviving Corporation for the benefit of employees of the Surviving Corporation, the employees of the Surviving Corporation shall be credited for service accrued prior to the Effective Time with the Company or the Subsidiary.

          (c) Parent shall file a Registration Statement on Form S-8 as soon as practicable and in any event within sixty (60) days after the Closing covering Parent stock options issued to employees of the Company.

          SECTION 5.10. Affiliate Letters. Each of the Individual Shareholders shall execute and deliver to the Parent, prior to the Effective Time, a letter substantially in the form attached hereto as Exhibit 5.10.

          SECTION 5.11. Financial Statements. As soon as practicable but in any event not later than 60 days after the date of this Agreement, the Company shall use its best efforts to deliver to the Parent true and complete copies of the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1996 and the related audited consolidated statements of earnings and retained earnings and cash flows for each of the three fiscal years ended December 31, 1997, 1996 and 1995, together with all related notes thereto, accompanied by the unqualified opinions thereon (collectively, the "COMPANY AUDITED FINANCIAL STATEMENTS"). From the date hereof until the Closing, the Company and the Subsidiary shall use their best efforts to cause the Company's Accountants to make available to the Parent, and the Parent's Accountants, copies of the Company's Accountants' work papers with respect to the Company Audited Financial Statements. The Company Audited Financial Statements (i) shall be prepared from the books of account and other financial records of the Company and its subsidiaries, (ii) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) shall present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein. Any interim financial statements of the Company delivered to the Parent or the Purchaser prior to the Effective Time will reflect all Taxes accrued during the period covered by such statements and on the date on which the Effective Time occurs, the Company's books and records will reflect all Taxes accrued on or prior to the date on which the Effective Time occurs. The Company will have prepared and filed or otherwise furnished to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all returns, reports and forms ("RETURNS") relating to the Company that are due on or before the date on which the Effective Time occurs.

          SECTION 5.12. Disposition of Certain Securities. As a material inducement for the Parent and the Purchaser to enter into this Agreement, each Shareholder and the Trustees on behalf of the ESOP agrees that he, she or it, as the case may be, will not sell, assign or otherwise transfer, directly or indirectly, any of the shares of Parent Common Stock received in consideration for his, her or its shares of Company Common Stock prior to the first anniversary of the Effective Time except, in the case of the ESOP, for any distributions from the ESOP in connection with the termination of employment of any ESOP Participant in accordance with the terms thereof. Thereafter, each Shareholder that desires to sell more than 5,000 shares of Parent Common Stock in any five (5) Business Day period will cooperate with the Parent in determining the method of sale of any such shares of Parent Common Stock by such Shareholder and will use one of three nationally recognized brokerage firms selected by the Parent; provided, however, that if a Shareholder or the Trustees determine in his or their reasonable judgment that it would be advisable to use another nationally recognized brokerage firm, such Shareholder may so notify the Parent and the Parent will cooperate with such Shareholder in the sale of such shares of the Parent Common Stock.

          SECTION 5.13. Indemnification of Directors and Officers. (a) The Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Articles of Incorporation and the Company's By-laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, the Parent shall cause the Certificate of Incorporation and By-laws of the Purchaser to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or the Subsidiary.

          (b) The Company (and if a material portion of the assets of the Company is transferred out of the Company, the Parent) shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of the Company and the Subsidiary and each such person who served at the request of the Company or the Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Parent and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to the Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and the Parent and the Surviving Corporation shall cooperate in the defense of any such matter.

          (c) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.13.

          (d) The obligations of the Company, the Surviving Corporation, and the Parent under this Section 5.13 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 5.13 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this
Section 5.13 applies shall be third-party beneficiaries of this Section 5.13).

          SECTION 5.14. Tax Representation Letters. Each party hereto shall deliver tax representations letters substantially in the forms of Exhibits 5.14
(a) and (b).

          SECTION 5.15. Tax Opinions. Each party hereto shall take all reasonable and good faith efforts to ensure that the tax opinions, substantially in the forms of Exhibits 6.01(d)(iii) and 6.02(d)(ii), are delivered.


                                  ARTICLE VI

                           CONDITIONS TO THE CLOSING

          SECTION 6.01. Conditions to Obligations of the Parent and the Purchaser. The obligations of the Parent and the Purchaser to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

          (a) Representations and Warranties; Agreements and Covenants.  (i)
     The representations and warranties of the Company, the Shareholders and the Trustees contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made as of the Effective Time, (ii) all the agreements contained in this Agreement to be performed or complied with by the Company, the Shareholders and the Trustees at or before the Effective Time shall have been performed or complied with in all material respects and (iii) the Parent shall have received certificates from the Company, the Shareholders and the Trustees as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

           (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

          (c) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the vote of the shareholders of the Company holding at least 90% of the outstanding Company Stock as of the record date of the Shareholders Meeting.

          (d) Opinions. The Parent shall have received (i) an opinion from Gray Cary Ware & Freidenrich substantially in the form attached hereto as
     Exhibit 6.01(d)(i), and (ii) an opinion from Ludwig Goldberg & Krenzel, reasonably acceptable to the Parent, substantially in the form of Exhibit 6.01(d)(ii) and (iii) an opinion from the Parent's tax counsel, substantially in the form of Exhibit 6.01(d)(iii) and based upon representation letters substantially in the forms of Exhibits 5.16(a) and
     (b), to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of the Parent, the Purchaser and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on the date on which the Effective Time occurs.

          (e) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (f) Financial Statements. The 1997 Financial Statements referred to in Section 1.07 and the Company Audited Financial Statements referred to in
     Section 5.11 shall have been delivered to the Parent and any objections by the Parent pursuant to such Section 1.07 shall have been resolved.

          (g) Company Options. Mr. Taggart shall have exercised the Company Options in accordance with Section 5.04(d) hereof.

          (h) Employment Agreements. The employment agreements entered into by the Parent or a Subsidiary thereof of even date herewith shall be in full force and effect.

          (i) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC.

          (j) National Market System. The shares of Parent Common Stock issuable to the Company's shareholders in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

          (k) Shareholder Indemnity Obligations. Each of the individual Company Shareholders who is not a party to this Agreement shall have signed a letter agreement reasonably satisfactory to the Parent confirming that such Company Shareholder shall be bound by the indemnification obligations set forth in Article VII hereof.

          SECTION 6.02. Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

           (a) Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Parent and the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made as of the Effective Time, (ii) all the agreements contained in this Agreement and in any certificates or agreements of the Parent or the Purchaser delivered pursuant hereto to be performed or complied with by the Parent or the Purchaser, at or before the Effective Time, shall have been performed or complied with in all material respects and (iii) the Company and the Shareholders shall have received a certificate of each of the Parent and the Purchaser, signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

           (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

          (c) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

          (d) Opinion. The Company shall have received (i) an opinion from Shearman & Sterling substantially in the form attached hereto as Exhibit 6.02(d)(i) and (ii) an opinion from the Company's tax counsel, substantially in the form of Exhibit 6.02(d)(ii) and based upon representation letters substantially in the forms of Exhibits 5.14(a) and
     (b), to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of the Parent, the Purchaser and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on the date on which the Effective Time occurs.

          (e) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (f) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC.

          (g) National Market System. The shares of Parent Common Stock issuable to the Company's shareholders in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

          (h) Employment Agreements. The Parent or a Subsidiary thereof shall have executed and delivered to Messrs. Stolp and Taggart the employment agreements in the form of Exhibits D and E hereto, respectively.

          (i) Financial Statements. If the Parent shall have exercised its right pursuant to Section 1.07(d) to have the Parent's Accountants deliver the items required by Section 1.07(e), any objections raised by the Company pursuant to such Section 1.07 shall have been resolved.

                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Effective Time until the date that is 90 days after the issuance of the audited consolidated financial statements of the Parent for the fiscal year ending June 30, 1999, but in no event later than December 31, 1999; provided, however, that
(i) the representations and warranties contained in Section 2.18, 3.01(c), 3.01(d), 3.01(f), 3.02(a), and 3.02(e), shall survive indefinitely, (ii) the representations and warranties contained in Section 2.02 shall survive until the fifth anniversary of the Effective Time, (iii) the representations and warranties contained in Section 2.08 shall survive until expiration of the applicable statute of limitations and (iv) the representations and warranties contained in Section 2.14 shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof). Neither the period of survival nor the liability of the Company or the Shareholders with respect to their respective representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent or the Purchaser, and neither the period of survival nor the liability of the Parent with respect to the representations and warranties of the Parent and the Purchaser shall be reduced by any investigation made at any time by or on behalf of the Company, the Shareholders or the Trustees. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

           SECTION 7.02. Indemnification by the Company Shareholders and the Company.

          (a) After the Effective Time, the Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "PARENT INDEMNIFIED PARTIES") shall be indemnified and held harmless by each Company Shareholder, subject to Section 7.05 and the other provisions of this Article VII, for such Company Shareholder's Equity Percentage (as hereinafter defined) of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter a "LOSS"), arising out of or resulting from (i) the breach of any representation or warranty made by the Company, the Shareholders or the Trustees, as the case may be, in this Agreement or (ii) subject to the limitations set forth in Section 7.04(c), the matter identified in Section
     2.14 of the Disclosure Schedule (the "PENDING TAX CASE"). To the extent that the undertakings set forth in this Section 7.02(a) may be unenforceable, each Company Shareholder shall, subject to Section 7.06 and the other provisions of this Article VII, contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of such Company Shareholder's Equity Percentage of all Losses incurred by the parties entitled to indemnification hereunder.

          (b) After the Effective Time, the Shareholders, including the ESOP, and the Trustees and their respective affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses arising out of or resulting from the breach of any representation or warranty made by the Parent or the Purchaser in this Agreement. To the extent that the Parent's undertakings set forth in this Section 7.02(b) may be unenforceable, the Parent shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

          (c) Any party seeking indemnification under this Article VII (an "INDEMNIFIED PARTY") shall give each person from whom indemnification is being sought (each, an "INDEMNIFYING PARTY") notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination and, in any event, prior to the expiration of the applicable representations and warranties as set forth in Section 7.01 hereof, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give each Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release any Indemnifying Party from any of its obligations under this Article VII except to the extent such Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party or Parties acknowledge in writing its or their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim (subject to the limitations set forth in Sections 7.03, 7.04 and 7.06 hereof), then the Indemnifying Party or Parties shall be entitled to assume and control the defense of such Third Party Claim at its or their expense and through counsel of its or their choice if it or they give notice of its or their intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party or Parties, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party or Parties. In the event the Indemnifying Party or Parties exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party or Parties in such defense and make available to the Indemnifying Party or Parties, at the Indemnifying Party or Parties' expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Parties. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party or Parties shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party or Parties' expense, all such witnesses, records, materials and information in the Indemnifying Party or Parties' possession or under the Indemnifying Party or Parties' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party or Parties without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Parent shall use its best efforts to defend in a commercially reasonable manner any Third Party Claim alleging that the conduct of the Company's business infringes any Intellectual Property of such third party.

           (d) The Shareholders and the Parent agree to treat all payments made by either to or for the benefit of the other (including any payments to the Company or the Subsidiary) under the indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

           SECTION 7.03.  Limitation of Remedies.

          (a) The indemnification provided by this Article VII, subject to the limitations set forth herein, shall be the sole and exclusive post-Closing remedy available to the parties hereto for any breach of any representation or warranty contained in and, except as set forth in Section 7.03(d), for any other claim under this Agreement. The parties hereto acknowledge that no party hereto has made any representation or warranty to any other party hereto other than as set forth in this Agreement.

          (b) In no event shall any party hereto be entitled to rescission of this Agreement as a result of any breach of any representation, warranty, covenant or agreement contained herein.

          (c) The amount of any recovery to which any Indemnified Party shall be entitled pursuant to Section 7.02 or Section 7.03 shall be net (i.e. after deducting) any insurance proceeds inuring to such Indemnified Party as a result of the facts which entitle such Indemnified Party to indemnification pursuant to Section 7.02 or 7.03.

          (d) The parties shall have all remedies available at law or in equity with respect to any claims based on fraud or for breach of any covenant contained in this Agreement, regardless of any limitations set forth elsewhere herein.

           SECTION 7.04.  Limits on Indemnification.

          (a) Notwithstanding anything to the contrary contained in this Agreement except as set forth in Section 7.04(b),7.04(c) or 7.05, (i) the Parent Indemnified Parties shall not be entitled to indemnification for any Losses pursuant to Section 7.02 until such Losses aggregate $100,000 and
     (ii) the maximum amount of indemnifiable Losses which may be recovered from any Company Shareholder arising out of or resulting from the causes enumerated in Section 7.02 shall be an amount equal to 25% of such Company Shareholder's Equity Percentage of the Aggregate Purchase Price. "EQUITY PERCENTAGE" means, for each Company Shareholder, the percentage which the number of shares of Company Common Stock owned by such Company Shareholder (after giving effect to the exercise of all Company Options) represents of the number of shares of Company Common Stock owned by all the Company Shareholders (after giving effect to the exercise of the Company Options and ignoring the shares held beneficially through the ESOP for all Company Stockholders other than the ESOP). It is expressly understood and agreed that no Shareholder's Equity Percentage shall be increased for any reason, including, without limitation, the termination of the Escrow Agreement. Until the first anniversary of the Effective Time, each Company Shareholder may satisfy any indemnity obligation hereunder by returning to the Parent a number of shares of Parent Common Stock equal to the amount of such Company Shareholder's indemnity obligation divided by the Average Parent Share Price, provided, however, that counsel to the Parent shall have determined that any such return of shares of Parent Common Stock does not adversely affect the status of the Merger as a tax free reorganization under Section 368(a) of the Code.

          (b) With respect to recovery of Losses from the ESOP, the Parent Indemnified Parties (i) shall not make any claim against the ESOP with respect to any representation or warranty contained in Article II of this Agreement unless the Parent Indemnified Parties also make such claim against all of the Shareholders and (ii) shall not seek to recover any amount from the ESOP other than pursuant to the Escrow Agreement.

          (c) No limit on indemnification contained in Section 7.04(a) shall be imposed with respect to the taxes, interest and penalties with respect to the Pending Tax Case (nor shall such amounts be included for purposes of the threshold or limit set forth in Section 7.04(a)) and (ii) the Parent Indemnified Parties shall not be entitled to indemnification for any other Losses with respect to such tax case. The Parent and the Purchaser shall use their best efforts, at their own expense to defend or settle such tax case in a commercially reasonable manner and shall provide the Shareholders, upon request, any information reasonably requested with respect thereto. Unless it would have a material adverse effect on the Business, the Parent and the Purchaser will not consent to the settlement or final determination of the Pending Tax Case without the consent of the Shareholders, which consent shall not be unreasonably withheld.

          SECTION 7.05. Shareholder Responsibility. Subject to the limitations set forth in Section 7.04, each Shareholder that made a representation in
Article III is solely and individually responsible, as to itself, and for the representations and warranties made by it with respect to itself in Article III of this Agreement and each Shareholder is solely and individually responsible, shall provide 100% indemnity and shall be 100% responsible for any breach of any such representation and warranty up to the aggregate amount (when added to any other amounts paid in satisfaction of indemnification obligations under this
Article VII by such Shareholder) equal to the consideration paid to such Shareholder pursuant to Section 1.08 hereof.


                                 ARTICLE VIII

                                 DEFINED TERMS

          SECTION 8.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof.

          "ENVIRONMENT" means surface waters, groundwaters, soil, subsurface strata and ambient air.

          "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

          "ENVIRONMENTAL CONDITION" means a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or Environmental Permit or a Release of Hazardous Materials into the Environment.

          "ENVIRONMENTAL LAWS" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
(S)(S) 6901 et seq.; the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S) 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. (S)(S) 301 et seq.

          "ENVIRONMENTAL PERMITS" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          "GOVERNMENTAL AUTHORITY" means (i) any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body or (ii) any arbitral or other non-governmental dispute resolution body.

          "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

          "INTELLECTUAL PROPERTY" means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (ii) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (iii) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (iv) trade secrets and confidential, technical or business information (including the Company's manufacturing processes, and all ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (v) technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) issued patents and patent applications, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (ix) licenses or sublicensed to the Company or the Subsidiary, or by the Company or the Subsidiary to any third party, in connection with any of the foregoing, and (x) all rights to sue and recover and retain damages and costs and attorneys' fees for past, present and future infringement or breach of any of the Intellectual Property rights hereinabove set forth.

          "MATERIAL ADVERSE EFFECT" means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiary taken as a whole.

          "POREX" means Porex Technologies, Inc., a subsidiary of the Parent.

                                  ARTICLE IX

                TERMINATION, AMENDMENT AND WAIVER; MISCELLANEOUS

          SECTION 9.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (i) by mutual written consent of the Company and the Parent; (ii) by either the Company or the Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other parties which would cause the conditions to closing to fail to be satisfied and which is incapable of being cured prior to September 30, 1998, or in the event that
Section 1.07(e) is applicable (whether or not the Parent exercises its right to use the Parent's Accountants), October 31, 1998, or (iii) by the Company or the Parent, if the closing shall not have occurred by September 30, 1998, or in the event that Section 1.07(e) is applicable (whether or not the Parent exercises its right to use the Parent's Accountants),October 31, 1998, provided, however, that the right to terminate this Agreement under this Section 9.01(a)(iii) shall not be available to any party whose wilful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date.

          SECTION 9.02. Effect of Termination; Expenses. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or its affiliates, directors, officers or shareholders; provided, however, that nothing herein shall relieve any party from liability for any willful breach hereof prior to such termination. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Company, the Shareholders or the Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by the person incurring such expense whether or not the Closing shall have occurred; provided, however, that the Company shall pay any fees required for the filings by the Company and/or the Shareholders under the HSR Act.

          SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto (in the case of the Parent, the Purchaser and the Company by action taken by or on behalf of their respective Boards of Directors) at any time prior to the Effective Time; provided that, after the approval of this Agreement by the holders of shares of Company Common Stock, no amendment may be made which would reduce the amount or change the type of consideration to be received by the holders of Company Common Stock pursuant to the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.04. Waiver. At any time prior to the Effective Time, the Parent and the Purchaser, being deemed one party, and the Company and the Shareholders, being deemed one party, may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the others party's representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No such waiver referred to in clause (b) above shall effect any party's right to seek indemnification for a breach of such representation or warranty pursuant to Article VII hereof.

          SECTION 9.05. Miscellaneous. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. This Agreement and the exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parent and the Shareholders; provided, however, that the Parent may assign this Agreement to an affiliate of the Parent without the consent of the Shareholders, but no such assignment shall (i) relieve the Parent of its obligations hereunder if such assignee does not perform such obligations, (ii) change the consideration to be received by any Shareholder in the Merger or (iii) cause the transactions contemplated hereby not to qualify as a tax-free reorganization under Section 368(a) of the Code and provided further, however that the ESOP may assign its rights hereunder if and to the extent required under applicable law. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition (subject to the limitations of Article VII hereof) to any other remedy at law or equity. Any notices under this Agreement shall be addressed, if to the Parent, to its principal executive office, attention:
Chief Executive Officer; if to Point Plastics Incorporated, to its principal executive office, attention Chief Executive Officer, and if to any Shareholder, addressed to such Shareholder c/o Point Plastics.

          IN WITNESS WHEREOF, the Parent, the Purchaser, the Company, the Trustees and the Shareholders have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              SYNETIC, INC.


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:


                              PLASTICS ACQUISITION CORP.


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:


                              POINT PLASTICS, INC.


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

                              THE POINT PLASTICS INC. EMPLOYEE
                              STOCK OWNERSHIP PLAN AND TRUST


                              By
                                  --------------------------------------
                              Philip E. Stolp, solely in his capacity as a Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan


                              By:
                                  --------------------------------------
                              Jason Stolp, solely in his capacity as a
                              Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan



                              By:
                                  --------------------------------------
                              Patricia Parsons, solely in her capacity as a Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan



                              ------------------------------------------
                              Philip E. Stolp



                              ------------------------------------------
                              Thomas Taggart


                              Each of the undersigned spouses of an Individual Shareholder hereby executes this Agreement in order to give her consent to the execution by her spouse of this Agreement and the consummation of the transactions contemplated herein, including the Merger.



                              ------------------------------------------
                              Debra L. Stolp



                              ------------------------------------------
                              [Mrs. Taggart]

ANNEX IB     AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

                                AMENDMENT NO. 1

     AMENDMENT NO. 1, dated as of May 22, 1998 (this "AMENDMENT"), among SYNETIC, INC., a Delaware corporation (the "PARENT"), PLASTICS ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of the Parent (the "PURCHASER"), POINT PLASTICS, INC. a California corporation (the "COMPANY"), the POINT PLASTICS, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the "ESOP"), PHILIP E. STOLP, JASON STOLP and PATRICIA PARSONS, acting solely in their capacity as Trustees under the ESOP (collectively, in such capacity, the "TRUSTEES") and PHILIP E. STOLP and THOMAS TAGGART (the "INDIVIDUAL SHAREHOLDERS", and collectively, with the ESOP, the "SHAREHOLDERS"; as used herein such terms shall not include any shareholder of the Company who is not a party hereto).

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Parent, Purchaser, the Company, the ESOP, the Trustees and the Individual Shareholders are parties to an Agreement and Plan of Merger, dated as of March 6, 1998 (the "MERGER AGREEMENT"; terms defined in the Merger Agreement and not otherwise defined herein being used herein as therein defined);

     WHEREAS, the Boards of Directors of Parent, Purchaser and the Company and the ESOP, the Trustees and the Individual Shareholders have determined that it is appropriate to amend the Merger Agreement as set forth in this Amendment; and

     WHEREAS, pursuant to Section 9.03 of the Merger Agreement, the Merger Agreement may be amended by the parties hereto (in the case of the Parent, the Purchaser and the Company by action taken by or on behalf of their respective Boards of Directors).

     NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       AMENDMENTS TO THE MERGER AGREEMENT

     SECTION 1.01. Amendment to Preamble. The Preamble to the Merger Agreement is hereby amended by deleting the phrase "(this 'AGREEMENT')" in its entirety and inserting in lieu thereof the phrase "(as amended by Amendment No. 1, this 'AGREEMENT')".

     SECTION 1.02. Amendment to Section 1.08(c)(ii). Section 1.08(c)(ii) of the Merger Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

               "(ii) 'AVERAGE PARENT SHARE PRICE' means $62.00 as adjusted for any stock splits, recapitalizations and the like. Notwithstanding the foregoing, 'Average Parent Share Price' shall be deemed to mean $46.51, as adjusted for any stock splits, recapitalizations and the like, in the event all of the following occurs prior to the date of the Closing: the Company shall enter into a definitive written agreement the provisions of which shall be reasonably satisfactory to Parent (the "SUPPLY AGREEMENT") with the customer listed first on
          Section 2.17(a) of the Disclosure Schedule and designated therein as Account Number 3-1191 ("CUSTOMER A"), which written agreement shall be dated and effective upon signing and which shall provide that Customer A shall, for each of the two consecutive 12 month periods from the date of the Supply Agreement, be obligated to purchase from the Company products (the "ADDITIONAL PRODUCTS") for an aggregate purchase price and an average gross margin to the Company of not less than the aggregate purchase price and average gross margin of all products purchased by Customer A from the Company during the 12 months ending on March 1, 1998 (the "PRIOR PRODUCTS") and the nature and assortment of the Additional Products shall be substantially similar to the nature and assortment of the Prior Products."

     SECTION 1.03.  Amendment to Sections 2.10 and 2.17.  Sections 2.10(b) and
2.17 of the Merger Agreement are hereby amended by adding the following new paragraph (e) at the end of Section 2.17:

               "(e) Notwithstanding anything contained in Sections 2.10(b), 2.17(c) and 2.17(d) of this Agreement, such Sections are not applicable to, and the Company is not making any representations and warranties in such Sections regarding, the size or nature of the Company's transactions or ongoing relationship with Customer A after May 4, 1998."

     SECTION 1.04. Amendment to Section 8.01. Section 8.01 of the Merger Agreement is hereby amended by deleting the definition of "Material Adverse Effect" contained therein in its entirety and inserting in lieu thereof the following:

               "'MATERIAL ADVERSE EFFECT' means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiary taken as a whole; provided, however, that any decrease in sales by the Company to Customer A after May 4, 1998 shall not be a 'Material Adverse Effect'."

     SECTION 1.05. Amendments to the Disclosure Schedule. On the date hereof, the Company is delivering to the Parent and the Purchaser amendments to the Disclosure Schedule.

     For the sole purpose of determining whether the closing condition in
Section 6.01(a)(i) of the Agreement has been satisfied, the amendments to the Disclosure Schedule referred to in this Section 1.05 shall be treated as not being in effect and shall not be taken into account; but for purposes of determining whether there is a breach of representations and warranties in the Agreement made by the Company, the Shareholders or the Trustees or an obligation to indemnify by the Company Shareholders under Article VII of the Agreement, such amendments to the Disclosure Schedule referred to in this Section 1.05 shall be taken into account and shall be in full force and effect.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Representations of the Company. The Company hereby represents as follows:

          (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

          (b) The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment), other than, with respect to the Merger, the approval and adoption of the Merger Agreement (as amended by this Amendment) by the holders of a majority of the then outstanding shares of Company Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL and the CGCL.

          (c) This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties to the Merger Agreement of the Merger Agreement and this Amendment, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          SECTION 2.02. Representations of the Trustees. The Trustees on behalf of the ESOP hereby represent and warrant that:

          (a) The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated by the parties to the Merger Agreement (as amended by this Amendment) (including, without limitation, the conversion of securities contemplated by Section 1.08 of the Merger Agreement (as amended by this Amendment)) will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

          (b) This Amendment has been duly executed and delivered by the Trustees and, assuming the due authorization, execution and delivery by the other parties to the Merger Agreement of the Merger Agreement and this Amendment, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Trustees enforceable against the Trustees in accordance with its terms (except in each such case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          SECTION 2.03. Representations and Warranties of the Individual Shareholders. Each of the Individual Shareholders (referred to in this Section
2.03 as "he") hereby represents and warrants to the Parent and the Purchaser solely with respect to himself that:

          (a) He has the legal capacity to enter into this Amendment and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

          (b) This Amendment has been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto of the Merger Agreement and this Amendment, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of such Shareholder (except in each such case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          SECTION 2.04. Representations and Warranties of the Parent and the Purchaser. Each of the Parent and the Purchaser hereby represents and warrants to the Company and the Shareholders that:

          (a) Each of the Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Merger Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

          (b) The execution and delivery of this Amendment by each of the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated by the Merger Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent and the Purchaser are necessary to authorize this Amendment or to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment).

          (c) This Amendment has been duly and validly executed and delivered by each of the Parent and the Purchaser and, assuming the due authorization, execution and delivery by the other parties to the Merger Agreement of the Merger Agreement and this Amendment, the Merger Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of each of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms (except in each such case insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).


                                  ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.01. Effect on Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement are and shall remain in full force and effect.

     SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 3.03. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware.

     SECTION 3.04. Entire Agreement. This Amendment together with the Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercede all prior agreements and undertakings, both written and oral among the Company, the Parent and the Purchaser and other parties hereto with respect to the subject matter hereof and except as otherwise expressly provided herein.

          IN WITNESS WHEREOF, the Parent, the Purchaser, the Company, the Trustees and the Shareholders have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              SYNETIC, INC.


                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:


                              PLASTICS ACQUISITION CORP.


                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:


                              POINT PLASTICS, INC.


                              By:
                                 ---------------------------------------
                                  Name:
                                  Title:


                              THE POINT PLASTICS INC. EMPLOYEE
                              STOCK OWNERSHIP PLAN AND TRUST


                              By
                                 ---------------------------------------
                                 Philip E. Stolp, solely in his capacity as a Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan


                              By:
                                 ---------------------------------------
                                 Jason Stolp, solely in his capacity as a
                                 Trustee under the Point Plastics, Inc.
                                 Employee Stock Ownership Plan

                              By:
                                 ---------------------------------------
                                 Patricia Parsons, solely in her capacity as a Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan



                              ------------------------------------------
                              Philip E. Stolp



                              ------------------------------------------
                              Thomas Taggart


                              Each of the undersigned spouses of an Individual Shareholder hereby executes this Amendment in order to give her consent to the execution by her spouse of this Amendment and the consummation of the transactions contemplated by the Agreement, as amendment by this Amendment, including the Merger.




                              ------------------------------------------
                              Debra L. Stolp




                              ------------------------------------------
                              Mrs. Taggart

ANNEX II                    CHAPTER 13 OF THE CGCL

                                CGCL CHAPTER 13
                               DISSENTERS' RIGHT

Right to require purchase--"Dissenting shares" and "dissenting shareholder" defined. (S)1300. Demand for purchase. (S)1301.
Endorsement of shares. (S)1302.
Agreed price--Time for payment. (S)1303.
Dissenter's action to enforce payment, (S)1304.
Appraisers' report--Payment--Costs. (S)1305.
Dissenting shareholder's status as creditor. (S)1306.
Dividends paid as credit against payment. (S)1307.
Continuing rights and privileges of dissenting shareholders. (S)1308. Termination of dissenting shareholder status. (S)1309.
Suspension of proceedings for payment pending litigation. (S)1310.
Exempt shares. (S)1311.
Attacking validity of reorganization or merger. (S)1312.

          (S)1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND DISSENTING SHAREHOLDER" DEFINED.

          (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

          (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or (B), if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. LEG.H. 1975 ch. 682, 1967 ch. 641, effective January 1, 1977, 1982 ch. 36, effective
February 17, 1982, 1990 ch. 1018, 1993 ch. 543.

          1993 NOTES: Nothing in this act shall be construed to modify or alter the prohibition contained in Sections 15503 and 15616 of the Corporations Code or Section 1648 of the Insurance Code, or modify or alter any similar prohibition relating to the operation of a business in limited partnership form. Stats. 1993 ch. 543 (S)24.

          Nothing in this act shall be construed to modify or impair any right of limited partners under the Thompson-Killea Limited Partners Protection Act of 1992 (Chapter 1183 of the Statutes of 1992). Stats. 1993 ch. 543 (S)25.

          (S)1301.  DEMAND FOR PURCHASE.

          (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

          (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price, LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1980 chs. 501,
1155.

          (S)1302.  ENDORSEMENT OF SHARES.

          Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfer of the dissenting shares on the books of the corporation, the new certificates initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. LEG.H. 1975 ch. 683, effective January 1, 1977, 1986 ch. 766.

          (S)1303.  AGREED PRICE--TIME FOR PAYMENT.

          (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

          (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. LEG.H. 1975 ch. 682, effective January 1, 1977, 1980 ch. 501, 1986 ch. 766.

          (S)1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

          (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares are dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

          (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

          (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1305.  APPRAISERS' REPORT--PAYMENT--COSTS.

          (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

          (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

          (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

          (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may, appeal from the judgment.

          (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Section 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).  LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1977 ch.
235, 1986 ch. 766.

          (S)1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

          To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

          Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS

          Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

          Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

          If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation. LEG.H. 1975 ch. 682, effective January 1, 1977.

          (S)1311.  EXEMPT SHARES.

          This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. LEG.H. 1975 ch. 682, effective January 1, 1977, 1988 ch. 919.

          (S)1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

          (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

          (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

          (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form meager, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party as controlled. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1988 ch. 919.

ANNEX III                       ESCROW AGREEMENT

                            FORM OF ESCROW AGREEMENT
                            ------------------------


          This ESCROW AGREEMENT, dated as of       , 1998, among Synetic, Inc.,
a Delaware corporation (the "Parent"), Plastics Acquisition Corp., a wholly owned subsidiary of the Parent ("Purchaser"), the Point Plastics, Inc. Employee Stock Ownership Plan (the "ESOP") and United States Trust Company of New York ("US Trust" and in its capacity as escrow agent hereunder the "Escrow Agent").
----------

                             W I T N E S S E T H :

          WHEREAS, the Parent, Purchaser, the ESOP and certain individuals named therein have entered into an Agreement and Plan of Merger dated as of March 6, 1998, as amended on May 22, 1998 (the "Merger Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Merger Agreement), pursuant to which Point Plastics, Inc. is being merged with and into Purchaser;

          WHEREAS, it is contemplated under the Merger Agreement that the Parent
will pay or cause to be paid into escrow the amount of $        in cash (the
"Cash Escrow Amount") and ________ shares of Parent Common Stock (the "Stock Escrow Amount") at the Closing, which will be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement;

          WHEREAS, a copy of the Merger Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

          WHEREAS, the Escrow Agent will hold the Cash Escrow Amount at ABA No. __________, in Account No. _________, Credit U.S. Trust Company New York, further credit to Account No. _______, account name Synetic Escrow Fund (the "Escrow Account");

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1.   Appointment and Agreement of Escrow Agent.  The Parent,
                       -----------------------------------------
Purchaser and the ESOP, individually and collectively, hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

          SECTION 2.   Establishment of the Escrow Fund.  Pursuant to Section
                       --------------------------------
1.13 of the Merger Agreement, the Parent has paid the Cash Escrow Amount and delivered the Stock Escrow Amount to the Escrow Agent on the date hereof. The Escrow Agent hereby acknowledges receipt of the Cash Escrow Amount and the Stock Escrow Amount and will hold the Cash Escrow Amount, the Stock Escrow Amount, all interest and other amounts earned on the Cash Escrow Amount and any cash, securities or other property received in respect of the Stock Escrow Amount (collectively, the "Escrow Fund") in escrow pursuant to the terms and conditions of this Agreement.

          SECTION 3.   Purpose of the Escrow Fund.  The Cash Escrow Amount has
                       --------------------------
been paid and the Stock Escrow Amount has been delivered to the Escrow Agent, and the Escrow Fund is being held and will be held to secure the indemnification obligations of the ESOP set forth in Article VII of the Merger Agreement. Notwithstanding the foregoing, it is expressly understood and agreed that the Escrow Agent shall have no obligation to determine whether any such indemnification obligations exist and shall be entitled to rely on the certificates, written instructions or court order, as applicable, referred to in
Section 4 hereof.

          SECTION 4.   Payments from the Escrow Fund for the ESOP's
                       --------------------------------------------
Indemnification Obligations.  (a) If, at any time after the Effective Time and
---------------------------
prior to the first anniversary thereof (the "Distribution Date") or, in the case of any claim by the Parent in respect of the Pending Tax Case, prior to the 31/st/ day after resolution of the Pending Tax Case, the Parent shall deliver to the Escrow Agent a certificate, manually signed by an authorized officer of the Parent (a "Company Certificate"), which Company Certificate shall:

          (i) state that the Parent is entitled to indemnification under Article VII of the Merger Agreement from the ESOP;

          (ii) specify in reasonable detail the nature and amount (or if not yet determined, a good faith estimate of the amount) of each individual item for which indemnification is sought (an "Indemnification Item"); and

          (iii) state the aggregate amount (or if not yet determined, a good faith estimate of the amount) of all such Indemnification Items;

the Escrow Agent shall, promptly upon receipt of a Company Certificate, deliver a copy of such Company Certificate to the ESOP.

          (b) If the ESOP shall object to any claim for indemnification for any Indemnification Item specified in any Company Certificate or the amount of any such claim, the ESOP shall, within 10 Business Days after delivery by the Escrow Agent to the ESOP of such Company Certificate, deliver to the Escrow Agent a manually signed certificate executed by the ESOP Trustees (an "ESOP Certificate"), (i) specifying each such amount to which the ESOP objects and
(ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of an ESOP Certificate, the Escrow Agent shall deliver a copy of such ESOP Certificate to the Parent. If the Escrow Agent shall not have received an ESOP Certificate objecting to any Indemnification Item or the amount thereof within 10 Business Days after delivery of such Company Certificate to the ESOP, the ESOP shall be deemed to have acknowledged the correctness of the Indemnification Item and the amount claimed on the Parent Certificate with respect thereto and the Escrow Agent shall promptly thereafter transfer to Company out of the Escrow Account the amount in cash and deliver shares of Parent Common Stock held pursuant to this Escrow Agreement equal to _________% [insert percentage equal to ESOP's percentage ownership of Point's common stock immediately prior to the Closing] of the aggregate amount claimed in the Parent Certificate with respect to such Indemnification Item in accordance with the procedures set forth in Section 5 hereof. The Escrow Agent shall make all payments and distributions out of the Escrow Account and from the shares of Parent Common Stock held pursuant to this Escrow Agreement in a ratio of ___% cash and ___% shares of Parent Common Stock (together with the applicable cash, securities or other property (other than any cash dividends) received in respect of such percentage of shares of Parent Common Stock, if any) [fill in ratio equal to ratio of cash and stock received by the ESOP in the Merger]. The shares of Parent Common Stock (and any cash, securities or other property distributed therewith) shall for all purposes of this Agreement be valued at $62.00.

          (c) If the Escrow Agent receives, within 10 Business Days after delivery to the ESOP of a Company Certificate, an ESOP Certificate objecting to any Indemnification Item specified in such Company Certificate the amount claimed with respect to such Indemnification Item, the amount of such Indemnification Item shall be held by the Escrow Agent and shall not be released from the Escrow Account except in accordance with either (i) written instructions manually signed by an authorized officer of the Parent and by the ESOP Trustees or (ii) the final nonappealable judgment of the court having jurisdiction over the matters relating to the claim by the Parent for indemnification from the ESOP, at which date the portion of such amount or any other amount determined pursuant to either (i) or (ii) above shall promptly be paid to the Parent in cash out of the Escrow Account in accordance with the procedures set forth in Section 5 hereof and in shares of Parent Common Stock valued at the Average Parent Share Price.

          (d) On Distribution Date, the Escrow Agent shall pay to the ESOP cash in the amount equal to the balance of the Escrow Fund, all of the shares of Parent Common Stock and any other securities or property then held pursuant to this Escrow Agreement less (i) the aggregate of the Indemnification Items which shall have been specified in one or more Company Certificates delivered to the ESOP and the Escrow Agent pursuant to the terms hereof and which shall not have been resolved on or prior to the Distribution Date and (ii) __% [insert percentage equal to ESOP's percentage ownership of Point's common stock immediately prior to the Closing] of the Parent's good faith estimate of the amount for which the Parent is entitled to indemnification pursuant to Article VII of the Merger Agreement in the Pending Tax Case (collectively, the "Reserved Amount"). If the Pending Tax Case shall not have
                    -------- ------
been finally resolved prior to the Distribution Date, the Parent shall give the Escrow Agent and the ESOP written notice of the Parent's good faith estimate of the amount for which the Parent is so entitled to indemnification, provided
                                                                   --------
however that failure by the Parent to timely deliver such written notice shall
-------
not adversely affect its rights hereunder.

          (e) Upon the termination of the Escrow Account in accordance with
Section 10 hereof and upon receipt of written notice from the ESOP with a copy to the Parent (which notice is not objected to by the Parent by written notice to the Escrow Agent received within 10 Business Days after its receipt of such notice by the Escrow Agent and the ESOP), the Escrow Agent shall promptly liquify all investments of the Escrow Fund (other than the Parent Common Stock) and shall promptly transfer any and all amounts and shares of Parent Common Stock then remaining in the Escrow Fund and any and all amounts received upon liquidation of such investments to the ESOP.

          (f) Notwithstanding anything in this Agreement to the contrary, no interest or other amount earned on the Cash Escrow Amount or cash received as a dividend on the Stock Escrow Amount (collectively, the "Cash Earnings") shall be used by the Escrow Agent to make any payments pursuant to Section 4 hereof and all Cash Earnings shall be distributed quarterly to the ESOP.

          (g) With respect to recovery of losses from the ESOP, the Parent Indemnified Parties (i) shall not make any claim against the ESOP with respect to any representation or warranty contained in Article II of the Merger Agreement unless the Parent Indemnified Parties also make such claim against all of the Shareholders and (ii) shall not seek to recover any amount from the ESOP other than pursuant to this Escrow Agreement.

          SECTION 5.   Method of Payments.  Whenever the Escrow Agent shall be
                       ------------------
required to make cash payment from the Escrow Fund, the Escrow Agent shall pay such amounts by immediately liquidating the investments of the Escrow Fund (other than the Parent Common Stock) to the extent necessary to pay in full any cash amounts owed and payable to the Parent under the terms of this Agreement and the Merger Agreement. Any such cash payments required to be made by the Escrow Agent pursuant to this Escrow Agreement shall be made by bank wire transfer in immediately available funds to an account designated in writing to the Escrow Agent by the Parent.

          SECTION 6.   Maintenance of the Escrow Fund; Termination of the Escrow
                       ---------------------------------------------------------
Fund.  (a) The Escrow Agent shall continue to maintain the Escrow Fund until the
----
earlier of (i) the time at which there shall be no assets in the Escrow Account and (ii) the termination of this Agreement pursuant to Section 10 of this Agreement.

          (b) Notwithstanding any other provision in this Agreement to the contrary, at any time prior to the termination of the Escrow Account, the Escrow Agent shall, if so instructed in a writing signed by the Parent and the ESOP, pay from the Escrow Fund to the ESOP to such bank accounts or otherwise, as directed in such writing, the amount of cash, the number of shares of Parent Common Stock and the amount and type of any other securities or property then held pursuant to the Escrow Agreement specified in such writing.

          SECTION 7.   Investment of Funds Deposited in the Escrow Account.  The
                       ---------------------------------------------------
Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund at any time, unless written notice for the contrary is received from the ESOP and the Parent, in Permitted Investments as instructed in writing from time to time by the Parent. "Permitted Investments" means: (a) readily marketable direct
                 ---------------------
obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States,
(b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve system and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. or (d) shares in the Money Fund, Government Money Fund and Treasury Money Fund issued by Excelsior Funds, Inc. Notwithstanding the foregoing, the Escrow Agent may act upon any contrary written investment instructions signed by all of the Stockholders and the Parent.

          SECTION 8.   Assignment of Rights to the Escrow Fund; Assignment of
                       ------------------------------------------------------
Obligations; Successors; Voting of Parent Common Stock.  This Agreement may not
------------------------------------------------------
be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Parent may
                                        --------  -------
assign this Agreement to a wholly owned subsidiary of the Parent without the consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The ESOP shall have the right to vote all of the shares of Parent Common Stock held pursuant to the Escrow Agreement.

          SECTION 9.   The Escrow Agent. (a) Except as expressly contemplated by
                       ----------------
this Agreement or by joint written instructions from the Parent and the ESOP, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement.

          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person or entity purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Account or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Parent.

          (g) The Parent shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees and expenses, incurred without gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

          (h) The Escrow Agent may at any time resign by giving 20 business days' prior written notice of resignation to the ESOP and the Parent. The Parent and the ESOP may at any time jointly remove the Escrow Agent by giving 10 business days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York, New York and which shall be reasonably acceptable to the Parent and the ESOP, shall be appointed by the Parent by written instrument executed by the Parent and the ESOP, and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the ESOP or of the Parent or of the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Account of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within 20 business days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold and invest in accordance with Section 7 hereof the Escrow Funds until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Parent and the ESOP and termination of this Agreement in accordance with its terms.

          (i) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. The ESOP shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes.
Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting. This paragraph and paragraph (g) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

          (j) In the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the Parent and the ESOP directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

          SECTION 10.  Termination.  This Escrow Agreement shall terminate on
                       -----------
the earlier of: (a) the date on which there are no assets remaining in the Escrow Account and (b) 10 business days following the later of (i) first date after the Distribution Date on which all claims made in Company Certificates delivered to the Escrow Agent prior to the Distribution Date and all Losses specified in one or more notices delivered to the ESOP and the Escrow Agent by the Parent pursuant thereto that could give rise to a right of indemnification under Article VII of the Merger Agreement against the ESOP shall have been resolved and paid out to the Parent and (ii) the first date after the Distribution Date on which the Pending Tax Case shall have been resolved and all claims made in Company Certificates delivered to the Escrow Agent prior to the Distribution Date with respect thereto shall have been resolved and paid out to the Parent.

          SECTION 11.  Bankruptcy of the Undersigned.  Except as required by
                       -----------------------------
law, the bankruptcy, insolvency, or absence of either of the Parent or the ESOP shall not affect or prevent performance by the Escrow Agent of its obligations and instructions received hereunder.

          SECTION 12.  Amendment.  This Agreement may be modified only by a
                       ---------
writing signed by all of the parties hereto.

          SECTION 13.  Counterparts.  This Agreement may be executed in
                       ------------
counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.

          SECTION 14.  Headings.  The paragraph headings contained herein are
                       --------
for convenience of reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

          SECTION 15.  Notices.  All notices, requests, consents, waivers, and
                       -------
other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery; provided, that the Escrow Agent shall not be deemed to have received any such
--------
notice, request, consents, waivers or other communications until actual receipt thereof by the Escrow Agent. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

          if to Parent, addressed to it at:

          River Drive Center 2
          669 River Drive
          Elmwood Park, New Jersey  07407-1361
          Attention:  Chief Executive Officer
          Telephone:  (201) 703-3400
          Fax:        (201) 703-3401

          if to the ESOP, addressed to it at:

          [to be provided]

          if to the Escrow Agent, to

          United States Trust Company of New York
          114 West 47th Street
          25th Floor
          New York, New York 10036
          Attention:  Corporate Trust Department
          Telephone:  (212) 852-1661
          Fax:        (212) 852-1626

or at such other address as any party shall have previously specified by notice in writing to the other parties.

          SECTION 16.  Severability.  The invalidity, illegality or
                       ------------
unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

          SECTION 17.  No Third Party Beneficiaries; Assignment.  This Agreement
                       ----------------------------------------
is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 18.  Waivers.  Any waiver by any party hereto of any breach of
                       -------
or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

          SECTION 19.  Assignment; Third Parties.  Neither this Agreement nor
                       -------------------------
any of the rights, interests or obligations under this Agreement shall be assigned (other than as provided in Section 9(i)) by any of the parties hereto without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any other third party, except as provided in Section 9(i) with respect to a resignation by the Escrow Agent.

          SECTION 20.  Governing Law.  This Agreement shall be construed in
                       -------------
accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

          SECTION 21.  Waiver of Offset Rights.  The Escrow Agent hereby waives
                       -----------------------
any and all rights to offset that it may have against the Escrow Fund and Interest, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses or other losses ("Claims") that
                                                                ------
the Escrow Agent may be
otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first written above.

                              SYNETIC, INC.

                              By:
                                  ---------------------------------
                              Name:
                              Title:

                              PLASTICS ACQUISITION CORP.

                              By:
                                  ---------------------------------
                              Name:
                              Title:

                              THE POINT PLASTICS INC. EMPLOYEE STOCK
                              OWNERSHIP PLAN AND TRUST

                              By:
                                  ---------------------------------
                              Philip E. Stolp, solely in his capacity as a
                              Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan

                              By:
                                  ---------------------------------
                              Jason Stolp, solely in his capacity as a Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan

                              By:
                                  ---------------------------------
                              Patricia Parson, solely in her capacity as a
                              Trustee under the Point Plastics, Inc. Employee Stock Ownership Plan


                              UNITED STATES TRUST COMPANY OF NEW YORK, as Escrow Agent


                              By:
                                  ---------------------------------
                              Name:
                              Title:

                                   SCHEDULE A


          Fees for services as Escrow Agent: $5,000 base fee, plus $25.00 for each wire transfer from the Escrow Account.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS


                            TABLE OF C O N T E N T S



CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
 DECEMBER 31, 1995, 1996 AND 1997:
                                                             Page
                                                             ----

  Independent Auditor's Report                               F-2
  Consolidated balance sheets                                F-3 to F-4
  Consolidated statements of income                          F-5

  Consolidated statements of changes in
   stockholders' deficit                                     F-6
  Consolidated statements of cash flows                      F-7 to F-8
  Notes to the consolidated financial statements             F-9 to F-20

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
 MONTHS ENDED MARCH 31, 1997 AND 1998:

  Unaudited consolidated balance sheets                      F-22 to F-23
  Unaudited consolidated statements of income                F-24
  Unaudited consolidated statements of cash flows            F-25
  Notes to the consolidated financial statements             F-26 to F-27

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Point Plastics, Inc.
Petaluma, California


We have audited the accompanying consolidated balance sheets of Point Plastics, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Point Plastics, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

/s/ Linkenheimer LLP

Santa Rosa, California
April 2, 1998

                      POINT PLASTICS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996



                                     ASSETS

                                                             1997         1996
                                                          -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents (Notes 15 and 18)             $ 2,987,664  $ 3,231,202
  Accounts receivable, net of allowance
   for doubtful accounts of $40,000
   in each year (Notes 9 and 15)                            3,078,567    2,988,231
  Other receivables                                            99,964      194,119
  Inventories (Notes 2 and 9)                               3,303,511    3,335,135
  Prepaid expenses and deposits                                41,349       42,497
  Prepaid income taxes                                        268,408      141,411
  Prepaid retirement plan expense                                   -       11,997
  Short-term annuity investment (Notes 4 and 18)                7,397        6,984
  Short-term investment in securities (Notes 3 and 18)      4,982,938    2,975,488
  Deferred tax benefit (Note 14)                              459,705      338,416
                                                          -----------  -----------

           Total current assets                            15,229,503   13,265,480
                                                          -----------  -----------

LONG-TERM INVESTMENTS AND RECEIVABLES
  Investment in securities (Notes 3, 9 and 18)              3,170,821    4,197,311
  Annuity investment (Notes 4 and 18)                          44,092       51,489
  Investment in partnership (Notes 5 and 18)                  128,874      128,874
                                                          -----------  -----------
                                                            3,343,787    4,377,674
                                                          -----------  -----------

LAND, BUILDINGS AND EQUIPMENT, net (Notes 6 and 9)         10,915,968    9,663,740
                                                          -----------  -----------

INTANGIBLES, net (Note 7)                                      53,354       95,802
                                                          -----------  -----------

OTHER ASSETS (Note 12)                                         30,620       14,224
                                                          -----------  -----------

                                                          $29,573,232  $27,416,920
                                                          ===========  ===========


See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)
                           December 31, 1997 and 1996



                     LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                        1997           1996
                                                                    -------------  -------------
CURRENT LIABILITIES
  Accounts payable                                                  $    428,462   $    481,679
  Accrued salaries and vacation                                          651,952        465,051
  Other accrued expenses                                                  32,574         24,950
  Interest payable (Note 9)                                              104,056        104,202
  Short-term pension benefit obligation (Note 4)                           7,397          6,984
  Current portion of long-term debt (Notes 9 and 18)                     407,437         31,311
                                                                    ------------   ------------

           Total current liabilities                                   1,631,878      1,114,177
                                                                    ------------   ------------


LONG-TERM LIABILITIES
  Long-term debt, net of current portion (Notes 9 and 18)              6,704,114      7,111,550
  Long-term pension benefit obligation (Note 4)                           44,092         51,489
  Deferred taxes (Note 14)                                             1,115,552      1,050,745
                                                                    ------------   ------------
                                                                       7,863,758      8,213,784
                                                                    ------------   ------------

COMMITMENTS AND CONTINGENCIES (Notes 8, 10 and 11)

MINORITY INTEREST (Note 11)                                             132,324        129,479
                                                                   ------------   ------------

REDEEMABLE COMMON STOCK
  Redeemable common stock, no par value,
   10,000,000 shares
   authorized; 1,401,288 and 1,424,475
   shares issued
   and outstanding at December 31, 1997 and
   1996, respectively (Note 11)                                      36,853,874     34,187,400

  ESOP NOTE RECEIVABLE (NOTE 13)                                     (2,657,272)             -

STOCKHOLDERS' DEFICIT
  Deferred compensation (Note 12)                                      (343,500)      (425,000)
  Retained deficit                                                  (13,907,830)   (15,802,920)
                                                                   ------------   ------------
                                                                    (14,251,330)   (16,227,920)
                                                                   ------------   ------------

                                                                    $ 29,573,232   $ 27,416,920
                                                                    ============   ============



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  Years Ended December 31, 1997, 1996 and 1995


                                                      1997          1996          1995
                                                  ------------  ------------  ------------

NET SALES (Note 15)                               $24,828,484   $21,472,829   $20,013,624

  Cost of sales                                    12,948,179    11,446,396    10,887,707
                                                  -----------   -----------   -----------

GROSS PROFIT                                       11,880,305    10,026,433     9,125,917

  Selling, general and administrative expenses      3,161,856     2,691,388     2,343,430
  ESOP Contribution (Note 13)                         558,681       562,773       571,895
                                                  -----------   -----------   -----------

           Operating expenses                       3,720,537     3,254,161     2,915,325
                                                  -----------   -----------   -----------

OPERATING INCOME                                    8,159,768     6,772,272     6,210,592
                                                  -----------   -----------   -----------

  Other income (expense):
           Interest income                            678,338       491,617       429,375
           Interest expense                          (459,800)     (470,681)     (527,600)
           Write-down of investment and other            (555)      (40,395)      (20,868)
                                                  -----------   -----------   -----------

                                                      217,983       (19,459)     (119,093)
                                                  -----------   -----------   -----------

INCOME BEFORE MINORITY INTEREST
 AND INCOME TAXES                                   8,377,751     6,752,813     6,091,499

  Less minority interest                                2,845         2,476         3,382
                                                  -----------   -----------   -----------

INCOME BEFORE INCOME TAXES                          8,374,906     6,750,337     6,088,117

  Federal and state income taxes (Note 14)          3,203,521     2,661,228     2,280,130
                                                  -----------   -----------   -----------

NET INCOME                                        $ 5,171,385   $ 4,089,109   $ 3,807,987
                                                  ===========   ===========   ===========

EARNINGS PER SHARE
  Basic                                                 $3.67         $2.86         $2.66
                                                  ===========   ===========   ===========
  Diluted                                               $3.62         $2.82         $2.63
                                                  ===========   ===========   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                             1,408,672     1,428,811     1,430,472
                                                  ===========   ===========   ===========
  Diluted                                           1,426,893     1,445,961     1,445,871
                                                  ===========   ===========   ===========


See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CHANGES IN

                             STOCKHOLDERS' DEFICIT
                  Years Ended December 31, 1997, 1996 and 1995


                                  Deferred       Retained
                                Compensation     Deficit
                                -------------  -------------
BALANCE, DECEMBER 31, 1994         $       -   $(12,179,233)

Stock options (Note 12)             (495,000)             -

Accretion due to
 redeemable common stock                   -     (7,221,336)

Net income                                 -      3,807,987
                                ------------   ------------

BALANCE, DECEMBER 31, 1995          (495,000)   (15,592,582)

Stock options (Note 12)               70,000              -

Accretion due to
 redeemable common stock                   -     (4,299,447)

Net income                                 -      4,089,109
                                ------------   ------------

BALANCE, DECEMBER 31, 1996          (425,000)   (15,802,920)

Stock options (Note 12)               81,500              -

Accretion due to
 redeemable common stock                   -     (3,276,295)

Net income                                 -      5,171,385
                                ------------   ------------

BALANCE, DECEMBER 31, 1997         $(343,500)  $(13,907,830)
                                ============   ============



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1997, 1996 and 1995

                                                                 1997          1996          1995
                                                             ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                   $ 5,171,385   $ 4,089,109   $ 3,807,987
Adjustments to reconcile net income
to net cash provided by operating activities:
 Depreciation                                                  1,164,110     1,086,120       969,525
 Amortization                                                     56,821        56,665        50,373
 Bond (premium) discount amortization                            (49,139)       15,030        23,435
 Compensation expense on stock options granted                    81,500        70,000        55,000
 Write off of intangible asset                                         -         9,395             -
 Minority interest in net income of
   consolidated subsidiary                                         2,845         2,476         3,382
 Increase (decrease) in deferred taxes                           (56,482)       79,927       167,627
 Loss on sale of assets                                              584         4,269        20,868
 Annuity interest income                                          (3,016)       (3,546)       (4,473)
Unrealized loss on investment                                          -        36,216             -
 Principal payments on ESOP bank loan                                  -             -        80,000
 Net change in operating assets and liabilities (Note 17)         49,373      (270,216)     (684,361)
                                                             -----------   -----------   -----------
 Net cash provided by operating activities                     6,417,981     5,175,445     4,489,363
                                                             -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of land, building and equipment                     (2,420,422)   (2,425,086)   (1,361,105)
Purchase of intangible assets                                    (14,373)       (3,791)      (46,197)
Purchase of marketable securities                             (3,931,821)   (2,957,704)   (3,176,250)
Redemptions of marketable securities                           3,000,000     1,500,000             -
Disbursements on notes receivable                             (2,657,272)            -       (12,000)
Purchase of partnership interest                                       -        (9,000)      (20,000)
Payments received on notes receivable                                  -         7,995        26,288
Proceeds from equipment sale                                       3,500         5,000             -
                                                             -----------   -----------   -----------

 Net cash used in investing activities                        (6,020,388)   (3,882,586)   (4,589,264)
                                                             -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt                             (31,310)     (657,500)      (26,618)
Redemption of Company stock                                     (609,821)     (208,134)     (103,988)
Principal payments on ESOP bank loans                                  -             -       (80,000)
Proceeds from issuance of common stock                                 -             -        10,010
                                                             -----------   -----------   -----------
 Net cash used in financing activities                          (641,131)     (865,634)     (200,596)
                                                             -----------   -----------   -----------

Net increase (decrease) in cash and cash equivalents            (243,538)      427,225      (300,497)

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                             3,231,202     2,803,977     3,104,474
                                                             -----------   -----------   -----------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                                 $ 2,987,664   $ 3,231,202   $ 2,803,977
                                                             ===========   ===========   ===========


See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                  Years Ended December 31, 1997, 1996 and 1995

                                                     1997        1996        1995
                                                  ----------  ----------  ----------

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

Cash paid during the years for:

  Interest                                        $  459,946  $  473,421  $  529,336
                                                  ==========  ==========  ==========

  Income taxes                                    $3,387,000  $2,457,000  $2,234,300
                                                  ==========  ==========  ==========

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

Distribution to former employee and current
 board member from annuity investment (Note 4)    $   10,000  $   20,000  $   20,000
                                                  ==========  ==========  ==========



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


NOTE 1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

          DESCRIPTION OF BUSINESS:
          ------------------------

          Point Plastics, Inc. (the "Company") manufactures high usage disposable plastic items used by testing laboratories, medical laboratories and hospitals. These items consist of pipette tips, tubes, vials, caps and associated items which are used in testing of fluids.

          The Company sells its product to direct users and to distributors
          throughout the U.S. and several foreign countries.   Marketing is
          conducted through a division, Quality Scientific Plastics, and a subsidiary, Out Patient Services, Inc.

          A summary of the Company's significant accounting policies follows:

          PRINCIPLES OF CONSOLIDATION:
          ----------------------------

          The consolidated financial statements include the accounts of the parent and 93.4% owned subsidiary, Out Patient Services, Inc. All significant inter-company transactions and accounts are eliminated in consolidation.

          CASH AND CASH EQUIVALENTS:
          --------------------------

          For purposes of reporting the statements of cash flow, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997, $1,747,177 of corporate debt securities are considered cash equivalents.

          INVENTORIES:
          ------------

          Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis. Cost includes raw materials, direct labor and manufacturing overhead.

          INVESTMENTS:
          ------------

          Investments consist of debt securities and an annuity contract which are reported at amortized cost and a 3.3% limited partnership interest which is stated at the lower of cost or market. Realized gains and losses on dispositions are based upon net proceeds and the adjusted book value of the securities sold using the specific identification method.

          DEPRECIATION METHODS:
          ---------------------

          Buildings and equipment are shown at cost and are depreciated using straight-line and declining balance methods over their estimated useful lives ranging from 8 to 10 years for equipment and 30 years for buildings. Leasehold improvements are depreciated over the life of the lease with renewal options.

          REVENUE RECOGNITION:
          --------------------

          Revenue is recognized upon product shipment to direct users and distributors, net of sales returns and allowances. The terms of such sales generally provide for payment within 30 days.

          INCOME TAXES:
          -------------

          The Company accounts for income taxes pursuant to Statement of Financial Accounting Standard No. 109, " Accounting for Income Taxes" ( "SFAS No. 109"), which uses the liability method to calculate deferred income taxes. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          ACCOUNTING FOR STOCK BASED COMPENSATION:
          ----------------------------------------

          Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123"). As permitted by the standard, the Company has elected to continue following the guidance of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for measurement and recognition of stock-based transactions with employees. The Company discloses on a pro-forma basis both net income and earnings per share as if the fair value based accounting method were used and the difference between compensation cost recognized by APB No. 25 and the fair value method of SFAS No. 123. (See Note 12).

          COMPUTATION OF NET INCOME PER SHARE:
          ------------------------------------

          Net income per share has been determined using Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). Under SFAS No. 128, basic net income per share is computed by dividing net income by the weighted average number of shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Dilutive securities consist of common stock which may be issuable upon exercise of outstanding stock options as calculated using the treasury stock method.

          INVESTMENTS IN DEBT AND EQUITY SECURITIES:
          ------------------------------------------

          Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. At December 31, 1997, the Company's investments consisted principally of federal and California government obligations. Securities are reported at amortized cost based on the Company's positive intent and ability to hold such securities to maturity.

          USE OF ESTIMATES:
          -----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.   INVENTORIES

          At December 31, 1997 and 1996, the following items made up the inventories on hand:

                                    1997        1996
                                 ----------  ----------
               Raw materials     $  643,752  $  695,831
               Finished goods     2,659,759   2,639,304
                                 ----------  ----------
                                 $3,303,511  $3,335,135
                                 ==========  ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   INVESTMENTS IN SECURITIES

          Investments consist of federal and California government obligations adjusted for amortization of premiums and accretions of discounts.
          The Company plans to hold these investments to maturity. The estimated fair value amounts have been determined by the Company using available market prices or dealer quotes. The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at December 31, 1997 were:

                                                 Gross       Gross
                                   Amortized   Unrealized  Unrealized     Fair
                                      Cost       Gains       Losses      Value
                                   ----------  ----------  ----------  ----------
       Due in one year or less     $4,982,938    $  3,092  $    -      $4,986,030
       Due after one year but
        less than five years        2,164,408      97,172       -       2,261,580
       Due after five years but
        less than ten years         1,006,413      41,447       -       1,047,860
                                   ----------    --------   ---------  ----------
                                   $8,153,759    $141,711  $    -      $8,295,470
                                   ==========    ========  ==========  ==========

          The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at December 31, 1996 were:

                                                 Gross       Gross
                                   Amortized   Unrealized  Unrealized     Fair
                                      Cost       Gains       Losses      Value
                                   ----------  ----------  ----------  ----------
       Due in one year or less     $2,975,488    $  5,397      $ -     $2,980,885
       Due after one year but
        less than five years          998,630        -          9,570     989,060
       Due after five years but
        less than ten years         3,198,681      99,379        -      3,298,060
                                   ----------    --------      ------  ----------
                                   $7,172,799    $104,776      $9,570  $7,268,005
                                   ==========    ========      ======  ==========

NOTE 4.   ANNUITY INVESTMENT

          In 1994, the Company purchased two annuities with an insurance company to provide a retired company officer who is also a current member of the Board of Directors with a supplemental pension. The annuities will distribute directly to the former officer $20,000 per year for two years beginning April 1995 and then $10,000 per year for 7 years. A summary of the activity is as follows:

                                                  1997       1996
                                                ---------  ---------

         Annuity balance at beginning of year   $ 58,473   $ 74,927
         Annuity interest                          3,016      3,546
         Distribution                            (10,000)   (20,000)
                                                --------   --------
         Annuity balance at end of year           51,489     58,473
         Current portion                           7,397      6,984
                                                --------   --------
         Long-term portion                      $ 44,092   $ 51,489
                                                ========   ========


          A corresponding liability has been set up to reflect the Company's obligation.

NOTE 5.   INVESTMENT IN PARTNERSHIP

          The Company is a limited partner in a partnership. The investment is stated at lower of cost or market. The cost of the partnership investment is $165,000. A summary of the investment activity is as follows:

                                                      1997      1996
                                                    --------  ---------

         Partnership balance at beginning of year    $128,874  $165,000
         Unrealized loss                                    -   (36,126)
                                                     --------  --------
         Partnership balance at end of year          $128,874  $128,874
                                                     ========  ========

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   LAND, BUILDINGS AND EQUIPMENT

          A summary of the Company's land, buildings and equipment at December 31, 1997 and 1996 is as follows:


                                               1997          1996
                                           ------------  ------------
Land                                       $ 1,264,705   $ 1,264,705
Buildings                                    5,113,218     4,516,942
Machinery and equipment                      6,817,995     5,882,479
Tooling-molds                                4,459,484     3,889,933
Furniture and fixtures                         204,169       182,693
Leasehold improvements                         336,971       277,526
Vehicles                                        39,977        30,212
 Equipment and construction in progress        554,602       353,720
                                           -----------   -----------
                                            18,791,121    16,398,210
  Accumulated depreciation                  (7,875,153)   (6,734,470)
                                           -----------   -----------
                                           $10,915,968   $ 9,663,740
                                           ===========   ===========

  Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $1,164,110, $1,086,120 and $969,525, respectively.

NOTE 7.  INTANGIBLES

     Intangibles are stated at cost. In 1997 and 1996, intangibles consist of a patent, two licensing agreements to manufacture a plastic tip and a tube pack, and patent pending costs. The perfected intangibles are being amortized on a straight-line basis over their estimated useful lives of 5 years.

NOTE 8.  LEASES

     The Company is leasing two buildings at its current location under a 10 year operating lease. The lease expires June 1999 and has a five year renewal option. The lease agreement requires the Company to pay the property taxes and insurance on the building.

     The Company leased another building during 1993 under a six year operating lease. The lease expires March 1999 and has a five year renewal option. The lease agreement requires the Company to pay the property taxes and insurance on the building in excess of the base year rates.

     In 1994, the Company began leasing an access way under a five-year lease. The access way lease expires May 1999 and has a five year renewal option.

     Rent expense, including taxes and insurance, for the years ended December 31, 1997, 1996 and 1995 was $286,824, $293,620 and $355,968, respectively.
     Future minimum rental payments are as follows:


         1998    $281,760
         1999     104,920
                 --------
                 $386,680
                 ========


     The Company also leases certain equipment under two and three year operating leases. The rental expense for the years ended December 31, 1997, 1996 and 1995 was $21,750, $20,971 and $21,561, respectively.
     Following are the future minimum rental payments for these equipment leases:


         1998    $23,724
         1999     14,194
                 -------
                 $37,918
                 =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.  NOTES PAYABLE AND LONG-TERM DEBT

     Balances included in long-term debt at December 31, 1997 and 1996 are as follows:

                                                                                            1997        1996
                                                                                         ----------  ----------
 Note payable to the U.S. Small Business
 Administration at 12.94%, secured by a deed
 of trust on land and building. Principal,
 interest and fee payable at $2,628 per month.
 Matures July 2009.                                                                      $  180,282  $  186,634

 Note payable to individuals, secured by deed
  of trust on land and building. Principal and
 interest payments of $4,494 per month, with
interest at 7%.  Matures July 1998.                                                         400,212     425,170

Note payable to former stockholder for redemption
 of Company stock. Secured by inventory, accounts
 receivable, and U.S. treasury note.  Quarterly interest
 only payments bear interest at 6.23% per annum.
 Matures March 2003 or is callable by the seller upon
 the sale of substantially all of the stock or assets
 of the Company.                                                                          6,531,057   6,531,057
                                                                                         ----------  ----------
                                                                                          7,111,551   7,142,861
 Less:  Current portion                                                                     407,437      31,311
                                                                                         ----------  ----------
                                                                                         $6,704,114  $7,111,550
                                                                                         ==========  ==========

 Aggregate maturities required on long-term debt at December 31, 1997 are as follows:

  1998                                                                                               $  407,437
  1999                                                                                                    8,218
  2000                                                                                                    9,347
  2001                                                                                                   10,631
  2002                                                                                                   12,092
  Subsequent                                                                                          6,663,826
                                                                                                     ----------
                                                                                                     $7,111,551
                                                                                                     ==========

     In 1993, the Company repurchased shares of common stock from a major stockholder. Interest in the amount of $406,885 was paid to this former stockholder in 1997, 1996 and 1995, respectively. In addition, $101,721 in interest is due to the former stockholder and is included in interest payable at December 31, 1997 and December 31, 1996, respectively.

NOTE 10. CONTINGENCIES

     In 1997, the Internal Revenue Service issued a notice of tax deficiency against the Company for income taxes totaling $4,791,422 for the tax years 1993, 1994 and 1995. The Company has filed a petition to the U.S. Tax Court challenging the basis of any deficiency claimed. The Company and outside counsel believes its position on this tax matter is strong and that any likely settlement on the entire case will be less than $100,000. No provision has been made in the accompanying financial statement for the proposed tax deficiencies.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. REDEEMABLE COMMON STOCK

     Common stock which is mandatorily redeemable or is subject to redemption outside of the Company's control is reported at its fair value at the date of issuance. Increases in the carrying amount are charged to retained earnings so that the carrying amount of the redeemable common stock will equal the redemption amount.

     During 1995, the Company redeemed 4,952 shares at $21 per share for an amount totaling $103,988. The shares redeemed were ESOP shares that had been distributed to a member of the Board of Directors. Also in 1995, a credit of $560,010 was made to redeemable common stock to reflect the stock option grant of 50,000 shares to a member of the Board of Directors. This individual excercised a portion of the stock options in 1995 and purchased 1,001 shares of common stock from the Company. (See Note 12). At December 31, 1995, the parent company had 10,000,000 shares of authorized, no par common stock, with 1,433,147 issued and outstanding.

     During 1996, the Company redeemed 8,672 shares at $24 per share for an amount totaling $208,134. The shares redeemed were ESOP shares that had been distributed to two current members of the Board of Directors.

     During 1997, the Company redeemed 23,187 shares at $26.30 per share for an amount totaling $609,820. The shares redeemed were ESOP shares of which 4,431 were redeemed from a former stockholder and 3,873 were redeemed from a current member of the Board of Directors.

     In the event of death or disability of the individual stockholders, the Company agrees to purchase their Company common stock at the appraised price per share as of the last corporate year end prior to the event. At December 31, 1997, 1996 and 1995, these stockholders hold 675,034 shares of common stock. The appraised market value of the Company stock at January 1, 1997, 1996 and 1995 was $26.30, $24 and $21 per share, respectively.

     Under the terms of the Company's Employee Stock Ownership Plan (Note 13), a participant shall have the right to "put" his or her shares of common stock to the Company. The Company must then purchase such shares at their fair market value as defined in the ESOP. The fair market value during 1997, 1996 and 1995 was $26.30, $24 and $21, respectively, as determined by an independent appraisal. The ESOP held 726,254, 749,441 and 758,113 shares of Company common stock at December 31, 1997, 1996 and 1995, respectively.

     Redemptions of common stock are paid out of current assets. There are no projected redemptions over the next five years.

NOTE 12. STOCK OPTION PLAN

     The Company approved a stock option plan effective January 1, 1995. The plan was put into place to enable selected officers and key employees to acquire Company stock. On January 1, 1995, the Company granted, to an employee who is also a Board member, options to purchase 50,000 shares of Company stock at $10 per share. The options vest 10% per year for ten years and expire December 31, 2004.

   The company applies APB Opinion 25, Accounting for Stock Issues to Employees, in accounting for its stock option plan which records compensation expense for the difference between the exercise price and the estimated fair value of its stock. Compensation cost charged to operations was $81,500, $70,000 and $55,000 in 1997, 1996 and 1995, respectively (See Note 16).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, Accounting for Stock Based Compensation, net income would have been as follows:

Net Income:                              1997        1996        1995
                                      ----------  ----------  ----------
          As reported under APB 25    $5,171,385  $4,089,109  $3,807,987
                                      ==========  ==========  ==========
          Under FASB 123              $5,177,485  $4,083,709  $3,787,587
                                      ==========  ==========  ==========

  FASB 123 computations are based upon the current value of the stock at the grant date reduced by expected dividends and the present value of the exercise price over the life of the option. A risk free interest rate of 5.25% was assumed.

     The following is a summary of the stock option plan:

                                                                        Number of Shares
                                                                   --------------------------
                                                                    1997     1996      1995
                                                                   -------  -------  --------
       Options outstanding and unexercised at beginning of year     48,999   48,999        -
        Options granted                                                  -        -   50,000
        Options vested and exercised                                     -        -   (1,001)
                                                                   -------  -------  -------

       Options outstanding and unexercised at end of year           48,999   48,999   48,999
                                                                   =======  =======  =======

       Options exercisable at the end of the year                   13,999    8,999    3,999
                                                                   =======  =======  =======

       Fair value of options granted, per share:                      1997     1996     1995
                                                                   -------  -------  -------
         Under APB 25                                              $     -  $     -  $    11
                                                                   =======  =======  =======
         Under FASB 123                                            $     -  $     -  $    15
                                                                   =======  =======  =======

NOTE 13. EMPLOYEE STOCK OWNERSHIP PLAN

     On January 1, 1986, the Company established an Employee Stock Ownership Plan (Plan) to provide additional retirement benefits for all full-time employees with one or more years of service who have attained the age of 21 and who are not part of a retirement program covered by a collective bargaining agreement. The Company's contributions to the Plan are determined by its Board of Directors. However, the Company is obligated to make a contribution to the Plan which equals the ESOP's debt service less dividends received by the ESOP. All dividends received by the ESOP are used to pay debt service. Contributions under the Plan amounted to $558,681, $562,773 and $571,895 in 1997, 1996 and 1995, respectively.

     The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral are considered unearned ESOP shares and are reduced from stockholders' equity. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share calculations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt and accrued interest.

     During December 1997, the Trust purchased 101,037 shares from separated participants of the Plan. The purchase was made with the proceeds of a $2,657,272 loan from the Company, which is payable in annual installments over a ten year period. The balance on the note at December 31, 1997 was $2,657,272. For financial statement purposes, the note receivable at December 31, 1997 related to these unearned ESOP shares reduces stockholders' equity.

     As the Plan makes each payment of principal, an appropriate percentage of stock will be allocated to eligible employees' accounts in the proportion that each such participant's covered compensation bears to the total covered compensation of all such participants for that year in accordance with applicable regulations under the Internal Revenue Code. Forfeitures and stock re-purchases from separated participants are allocated in the same manner as employer contributions. All the purchased stock is held in the Trust established under the Plan.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Shares vest according to the following vesting schedule upon allocation:

         Years of Service                            Percentage vested
         ----------------                            -----------------
            Less than 2                                         0%
            2 years                                            20%
            3 years                                            30%
            4 years                                            40%
            5 years                                            60%
            6 years                                            80%
            7 years                                           100%

        At December 31, 1997, 726,254 of the Company's common shares are held by the Employee Stock Ownership Trust (Trust), which was established to fund the Plan. At December 31, 1997, the Trust's common shares consist of 101,067 of unallocated shares and 625,187 allocated shares. There were no unallocated shares committed to be released during 1997. The fair value of the unallocated shares at December 31, 1997 was $2,657,272. All shares of the Trust were fully allocated at December 31, 1996 and 1995.

      Any participant's Plan benefit which is retained in the Trust after the anniversary date coinciding with or immediately following the date on which he terminates employment will be credited to a separate account in the name of the participant, and such account shall be credited with interest on the unpaid principal balance at the rate paid on one-year certificates of deposit (as of the beginning of each Plan year) as quoted in the Wall Street Journal. Such separate account shall not require segregation of the Trust assets.

      Participants that terminate due to retirement, death or disability will begin receiving their distributions in the year following the Plan year in which the termination occurred. Distributions are generally made in equal installments over a period of five years. Distributions may be made in cash or, if a participant elects, in the form of Company common shares.

      Each participant is entitled to exercise voting rights attributable to the shares allocated to his or her account that were acquired with a Securities Acquisition Loan completed after June 6, 1989 to which Section 133 of the Internal Revenue Code applied. Each participant is to be notified by the Plan Trustees prior to the time that such rights are to be exercised. The Trustees are not permitted to vote any of these shares for which instructions have not been given by a participant. Allocated shares acquired prior to June 6, 1989 and shares acquired through a loan where
      Section 133 did not apply, shall be voted by the Trustees in accordance with instructions from the Plan's Committee, except with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or other similar transaction prescribed by regulations, in which case the participant will vote the shares (See Note 17). Any unallocated shares held by the Trust shall be voted by the Trustees in accordance with instructions from the Committee.

      Subsequent to December 31, 1997, the Company signed a merger agreement with Synetic, Inc. The merger agreement stipulates that prior to the merger's effective date, the ESOP shall be amended to provide that: (I) the Trustees shall vote allocated and unallocated shares of the Company common stock for which no voting instructions are received, in proportion to the voting instructions received on allocated shares; (ii) ESOP participants may make the elections described in Section 1.09 and 1.11 of the Plan by instructing the Trustees with respect to their allocated shares; (iii) all ESOP Participants shall become 100% vested in their ESOP accounts at the effective date of the merger; and (iv) the ESOP will be terminated (no earlier than December 31, 1998).

      Vested participants in the Plan hold shares with an approximate total market value of $17,857,319 at December 31, 1996, using the latest appraised market value of $26.30 per share.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.    INCOME TAXES

      Deferred tax assets as of December 31 consisted of the following:

                                                                                                        1997        1996
                                                                                                    -----------  -----------
Current:
         Federal                                                                                    $  413,930   $  307,598
         State                                                                                          45,775       30,818
                                                                                                    ----------   ----------
         Total                                                                                      $  459,705   $  338,416
                                                                                                    ==========   ==========

      Deferred tax liabilities as of December 31 consisted of the following:
                                                                                                        1997        1996
                                                                                                    ----------   ----------
      Noncurrent:
         Federal                                                                                    $  977,905   $  919,596
         State                                                                                         137,647      131,149
                                                                                                    ----------   ----------
         Total                                                                                      $1,115,552   $1,050,745
                                                                                                    ==========   ==========

Deferred tax liabilities (assets) at December 31, are comprised of the following:

                                                                                                          1997         1996
                                                                                                    ----------   ----------
Tax over book depreciation and amortization                                                         $1,193,826   $1,094,371
Intangible assets amortization                                                                         (21,631)     (10,815)
Accrued expenses                                                                                      (209,204)    (119,085)
Inventory                                                                                              (76,944)     (58,833)
State taxes                                                                                           (239,157)    (190,809)
Other, net                                                                                               8,957       (2,500)
                                                                                                    ----------   ----------

                                                                                                    $  655,847   $  712,329
                                                                                                    ==========   ==========

     Income tax expense for the years ended December 31 consisted of the following:

                                                                                             1997         1996         1995
                                                                                       ----------   ----------   ----------
      Current:
         Federal                                                                       $2,595,687   $2,020,804   $1,727,307
         State                                                                            664,316      561,202      385,196
                                                                                       ----------   ----------   ----------
         Total Current                                                                  3,260,003    2,582,006    2,112,503
                                                                                       ----------   ----------   ----------

      Deferred:
         Federal                                                                          (48,023)      65,277      146,473
         State                                                                             (8,459)      13,945       21,154
                                                                                       ----------   ----------   ----------
         Total Noncurrent                                                                 (56,482)      79,222      167,627
                                                                                       ----------   ----------   ----------

         Total                                                                         $3,203,521   $2,661,228   $2,280,130
                                                                                       ==========   ==========   ==========

Temporary differences resulted in the following deferred tax expense (benefit):

                                                                                             1997         1996         1995
                                                                                       ----------   ----------   ----------
Difference between tax and book
  depreciation and amortization                                                        $   88,064   $   90,035   $  139,598
Accrued expenses                                                                          (89,162)     (18,665)     (12,447)
Franchise tax                                                                             (48,348)     (11,868)       6,594
Other, net                                                                                 (7,036)      19,720       33,882
                                                                                       ----------   ----------   ----------

                                                                                       $  (56,482)  $   79,222   $  167,627
                                                                                       ==========   ==========   ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     A reconciliation of the income tax provision, computed by applying the federal statutory rate to income before taxes, and the actual provision for income taxes is as follows:

                                          1997   1996   1995
                                          -----  -----  -----
     Federal statutory rate               34.0%  34.0%  34.0%
     State tax, net of federal benefit     6.0    6.5    6.5
     Other, net                           (1.7)  (1.1)  (3.0)
                                          ----   ----   ----
                                          38.3%  39.4%  37.5%
                                          ====   ====   ====

NOTE 15. CONCENTRATION OF CREDIT RISK/MAJOR CUSTOMER/EXPORT SALES

     For the year ended December 31, 1997, one customer, who is a distributor, comprised 28% of total sales and 30% of accounts receivable. For the year ended December 31, 1996, one customer, who is a distributor, comprised 22% of total sales and 23% of accounts receivable. For the year ended December 31, 1995, one customer, who is a distributor, comprised 20% of total sales.

     The Company grants credit generally on an unsecured basis. The risk of loss on any accounts receivable is the balance due at the time of default. Their customers are located in various geographical areas of the U.S. and overseas.

     The Company has $1,329,043 of cash on deposit with a single financial institution, excluding outstanding checks at December 31, 1997. One of the cash accounts is a sweep account which is not federally insured. This account routinely sweeps the cash from all the other accounts except for $50,000. Therefore, only $50,000 is insured at any given time.

     Export product sales, which are made principally to Europe and Asia, were $8,786,112, $7,669,794 and $6,792,515 for the years ended December 31,
     1997, 1996 and 1995, respectively.

NOTE 16. SUBSEQUENT EVENTS

     Sale of Company
     ---------------

     On March 6, 1998, the Company agreed to be acquired by Synetic, Inc. in a merger for $86,000,000. In order to ensure that the merger qualifies as a tax-free reorganization for federal income taxes, the aggregate purchase price shall be payable 40% in cash and 60% in shares of Synetic common stock. The merger agreement stipulates that one year following the merger's effective date, the ESOP will be terminated.

     In the event the merger transaction is consummated, acceleration of the options granted under the Company's Stock Option Plan to a current member of the Board of Directors shall occur. The Company will grant the Board member a bonus for the exercise price of $10 per share for the 48,999 shares that remain unexercised at December 31, 1997. (See Note 12).

     As a result of the merger, the note payable to a former stockholder becomes callable (See Note 9).

     Building Construction
     ---------------------

     The Company is planning on constructing a building on land already owned. A cost estimate of construction was prepared by architects and is expected to exceed $2,000,000. Completion of the building is anticipated in late 1998.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. NET CHANGE IN OPERATING ASSETS AND LIABILITIES

                                                           1997        1996        1995
                                                        ----------  ----------  ----------
       (Increase) decrease in operating assets:
       Accounts receivable                              $ (90,336)  $ 104,272   $(392,029)
         Other receivables - current                       94,155     (41,991)     91,856
         Inventory                                         31,624    (248,610)   (120,985)
         Prepaid expenses                                   1,148          89      18,818
         Prepaid ESOP                                      11,997     (11,997)          -
         Prepaid income taxes                            (126,997)    124,211    (121,797)
         Other receivables                                      -           -      50,000
         Deposits                                         (16,396)     12,411       1,112
       Increase (decrease) in operating liabilities:
         Accounts payable                                 (53,217)    157,415    (217,645)
         Accrued salaries and vacation                    186,901    (343,335)     10,469
         Accrued expenses                                   7,624     (23,487)     (8,445)
         Interest payable                                    (146)     (2,740)       (188)
         Pension obligation                                 3,016       3,546       4,473
                                                        ---------   ---------   ---------
                                                        $  49,373   $(270,216)  $(684,361)
                                                        =========   =========   =========

NOTE 18. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value;

  Cash and cash equivalents
  -------------------------
  The carrying amount approximates fair value due to the short maturity of these instruments.
  Annuity investment
  ------------------
  The carrying amount of the annuity investment, based upon rates currently available, approximates fair value.
  Investment in securities
  ------------------------
  The fair value of investment in securities is based upon current market rates. These quotes are obtained from an independent source and are approximations. Investment in partnership
  -------------------------
  The investment in the partnership is carried at lower of cost or fair market value. The partnership's fair market value has been determined using current negotiated sales prices of properties held by the partnership, less liabilities and selling costs. (See Note 5)
  Long-term debt
  --------------
  The fair value of some of the Company's long-term debt is based upon estimated borrowing rates currently available to the Company.

  The estimated fair values of the Company's financial instruments are as follows:

p                                         1997                        1996
                             --------------------------  --------------------------
                               Carrying        Fair        Carrying        Fair
                                Amount        Value         Amount        Value
                             ------------  ------------  ------------  ------------

Cash and cash equivalents    $ 2,987,664   $ 2,987,664   $ 3,231,202   $ 3,231,202
Annuity investment           $    51,489   $    51,489   $    58,473   $    58,473
Investment in securities     $ 8,153,759   $ 8,295,470   $ 7,172,799   $ 7,268,005
Investment in partnership    $   128,874   $   128,874   $   128,874   $   128,874
Long-term debt               $(7,111,551)  $(6,351,500)  $(7,142,861)  $(6,361,715)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. EARNINGS PER SHARE

     Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements:

                                               For the year ended December 31, 1997
                                              ---------------------------------------
                                                           Weighted
                                                 Net       Average
                                                Income     shares    Per-share Amount
                                              ----------  ---------  ----------------
Income available to common
 stockholders -basic earnings per share       $5,171,385  1,408,672           $ 3.671
                                                                              =======

Effect of dilutive securities - stock options          -     18,221
                                              ----------  ---------

Income available to common
 stockholders - diluted earnings per share    $5,171,385  1,426,893           $ 3.624
                                              ==========  =========           =======

                                                  For the year ended December 31, 1996
                                              --------------------------------------------
                                                           Weighted
                                                 Net       Average
                                                Income     shares    Per-share Amount
                                              ----------  ---------  ----------------
Income available to common
  stockholders -basic earnings per share      $4,089,109  1,428,811           $ 2.862
                                                                              =======
Effect of dilutive securities - stock options       -        17,150
                                              ----------  ---------

Income available to common
 stockholders - diluted earnings per share    $4,089,109  1,445,961           $ 2.828
                                              ==========  =========           =======

                                                  For the year ended December 31, 1995
                                              --------------------------------------------
                                                           Weighted
                                                 Net       Average
                                                Income     shares    Per-share Amount
                                              ----------  ---------  ----------------
Income available to common
 stockholders -basic earnings per share       $3,807,987  1,430,472           $ 2.662
                                                                              =======

Effect of dilutive securities - stock options          -     15,400
                                              ----------  ---------

Income available to common
 stockholders - diluted earnings per share    $3,807,987  1,445,872           $ 2.634
                                              ==========  =========           =======

                      POINT PLASTICS, INC. AND SUBSIDIARY

                     INTERIM CONSOLIDATED FINANCIAL REPORT
                                  (Unaudited)

                                 MARCH 31, 1998

                      POINT PLASTICS, INC. AND SUBSIDIARY

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 March 31, 1998



                                     ASSETS

                                                   1998
                                                -----------
CURRENT ASSETS
Cash and cash equivalents (Note 2)              $ 5,911,624
Accounts receivable, net                          3,341,215
Inventories (Note 3)                              3,679,757
Short-term investment in securities (Note 4)      3,003,893
   Prepaid retirement plan expense                  340,269
Prepaid expense and other current assets            585,805
                                                -----------

   Total current assets                          16,862,563
                                                -----------

LONG-TERM INVESTMENTS AND RECEIVABLES
Investment in securities (Note 4)                 3,163,855
Other investments                                   173,590
                                                -----------
                                                  3,337,445
                                                -----------

LAND, BUILDINGS AND EQUIPMENT, net (Note 5)      11,213,819
                                                -----------

INTANGIBLES, net                                    198,886
                                                -----------

OTHER ASSETS                                         19,211
                                                -----------

                                                $31,631,924
                                                ===========



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)
                                 March 31, 1998



                     LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                       1998
                                                    -----------
CURRENT LIABILITIES
Accounts payable and accrued liabilities            $ 2,033,337
Current portion of long-term debt                       401,737
                                                    -----------

   Total current liabilities                          2,435,074
                                                    -----------


LONG-TERM LIABILITIES
Long-term debt, net of current portion (Note 6)       6,702,157
Deferred taxes and other non-current liabilities      1,124,639
                                                    -----------
                                                      7,826,796
                                                    -----------

MINORITY INTEREST                                       132,324
                                                    -----------

REDEEMABLE COMMON STOCK                              39,656,450

  ESOP NOTE RECEIVABLE (NOTE 7)                      (2,590,840)


STOCKHOLDERS' DEFICIT
  Deferred compensation                                (329,750)
  Retained deficit                                  (15,498,130)
                                                    ------------
                                                    (15,827,880)
                                                    -----------

                                                    $31,631,924
                                                    ===========



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                      For the three months ended

                                               March 31,
                                        -----------------------
                                           1998         1997
                                        ----------   ----------
NET SALES (Note 8)                      $5,866,710   $5,815,356

Cost of sales                            2,988,381    2,973,703
                                        ----------   ----------

GROSS PROFIT                             2,878,329    2,841,653

Selling, general and administrative        782,560      759,479
ESOP contribution (Note 7)                 252,336      147,000
                                        ----------   ----------
 Operating expenses                      1,034,896      906,479
                                        ----------   ----------

OPERATING INCOME                         1,843,433    1,935,174
                                        ----------   ----------

Other income:
 Interest income, net                       41,074       29,051
                                        ----------   ----------

INCOME BEFORE MINORITY INTEREST
 AND INCOME TAXES                        1,884,507    1,964,225

Less minority interest                           -            -
                                        ----------   ----------

INCOME BEFORE INCOME TAXES               1,884,507    1,964,225

Federal and state income taxes             733,635      763,254
                                        ----------   ----------

NET INCOME                              $1,150,872   $1,200,971
                                        ==========   ==========

EARNINGS PER SHARE
Basic                                        $.884        $.843
                                        ==========   ==========
Diluted                                      $.872        $.832
                                        ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                    1,301,514    1,424,475
                                        ==========   ==========
Diluted                                  1,320,525    1,442,696
                                        ==========   ==========



See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      For the three months ended

                                                                March 31,
                                                         -----------------------
                                                            1998         1997
                                                         ----------   ----------
NET CASH PROVIDED FROM OPERATING ACTIVITIES               1,702,663    1,912,364
                                                         ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of land, building and equipment                  (623,798)    (335,384)
Purchase of intangible assets                              (147,248)      (3,245)
Redemptions of marketable securities                      2,000,000            -
                                                         ----------   ----------

  Net cash provided by (used in) investing activities     1,228,954     (338,629)
                                                         ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt                         (7,657)      (3,951)
                                                         ----------   ----------
  Net cash used in financing activities                      (7,657)      (3,951)
                                                         ----------   ----------

Net increase in cash and cash equivalents                 2,923,960    1,569,784

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                        2,987,664    3,231,202
                                                         ----------   ----------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                             $5,911,624   $4,800,986
                                                         ==========   ==========

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION

  Cash paid during the quarters for:

 Interest                                                $  112,570   $  115,149
                                                         ==========   ==========

 Income taxes                                            $     -      $     -
                                                         ==========   ==========


See Notes to Consolidated Financial Statements.

                      POINT PLASTICS, INC. AND SUBSIDIARY

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

     The unaudited consolidated financial statements for the three month period ended March 31, 1998 and 1997 have been prepared in conformity with generally accepted accounting principles for interim financial statements. For further information, reference is made to the audited financial statements and the notes thereto included in the Company's 1997 Consolidated Financial Report in the S-4 Registration Statement filed on April 23, 1998.

     Below are notes to the unaudited financial statements where they are significantly different from those presented in the audited financial statements for the year ended December 31, 1997.


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

          The Company has made no significant changes in accounting policies since December 31, 1997. Refer to pages F-9 to F-10 of the 1997 Consolidated Financial Report.

           At March 31, 1998, $3,473,297 of corporate debt securities are considered cash equivalents.

NOTE 3.   INVENTORIES

           At March 31, 1998, the following items made up the inventories on hand:


               Raw materials     $  693,001
               Finished goods     2,986,756
                                 ----------
                                 $3,679,757
                                 ==========

NOTE 4.   INVESTMENTS IN SECURITIES

          Investments consist of federal and California government obligations adjusted for amortization of premiums and accretions of discounts.
          The Company plans to hold these investments to maturity. The estimated fair value amounts have been determined by the Company using available market prices or dealer quotes.

          The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at March 31, 1998 were:

                                                                 Gross                     Gross
                                     Amortized                 Unrealized                Unrealized                   Fair
                                       Cost                      Gains                     Losses                    Value
                                  ----------------      ------------------------  ------------------------  ------------------------
       Due in one year or less          $3,003,893                  $      -                    $2,643                $3,001,250
       Due after one year but
        less than five years             2,157,748                    94,752                         -                 2,252,500
       Due after five years but
        less than ten years              1,006,107                    40,143                         -                 1,046,250
                                        ----------                  --------                    ------                ----------
                                        $6,167,748                  $134,895                    $2,643                $6,300,000
                                        ==========                  ========                    ======                ==========

                      POINT PLASTICS, INC. AND SUBSIDIARY

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 5.  LAND, BUILDINGS AND EQUIPMENT

       A summary of the Company's land, buildings and equipment at March 31, 1998 is as follows:

       Land, buildings and equipment         19,414,919
       Accumulated depreciation              (8,201,100)
                                            -----------
                                            $11,213,819
                                            ===========

       Depreciation expense for the three months ended March 31, 1998 and 1997 was $325,947 and $264,433, respectively.

NOTE 6.  TRANSACTIONS WITH RELATED PARTIES

     Long-term debt:
     --------------

     Interest in the amount of $101,721 was paid to a former stockholder during the three months ended March 31, 1998 and 1997, respectively. In addition, $101,721 in interest is due to the former stockholder and is included in accrued liabilities at March 31, 1998.

     Stock options:
     -------------

     The Company granted 50,000 stock options on January 1, 1995, to an employee who is also a Board member. The stock options granted vest at 5,000 shares per year, for ten years, beginning on January 1, 1995 and allow this individual to purchase Company stock at $10 per share.

     The company applies APB Opinion 25, Accounting for Stock Issues to Employees, in accounting for its stock option plan which records compensation expense for the difference between the exercise price and the estimated fair value of its stock. Compensation cost charged to operations was $13,750 and $20,375 for the three months ended March 31, 1998 and 1997, respectively.


NOTE 7.  EMPLOYEE STOCK OWNERSHIP PLAN

     Contributions under the Plan amounted to $252,336 and $147,000 for the three months ended March 31, 1998 and 1997.

     The balance on the ESOP note receivable at March 31, 1998 was $2,590,840. For financial statement purposes, stockholders' equity has been reduced by the balance of the note receivable from the Plan.


NOTE 8.  SUBSEQUENT EVENTS

         Notification by Major Customer
         ------------------------------

         On May 4, 1998, the Company was notified by the customer referred to in
         Note 15 of its 1997 Consolidated Financial Statements that it would no longer be purchasing a substantial portion of its products from the Company. All sales to this customer were final and no material product returns are anticipated.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

    **2.1 Agreement and Plan of Merger dated as of March 6, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IA to the Proxy Statement/Prospectus).

    **2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 22, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IB to the Proxy Statement Prospectus).

     *5.1 Opinion of Shearman & Sterling that the securities being registered are duly authorized and will be validly issued, fully paid and non-assessable.

      5.2 Advice of Kegler, Brown, Hill & Ritter Co., L.P.A., as to the statements of law under the caption "Business -- Plastics Technology Business -- Regulation." (To be filed by amendment)

     *8.1 Opinion of Shearman & Sterling as to the United States federal income tax consequences of the Merger.

     *8.2 Opinion of Gray Cary Ware & Freidenrich as to the United States federal income tax consequences of the Merger.

     *23.1 Consent of Linkenheimer, LLP.

     *23.2 Consent of Arthur Andersen LLP.

     *23.3 Consent of Shearman & Sterling (included in Exhibits 5.1 and 8.1 to this Registration Statement).

     *23.4 Consent of Gray Cary Ware & Freidenrich (included in Exhibit 8.2 to this Registration Statement).

    **23.5 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in
           Exhibit 5.2 to this Registration Statement).

    **24.1 Powers of Attorney.

     *99.1 Letter from the ESOP Committee of Point Plastics, which provides a description of the voting and election procedures for ESOP Participants.

_______________
 * Items marked with an asterisk are filed herewith.
** Items marked with two asterisks were previously filed.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "
          Securities Act");

               (ii) to reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  (1)  The undersigned Registrant hereby undertakes that:

          (i) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 ((S)
     230.415 of this chapter) will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the requests.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 6, 1998.

                                    SYNETIC, INC.


                                    By: /s/ Paul C. Suthern
                                       -------------------------------
                                       Paul C. Suthern
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 6, 1998.


(1)  Principal Executive Officer:    (3)  The Board of Directors:

By: /s/ Paul C. Suthern
    -----------------------------         James V. Manning
    Paul C. Suthern                       Thomas R. Ferguson
    Chief Executive Officer               Mervyn I. Goldstein
                                          Ray E. Hannah
                                          Roger H. Licht
                                          Bernard A. Marden
                                          Charles A. Mele
                                          Herman Sarkowsky
                                          Paul C. Suthern
                                          Albert M. Weis
                                          Martin J. Wygod

(2)  Principal Financial and         By:  /s/ Paul C. Suthern
                                          ------------------------------------
     Accounting Officer:                  Paul C. Suthern
                                          Individually and as Attorney-in-Fact

By: /s/ Anthony Vuolo
   ---------------------------------
   Anthony Vuolo
   Vice President and
       Chief Financial Officer

                                 EXHIBIT INDEX



     Exhibit
     -------

    **2.1 Agreement and Plan of Merger dated as of March 6, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IA to the Proxy Statement/Prospectus).

    **2.2 Amendment No. 1 to Agreement and Plan of Merger dated as of May 22, 1998 among Synetic Inc., Point Plastics Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (included as Annex IB to the Proxy Statement Prospectus).

     *5.1 Opinion of Shearman & Sterling that the securities being registered are duly authorized and will be validly issued, fully paid and non-assessable.

      5.2 Advice of Kegler, Brown, Hill & Ritter Co., L.P.A., as to the statements of law under the caption "Business -- Plastics Technology Business -- Regulation." (To be filed by amendment)

     *8.1 Opinion of Shearman & Sterling as to the United States federal income tax consequences of the Merger.

     *8.2 Opinion of Gray Cary Ware & Freidenrich as to the United States federal income tax consequences of the Merger.

    *23.1  Consent of Linkenheimer, LLP.

    *23.2  Consent of Arthur Andersen LLP.

    *23.3 Consent of Shearman & Sterling (included in Exhibits 5.1 and 8.1 to this Registration Statement).

    *23.4 Consent of Gray Cary Ware & Freidenrich (included in Exhibit 8.2 to this Registration Statement).

   **23.5  Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (Included in
           Exhibit 5.2 to this Registration Statement).

    **24.1 Powers of Attorney.

     *99.1 Letter from the ESOP Committee of Point Plastics, which provides a description of the voting and election procedures for ESOP Participants.

_______________
 *  Items marked with an asterisk are filed herewith.
**  Items marked with two asterisks were previously filed.